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As filed with the Securities and Exchange Commission on July 11, 2011

Registration No. 333-174950

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PRE-EFFECTIVE
AMENDMENT NO. 1
TO
Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

EARTHLINK, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	7370 (Primary Standard Industrial Classification Code Number)	58-2511877 (I.R.S. Employer Identification No.)

(For Co-Registrants, see "Table of Co-Registrants" on the following page)

EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770
(Address, including zip code, and telephone number,
including area code, of each registrant's principal executive offices)

Bradley A. Ferguson
Executive Vice President, Chief Financial Officer
EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:
David M. Carter
Troutman Sanders LLP
1001 Haxall Point
Richmond, Virginia 23219
(804) 697-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

         If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box:    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EARTHLINK, INC.
TABLE OF CO-REGISTRANTS(1)

	State of Incorporation/ Formation	IRS Employer Identification No.	Address
Choice One Communications International Inc.	DE	16-1554920	5 Wall Street, Burlington, MA 01803
Choice One Communications of Connecticut Inc.	DE	16-1564111	5 Wall Street, Burlington, MA 01803
Choice One Communications of Maine Inc.	DE	16-1564112	5 Wall Street, Burlington, MA 01803
Choice One Communications of Massachusetts Inc.	DE	16-1554916	5 Wall Street, Burlington, MA 01803
Choice One Communications of New York Inc.	DE	16-1554918	5 Wall Street, Burlington, MA 01803
Choice One Communications of Ohio Inc.	DE	16-1564113	5 Wall Street, Burlington, MA 01803
Choice One Communications of Pennsylvania Inc.	DE	16-1554919	5 Wall Street, Burlington, MA 01803
Choice One Communications of Rhode Island Inc.	DE	16-1563050	5 Wall Street, Burlington, MA 01803
Choice One Communications of Vermont Inc.	DE	16-1564114	5 Wall Street, Burlington, MA 01803
Choice One Communications Resale L.L.C.	DE	80-0364519	5 Wall Street, Burlington, MA 01803
Choice One of New Hampshire Inc.	DE	16-1564110	5 Wall Street, Burlington, MA 01803
Connecticut Broadband, LLC	CT	06-1459693	5 Wall Street, Burlington, MA 01803
Connecticut Telephone & Communication Systems, Inc.	CT	06-1122868	5 Wall Street, Burlington, MA 01803
Conversent Communications Long Distance, LLC	NH	84-1530125	5 Wall Street, Burlington, MA 01803
Conversent Communications of Connecticut, LLC	CT	84-1473088	5 Wall Street, Burlington, MA 01803
Conversent Communications of Maine, LLC	ME	84-1473089	5 Wall Street, Burlington, MA 01803
Conversent Communications of Massachusetts, Inc.	MA	20-2643836	5 Wall Street, Burlington, MA 01803
Conversent Communications of New Hampshire, LLC	NH	84-1485259	5 Wall Street, Burlington, MA 01803
Conversent Communications of New Jersey, LLC	NJ	84-1522507	5 Wall Street, Burlington, MA 01803
Conversent Communications of New York, LLC	NY	84-1473087	5 Wall Street, Burlington, MA 01803
Conversent Communications of Pennsylvania, LLC	PA	84-1473090	5 Wall Street, Burlington, MA 01803
Conversent Communications of Rhode Island, LLC	RI	74-1485260	5 Wall Street, Burlington, MA 01803
Conversent Communications of Vermont, LLC	VT	84-1473085	5 Wall Street, Burlington, MA 01803
Conversent Communications Resale L.L.C.	DE	80-0364505	5 Wall Street, Burlington, MA 01803
Conversent Communications, Inc.	DE	38-3713746	5 Wall Street, Burlington, MA 01803
Conversent Communications, LLC	RI	91-1878889	5 Wall Street, Burlington, MA 01803
Conversent Data Vault, LLC	MA	20-3476839	5 Wall Street, Burlington, MA 01803
Conversent Holdings, Inc.	DE	26-0015495	5 Wall Street, Burlington, MA 01803
CTBB Holdings, Inc.	DE	36-3947804	5 Wall Street, Burlington, MA 01803
CTC Communications Corp.	MA	04-2731202	5 Wall Street, Burlington, MA 01803
CTC Communications of Virginia, Inc.	VA	54-1905656	5 Wall Street, Burlington, MA 01803
CVB Northwest, LLC	WA	20-0836592	5 Wall Street, Burlington, MA 01803
EarthLink Business Holding Corp.	DE	45-1455330	1375 Peachtree Street, Atlanta, GA 30309
Intelecom Data Systems, Inc.	RI	05-0472735	5 Wall Street, Burlington, MA 01803
Lightship Holding, Inc.	DE	06-1519105	5 Wall Street, Burlington, MA 01803
Lightship Telecom, LLC	DE	06-1519100	5 Wall Street, Burlington, MA 01803
LogicalSolutions.net, Inc.	NY	16-1578588	50 Saginaw Drive, Rochester, NY 14623
New Edge Holding Company	DE	91-2030289	3000 Columbia House Blvd Suite 106 Vancouver, WA 98661-2969
New Edge Network, Inc.	DE	94-3331274	3000 Columbia House Blvd Suite 106 Vancouver, WA 98661-2969
New Edge Networks of Virginia, Inc.	VA	20-8562517	3000 Columbia House Blvd Suite 106 Vancouver, WA 98661-2969
One Communications Acquisition Corp. I	DE	51-0553718	5 Wall Street, Burlington, MA 01803
One Communications Corp.	DE	16-1550742	5 Wall Street, Burlington, MA 01803
One Communications Management Co.	DE	51-0553722	5 Wall Street, Burlington, MA 01803
One Communications Merger Corp. I	DE	26-2792260	5 Wall Street, Burlington, MA 01803
REON Broadband Corp.	DE	04-3502086	5 Wall Street, Burlington, MA 01803
US Xchange Inc.	DE	16-1590395	5 Wall Street, Burlington, MA 01803
US Xchange of Illinois, L.L.C.	DE	38-3388717	5 Wall Street, Burlington, MA 01803
US Xchange of Indiana, L.L.C.	DE	38-3377167	5 Wall Street, Burlington, MA 01803
US Xchange of Michigan, L.L.C.	DE	38-3442002	5 Wall Street, Burlington, MA 01803
US Xchange of Wisconsin, L.L.C.	DE	38-3342305	5 Wall Street, Burlington, MA 01803

(1)
The primary standard industrial classification code number for each Co-Registrant is 7370.

The information in this prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS
Subject to Completion dated July 11, 2011

$300,000,000
Offer to Exchange

8.875% Senior Notes due 2019,

which have been registered under the Securities Act of 1933,

for any and all outstanding

8.875% Senior Notes due 2019,

which have not been registered under the Securities Act of 1933,

of

EarthLink, Inc.

  •
  We will exchange all original notes that are validly tendered and not withdrawn before the end of the exchange offer for an equal principal amount of new notes that we have registered under the Securities Act of 1933.

  •
  This exchange offer expires at 11:59 p.m., New York City time, on                        , 2011, unless extended.

  •
  No public market exists for the original notes or the new notes. We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated quotation system.

  •
  Each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

  •
  A broker-dealer who acquired original notes as a result of market-making or other trading activities may use this prospectus, as supplemented or amended from time to time, in connection with resale of the new notes.

        See "Risk Factors" beginning on page 19 for a discussion of the risks that holders should consider prior to making a decision to exchange original notes for new notes.

        The notes are our senior unsecured obligations, rank equally in right of payment with all of our existing and future senior indebtedness (including our existing 3.25% convertible senior notes) and rank senior to all of our future indebtedness that is subordinated in right of payment to the notes. Each of our existing and future domestic subsidiaries (other than (i) ITC^DeltaCom, Inc. and its subsidiaries and (ii) certain other excluded subsidiaries) have unconditionally guaranteed the notes with guarantees that are unsecured and rank equally in right of payment with all of the senior indebtedness of such guarantor and rank senior to all of the future indebtedness of such guarantor that is subordinated in right of payment to the guarantee of such guarantor. The notes and the guarantees are effectively subordinated to all of our and the guarantors' existing and future secured indebtedness, including amounts outstanding under our new senior secured revolving credit facility, to the extent of the value of the assets securing such indebtedness and are structurally subordinated to all obligations of our subsidiaries that do not guarantee the notes, including ITC^DeltaCom, Inc. and its subsidiaries.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2011.

        You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone else to provide you with additional or different information. We are only offering these securities in states where the offer is permitted. You should not assume that the information in this prospectus is accurate as of any date other than the dates on the front of this document.

        This prospectus incorporates important business and financial information about the company that is not included in or delivered with this document. For more information regarding the documents incorporated by reference into this prospectus, see "Where You Can Find More Information" beginning on page 131. We will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the information incorporated by reference in this prospectus, other than exhibits to such information (unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests for such copies should be directed to:

EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
Telephone: (404) 815-0770
Attn: Corporate Secretary

        In order to obtain timely delivery, security holders must request the information no later than five business days before                        , 2011, the expiration date of the exchange offer.

i

FORWARD-LOOKING STATEMENTS

        Certain statements contained or incorporated by reference in this prospectus are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. The words "estimate," "plan," "intend," "expect," "anticipate," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this prospectus and the documents incorporated by reference in this prospectus and are subject to risks and uncertainties that could cause actual results to differ materially from those described. Although we believe that the expectations expressed in these forward-looking statements are reasonable, we cannot promise that our expectations will turn out to be correct. Our actual results could be materially different from and worse than our expectations. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

        Important factors that could cause actual results to differ from estimates or projections contained in the forward-looking statements include, without limitation (1) that we may not be able to execute our business strategy to transition to a leading IP infrastructure and managed services provider, which could adversely impact our results of operations and cash flows; (2) that we may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences; (3) that the effects of adverse economic conditions could harm our business; (4) that if we do not continue to innovate and provide products and services that are useful to individual subscribers and business customers, we may not remain competitive, and our revenues and operating results could suffer; (5) that our failure to implement cost reduction initiatives will adversely affect our results of operations; (6) that we will require a significant amount of cash, which may not be available to us, to service our debt and fund our other liquidity needs; (7) that we face significant competition in the Internet industry that could reduce our profitability; (8) that our consumer business is dependent on the availability of third-party network service providers; (9) that the continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations; (10) that our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations; (11) that privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services; (12) that changes in technology in the Internet access industry could cause a decline in our business; (13) that we face significant competition in the communications industry that could reduce our profitability; (14) that decisions by the Federal Communications Commission relieving ILECs (incumbent local exchange carrier, which term includes former Bell Systems or other independent telephony companies responsible for providing local telephone exchange services in a specified geographic area) of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services; (15) that our wholesale services, including our broadband transport services, will be adversely affected by pricing pressure, network overcapacity, service cancellations and other factors; (16) that our financial performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services; (17) that we may experience reductions in switched access and reciprocal compensation revenue; (18) that our inability to maintain and upgrade our network infrastructure, portions of which we do not own, could adversely affect our operating results; (19) that if we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected; (20) that we may not be able to compete effectively if we are unable to install additional network equipment or convert our network to more advanced technology; (21) that failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations; (22) that we may be unable to retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us;

ii

(23) that interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results; (24) that our business depends on effective business support systems and processes; (25) that government regulations could adversely affect our business or force us to change our business practices; (26) that our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us; (27) that we may not be able to protect our intellectual property; (28) that we may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future; (29) that if we, or other industry participants, are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects; (30) that we may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position; (31) that we may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges; (32) that we may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future; (33) that we may reduce, or cease payment of, quarterly cash dividends; (34) that our stock price may be volatile; (35) that our indebtedness could adversely affect our financial health and limit our ability to react to changes in our industry; and (36) that provisions of our second restated certificate of incorporation, amended and restated bylaws and other elements of our capital structure could limit our share price and delay a change of management. These risks and uncertainties are described in greater detail in the section of the prospectus captioned "Risk Factors" and in the information included in our annual report on Form 10-K for the fiscal year ended December 31, 2010 in the "Risk Factors" section therein, which section is incorporated herein by reference.

iii

PROSPECTUS SUMMARY

        This summary highlights selected information from this prospectus. The following summary information is qualified in its entirety by the information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider prior to making a decision to exchange original notes for new notes. You should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 19 of this prospectus, and the additional documents to which we refer you. You can find information with respect to these additional documents under the caption "Where You Can Find More Information" beginning on page 131. Unless otherwise indicated, in this prospectus, the word the "Issuer" refers to EarthLink, Inc., but not any of its subsidiaries, and the words "EarthLink," the "Company," "we," "our," and "us" refer to EarthLink, Inc., the issuer of the notes, and its subsidiaries. EarthLink acquired ITC^DeltaCom, Inc. or "ITC^DeltaCom" on December 8, 2010. For the period beginning on December 8, 2010 through April 1, 2011, EarthLink, Inc.'s subsidiaries included ITC^DeltaCom and its subsidiaries. On April 1, 2011, EarthLink acquired One Communications Corp., or "One Communications." For the period beginning on April 1, 2011, EarthLink, Inc.'s subsidiaries included ITC^DeltaCom and One Communications and their respective subsidiaries. In this section, references to the "Notes" are references to the outstanding 8.875% Senior Notes due 2019 and the exchange 8.875% Senior Notes due 2019 offered hereby, collectively. Definitions for certain other defined terms may be found under "Description of the Notes—Certain Definitions" appearing below.

 Our Company

EarthLink, Inc.

        EarthLink, Inc., together with its consolidated subsidiaries, provides a comprehensive suite of communications services to individual and business customers. We operate two reportable segments, Business Services and Consumer Services. Our Business Services segment provides integrated communications and related value-added services to businesses, enterprise organizations and communications carriers. These services include data services, including managed IP-based network services and high-speed, or broadband, Internet access and voice services, including local exchange, long-distance and conference calling; mobile data and voice services; and web hosting. Our Business Services segment also sells transmission capacity to other communications providers on a wholesale basis. Our Consumer Services segment provides nationwide Internet access and related value-added services to individual customers. These services include dial-up and high-speed Internet access services, ancillary services sold as add-on features to our Internet access services, search and advertising. We provide our business services primarily through a nationwide network utilizing a 27-state fiber optic network, Multi-Protocol Label Switching ("MPLS") and other technologies. We provide our consumer services primarily through third-party telecommunications service providers.

        Our corporate offices are located at 1375 Peachtree St., Atlanta, Georgia 30309, and our telephone number at that location is (404) 815-0770. Our website is located at http://www.earthlink.net. None of the information that appears on or is linked to or from our website is incorporated by reference into or is otherwise made a part of this prospectus.

Business Strategy

        Successfully integrate and realize the potential of synergistic acquisitions.    Our Business Services segment has been strengthened through the acquisition of fiber network assets, strengthening our ability to provide nationwide customers with an enhanced service platform, offering voice, data, video and managed services. We are focused on successfully integrating ITC^DeltaCom, One Communications and STS Telecom, LLC, or "STS", with our existing operations and expect to realize cost synergies, as well as increase the scale and scope of our product offerings. We believe that our strategic and competitive positioning will be strengthened by our ability to continue to successfully integrate these and other potential acquisitions.

        Enhance our position as a leading IP infrastructure and managed services provider.    Through the combination of our existing business services with the integrated communications businesses of our recent acquisitions, ITC^DeltaCom, One Communications and STS, we offer a comprehensive suite of business services under a new brand, EarthLink Business. We believe that our combined sales force and service offerings will be attractive to multi-location business customers and helpful in promoting brand awareness and achieving operating synergies and revenue growth. We believe that to continue to enhance our ability to offer these services supports our long-term strategic direction and will further our objectives of strengthening our competitive position, expanding our customer base, providing greater scale to accelerate innovation and increasing stockholder value.

        Optimize our Consumer Services segment operations.    We remain focused on retaining our customers and building long-term customer relationships based on customized service offerings and superior customer service. We believe focusing on the customer relationship increases loyalty and reduces churn. We continue to focus on offering our services with high-quality customer service and technical support. We also intend to continue to use cash generated from our Consumer Services segment operations to fund growth under our acquisition strategy in our Business Services segment. We also continue to seek to add consumer customers that generate an acceptable rate of return, including through alliances, partnerships and acquisitions from other ISPs.

        Maintain focus on operational efficiency.    Our operating framework includes a disciplined focus on operational efficiency. In our Consumer Services segment, we intend to continue to improve the cost structure of our business, without impacting the quality of services we provide. In our Business Services segment, we intend to use this disciplined focus on operational efficiency to create synergies from our recent and potential future acquisitions. We also plan to continue to implement cost reduction initiatives and to manage our business more efficiently.

        Selectively pursue potential strategic acquisitions.    In addition to the acquisitions of ITC^DeltaCom, One Communications and STS, we will continue to selectively evaluate and consider other potential strategic transactions that we believe will complement and grow our business. Our acquisition strategy may include investment in additional network depth in geographic areas that further expand our recently acquired fiber network, investment in new product and services capabilities and the acquisition of business customers within our network to create more scale. The nationwide reach and depth of our network will allow us to leverage any newly acquired product and service capabilities to all of our customers with lower incremental cost.

        The primary challenges we face in executing our business strategy for our Business Services segment are continuing to develop new profitable managed services offerings that will be attractive to multi-location customers, successfully integrating our acquisitions to achieve expected synergies and cost savings, responding to competitive and economic pressures in the communications industry and adapting to regulatory changes and initiatives. The primary challenges we face in executing our Consumer Services segment are managing the rate of decline in our consumer revenues, implementing outsourcing and other cost-saving initiatives, and operating our network cost-effectively, including network services purchased from third-party telecommunications service providers. The factors we believe are instrumental to the achievement of our business strategy may be subject to competitive, regulatory and other events and circumstances that are beyond our control. Further, we can provide no assurance that we will be successful in achieving any or all of the strategies identified above, that the achievement or existence of such strategies will favorably impact profitability, or that other factors will not arise that would adversely affect future profitability.

 The Exchange Offer

The Exchange Offer	We are offering to exchange up to $300,000,000 aggregate principal amount of our new 8.875% Senior Notes due 2019 (the "new notes") for up to $300,000,000 aggregate principal amount of our original 8.875% Senior Notes due 2019 (the "original notes"), which are currently outstanding. Original notes may only be exchanged in a minimum principal amount of $2,000 and $1,000 principal increments above such minimum. In order to be exchanged, an original note must be properly tendered and accepted. All original notes that are validly tendered and not validly withdrawn prior to the expiration of the exchange offer will be exchanged.
Resales Without Further Registration

Based on interpretations by the staff of the Securities and Exchange Commission ("SEC") in several no action letters issued to third parties, we believe that the new notes issued pursuant to the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act of 1933, as amended (the "Securities Act") provided that:

• you are acquiring the new notes issued in the exchange offer in the ordinary course of your business;

•       you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, the distribution of the new notes issued to you in the exchange offer in violation of the provisions of the Securities Act; and

• you are not our "affiliate," as defined under Rule 405 of the Securities Act.

Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes.

The letter of transmittal states that, by so acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed to use our reasonable best efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for a period of 180 days after the date of this prospectus for use in connection with any such resale. See "Plan of Distribution."

Expiration Date	11:59 p.m., New York City time, on , 2011, unless we extend the exchange offer.
Accrued Interest on the New Notes and Original Notes

The new notes will bear interest from May 17, 2011 or the last interest payment date on which interest was paid on the original notes surrendered in exchange therefor. Holders of original notes that are accepted for exchange will be deemed to have waived the right to receive any payment in respect of interest on such original notes accrued to the date of issuance of the new notes.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions which we may waive. See "The Exchange Offer—Conditions."
Procedures for Tendering Original Notes

Each holder of original notes wishing to accept the exchange offer must complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal; or if the original notes are tendered in accordance with the book-entry procedures described in this prospectus, the tendering holder must transmit an agent's message to the exchange agent at the address listed in this prospectus. You must mail or otherwise deliver the required documentation together with the original notes to the exchange agent.

Special Procedures for Beneficial Holders

If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your original notes in the exchange offer, you should contact such registered holder promptly and instruct them to tender on your behalf. If you wish to tender on your own behalf, you must, before completing and executing the letter of transmittal for the exchange offer and delivering your original notes, either arrange to have your original notes registered in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.

Guaranteed Delivery Procedures	You must comply with the applicable guaranteed delivery procedures for tendering if you wish to tender your original notes and:
• your original notes are not immediately available; or
• time will not permit your required documents to reach the exchange agent prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer; or
• you cannot complete the procedures for delivery by book-entry transfer prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer.
Withdrawal Rights	You may withdraw your tender of original notes at any time prior to 11:59 p.m., New York City time, on the date the exchange offer expires.
Failure to Exchange Will Affect You Adversely

If you are eligible to participate in the exchange offer and you do not tender your original notes, you will not have further exchange or registration rights and your original notes will continue to be subject to restrictions on transfer under the Securities Act. Accordingly, the liquidity of the original notes will be adversely affected.

Certain U.S. Federal Income Tax Consequences	The exchange of original notes for new notes pursuant to the exchange offer will not result in a taxable event. Accordingly, we believe that:
• no gain or loss will be realized by a United States holder upon receipt of a new note;
• holder's holding period for the new notes will include the holding period of the original notes; and
• the adjusted tax basis of the new notes will be the same as the adjusted tax basis of the original notes exchanged at the time of such exchange.
See "Certain U.S. Federal Income Tax Considerations."

Exchange Agent

Deutsche Bank Trust Company Americas is serving as exchange agent in connection with the Exchange Offer. Deliveries by hand, registered, certified, first class or overnight mail should be addressed to Deutsche Bank Trust Company Americas, (US CTAS Operations) 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256. For information with respect to the Exchange Offer, contact the Exchange Agent at telephone number (800) 735-7777 or facsimile number (615) 866-3889.

Use of Proceeds	We will not receive any proceeds from the exchange offer. See "Use of Proceeds."

Summary of Terms of New Notes

        The exchange offer constitutes an offer to exchange up to $300,000,000 aggregate principal amount of the new notes for up to an equal aggregate principal amount of the original notes. The new notes will be obligations of EarthLink evidencing the same indebtedness as the original notes, and will be entitled to the benefit of the same indenture. The form and terms of the new notes are substantially the same as the form and terms of the original notes except that the new notes have been registered under the Securities Act. See "Description of the Notes."

Comparison with Original Notes

Freely Transferable	The new notes will be freely transferable under the Securities Act by holders who are not restricted holders. Restricted holders are restricted from transferring the new notes without compliance with the registration and prospectus delivery requirements of the Securities Act. The new notes will be identical in all material respects (including interest rate, maturity and restrictive covenants) to the original notes, with the exception that the new notes will be registered under the Securities Act. See "The Exchange Offer—Terms of the Exchange Offer."
Registration Rights

The holders of the original notes currently are entitled to certain registration rights pursuant to the registration rights agreement entered into on the issue date of the original notes by and among EarthLink, the subsidiary guarantors named therein and the initial purchasers named therein, including the right to cause EarthLink to register the original notes for resale under the Securities Act if the Exchange Offer is not consummated prior to the time so required pursuant to the registration rights agreement. However, pursuant to the registration rights agreement, such registration rights will expire upon consummation of the exchange offer. Accordingly, holders of original notes who do not exchange their original notes for new notes in the exchange offer will not be able to reoffer, resell or otherwise dispose of their original notes unless such original notes are subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.

Terms of New Notes
Issuer	EarthLink, Inc.
Notes Offered	The form and terms of the new notes will be the same as the form and terms of the outstanding notes except that:
• the new notes will bear a different CUSIP number from the original notes;
• the new notes have been registered under the Securities Act and, therefore, will not bear legends restricting their transfer; and

• you will not be entitled to any exchange or registration rights with respect to the new notes.

The notes will evidence the same debt as the original notes. They will be entitled to the benefits of the indenture and the supplemental indentures governing the original notes and will be treated under the indenture and the applicable supplemental indentures as a single class with the original notes. We refer to the new notes and the original notes collectively as the notes in this prospectus.

Maturity Date	May 15, 2019.
Interest

The notes will bear interest at a rate of 8.875% per annum from May 17, 2011. Interest on the notes will be payable semi-annually in cash on May 15 and November 15 of each year, commencing on November 15, 2011.

Guarantees

Each of our existing and future domestic subsidiaries (other than (i) ITC^DeltaCom and its subsidiaries and (ii) certain other excluded subsidiaries) will unconditionally guarantee the notes on the issue date on a senior unsecured basis.

Ranking	The notes:
• will be general senior unsecured obligations of the Issuer;

•       will rank equally in right of payment with all existing and future senior indebtedness of the Issuer (including our existing 3.25% convertible senior notes), but will be effectively subordinated to all of the Issuer's existing and future secured indebtedness to the extent of the value of the collateral that secures such indebtedness;

• will be senior in right of payment to all existing and future Indebtedness of the Issuer that is subordinated in right of payment to the notes; and
• will be structurally subordinated to any existing and future indebtedness and other liabilities of subsidiaries of the Issuer that are not guarantors.
The guarantee of each guarantor:
• will be a general senior unsecured obligation of such guarantor;

•       will rank equally in right of payment with all existing and future senior indebtedness of such guarantor, but will be effectively subordinated to all of such guarantor's secured indebtedness to the extent of the value of the collateral that secures such indebtedness;

• will be senior in right of payment to all existing and future indebtedness of such guarantor that is subordinated in right of payment to its guarantee; and

• will be structurally subordinated to any existing and future indebtedness and other liabilities of subsidiaries of such guarantor that is not also a guarantor.

As of March 31, 2011, after giving pro forma effect to the offering of the original notes, the use of the net offering proceeds from the notes offering, the consummation of the acquisition of One Communications and our entry into our $150 million senior secured revolving credit facility:

• the Issuer and our subsidiaries would have had $659.2 million of indebtedness outstanding, of which approximately $369.2 million would have been senior secured indebtedness;
• the Issuer would have had an additional $150.0 million of unutilized capacity under our senior secured revolving credit facility; and
• the Issuer's subsidiaries that are not guarantors would have had $458.4 million of indebtedness and other liabilities outstanding.

On a pro forma basis after giving effect to the offering of the original notes, the use of the net offering proceeds from the notes offering and the consummation of the acquisitions of ITC^DeltaCom and One Communications, the Issuer's subsidiaries that are not guarantors would have accounted for approximately:

• $441.4 million (or 28%) of the Issuer's consolidated revenues and $24.3 million (or 32%) of the Issuer's consolidated net loss, in each case for the fiscal year ended December 31, 2010; and
• $625.8 million (or 36%) of the Issuer's consolidated total assets and $441.2 million (or 46%) of the Issuer's consolidated total liabilities, in each case as of December 31, 2010.
• the Issuer and our subsidiaries would have had $659.2 million of indebtedness outstanding, of which approximately $369.2 million would have been senior secured indebtedness;
• the Issuer would have had an additional $150.0 million of unutilized capacity under our senior secured revolving credit facility; and
• the Issuer's subsidiaries that are not guarantors would have had $458.4 million of indebtedness and other liabilities outstanding.

Optional Redemption

We may redeem the notes, in whole or in part, at any time on or after May 15, 2015 at the redemption prices specified under "Description of Notes—Optional Redemption." Prior to May 15, 2015, we may also redeem the notes, in whole or in part, at a price equal to 100% of the aggregate principal amount of the notes to be redeemed plus a make-whole premium and accrued interest.

Optional Redemption after Certain Equity Offerings

In addition, at any time (which may be more than once) prior to May 15, 2014, we may redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds of certain equity offerings, so long as:

• we pay 108.875% of the face amount of the notes, plus accrued and unpaid interest to the redemption date;
• we redeem the notes within 90 days of completing such equity offering; and
• at least 65% of the principal amount of the notes remains outstanding afterwards.
Certain Covenants	The indenture and related supplemental indentures governing the notes contain covenants limiting, among other things, our ability and the ability of our restricted subsidiaries to:
• pay dividends or make certain other restricted payments or investments;
• incur or guarantee additional indebtedness or issue disqualified stock;
• create liens;
• transfer and sell assets;
• merge, consolidate, or sell, transfer or otherwise dispose of all or substantially all of our assets;
• enter into certain transactions with affiliates;
• issue or sell stock of subsidiaries;
• engage in sale-leaseback transactions; and
• create restrictions on dividends or other payments by our restricted subsidiaries.
These covenants are subject to a number of important limitations and exceptions. See "Description of Notes—Certain Covenants."
Change of Control	If a change in control of the Company occurs, we must give holders of the notes the opportunity to sell us their notes at 101% of their face amount, plus accrued interest.

We might not be able to pay you the required price for notes you present to us at the time of a change of control, because we might not have enough funds at that time, or the terms of the senior secured revolving credit facility may prevent us from paying.

See "Risk Factors—Risks Related to the Notes—Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes."

Asset Sale Proceeds

If we or our subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business or a related business within a period of time, prepay secured debt or make an offer to purchase a principal amount of the notes equal to the excess net cash proceeds. The purchase price of the notes will be 100% of their principal amount, plus accrued interest.

No Listing on any Securities Exchange	We do not intend to list the new notes on any securities exchange or to seek approval for quotation through any automated system.
Risk Factors

You should carefully consider the information under "Risk Factors" beginning on page 19 of this prospectus and all other information included or incorporated by reference in this prospectus prior to making a decision to exchange original notes for new notes.

        For additional information regarding the notes, see the "Description of the Notes" section of this prospectus.

EarthLink, Inc. Summary Historical and Unaudited Pro Forma Combined Financial Data

        The following table presents summary historical and unaudited pro forma combined financial data of EarthLink. The summary historical consolidated statements of operations data and statements of cash flows data for the years ended December 31, 2008, 2009 and 2010 and balance sheet data as of December 31, 2009 and 2010 below have been derived from our audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or "GAAP," which are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2010, as amended by our Current Report on Form 8-K filed on June 16, 2011, and incorporated herein by reference. The summary historical consolidated statements of operations data and statements of cash flows data for the three months ended March 31, 2010 and 2011 and the balance sheet data as of March 31, 2011 below have been derived from our unaudited consolidated financial statements, which are contained in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011 and incorporated herein by reference, but include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments and accruals, necessary for the presentation of such data. The historical consolidated balance sheet data as of March 31, 2010 below has been derived from our unaudited consolidated financial statements, which are contained in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010 that are not included in this prospectus, but include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments and accruals, necessary for the presentation of such data.

        The summary unaudited pro forma combined financial data for the year ended December 31, 2010 and as of and for the three months ended March 31, 2011 reflect adjustments to our historical financial data to give effect to our acquisitions of ITC^DeltaCom, One Communications, the offering of the original notes in May 2011 and our use of $255.8 of the proceeds from the original notes offering to redeem our 3.25% convertible senior notes (collectively, the "Transactions"), as if the Transactions had occurred on January 1, 2010 in the case of the unaudited pro forma statements of operations data for the year ended December 31, 2010 and for the three months ended March 31, 2011, and as if the Transactions (other than our acquisition of ITC^DeltaCom) had occurred on March 31, 2011 in the case of the unaudited pro forma balance sheet data as of March 31, 2011. The summary unaudited pro forma combined financial data are for informational purposes only and do not purport to represent what our results of operations or financial position actually would have been if the Transactions had occurred at any date, and such data do not purport to project the results of operations for any future period.

        You should read the summary historical and unaudited pro forma combined financial data set forth below together with "Selected Historical Consolidated Financial Data" and "Unaudited Pro Forma Condensed Combined Financial Information" contained in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes incorporated by reference into this prospectus.

							Pro Forma Three Months Ended March 31, 2011
				Three Months Ended March 31,		Pro Forma Year Ended December 31, 2010
	Year Ended December 31,
	2008	2009	2010(1)	2010	2011(1)
				(unaudited)	(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Statements of operations data:
Revenues
Business Revenues	$175,701	$148,317	$160,764	$33,694	$142,373	$1,138,014	$276,036
Consumer Revenues	779,876	575,412	461,448	123,564	100,645	461,448	100,645

Total Revenues	$955,577	$723,729	$622,212	$157,258	$243,018	$1,599,462	$376,681

Operating costs and expenses(2)(3)	790,970	541,571	460,519	108,845	203,068	1,569,855	335,651
Income from operations	164,607	182,158	161,693	48,413	39,950	29,607	41,030
Income (loss) from continuing operations(4)	187,090	287,118	81,480	26,747	16,363	(76,223)	17,067
Income (loss) from discontinued operations(5)	(8,506)	—	—	—	—	4,803	—

Net income (loss)	$178,584	$287,118	$81,480	$26,747	$16,363	$(71,420)	$17,067

Cash flows data:
Cash provided by operating activities	$230,612	$208,622	$154,449	$32,270	$54,466
Cash provided by (used in) investing activities	107,124	(37,121)	(454,193)	3,678	280,314
Cash used in financing activities	(24,999)	(47,070)	(68,299)	(17,824)	(26,103)
Purchases of property and equipment	5,681	13,119	24,025	3,072	17,746
Depreciation and amortization	$36,333	$23,962	$23,390	$4,748	$21,676	$190,813	$44,756

	As of December 31,		As of March 31,
					Pro Forma as of March 31, 2011
	2009	2010(1)	2010	2011
			(unaudited)	(unaudited)	(unaudited)
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$610,995	$242,952	$629,119	$551,629	$251,947
Investments in marketable securities	84,966	320,118	78,658	—	—

Cash and marketable securities	695,961	563,070	707,777	551,629	251,947
Total assets	1,074,618	1,523,918	1,067,918	1,531,093	1,726,812
Long-term debt, including long-term portion of capital leases(6)	232,248	594,320	232,843	598,200	657,624
Total liabilities	340,594	766,050	322,677	778,554	960,521
Accumulated deficit	(729,715)	(648,235)	(702,968)	(631,872)	(641,718)
Stockholders' equity	734,024	757,868	745,241	752,539	766,291

(1)
On December 8, 2010, we acquired ITC^DeltaCom, a provider of integrated communications services to customers in the southeastern U.S. The results of operations of ITC^DeltaCom have been included in our consolidated financial statements since the acquisition date.

(2)
Operating costs and expenses for the years ended December 31, 2008, 2009 and 2010 include non-cash impairment charges of $78.7 million, $24.1 million, and $1.7 million, respectively, related to goodwill and certain intangible assets of New Edge in our Business Services segment. During 2008 and 2009, we concluded the carrying value of these assets was impaired in conjunction with our annual tests of goodwill and intangible assets deemed to have indefinite lives. During 2010, we decided to re-brand the New Edge name as EarthLink Business and wrote off our New Edge trade name.

(3)
Operating costs and expenses for the years ended December 31, 2008, 2009 and 2010 and the three months ended March 31, 2010 and 2011 include restructuring and acquisition-related costs of $9.1 million, $5.6 million, $22.4 million, $1.4 million and $4.5 million, respectively.

(4)
During the years ended December 31, 2008 and 2009, we recorded income tax benefits in the Statement of Operations of approximately $56.1 million and $198.8 million, respectively, from releases of our valuation allowance related to deferred tax assets. These deferred tax assets related primarily to net operating loss carryforwards which we determined we will more likely than not be able to utilize due to the generation of sufficient taxable income in the future.

(5)
In November 2007, management concluded that the municipal wireless broadband operations were no longer consistent with our strategic direction and our board of directors authorized management to pursue the divestiture of our municipal wireless broadband assets. As a result of that decision, we classified the municipal wireless broadband assets as held for sale and presented the municipal wireless broadband operations as discontinued operations during the year ended December 31, 2008. As of December 31, 2008, we had completed the divestiture of our municipal wireless broadband assets.

(6)
Includes the carrying amount of the 3.25% convertible senior notes, which was $219.7 million, $232.2 million $243.1 million, $232.8 million and $246.6 million as of December 31, 2008, 2009 and 2010 and March 31, 2010 and 2011, respectively. During November 2006, we issued $258.8 million aggregate principal amount of 3.25% convertible senior notes in a registered offering. The 3.25% convertible senior notes are convertible on October 15, 2011 and upon certain events. We have the option to redeem the 3.25% convertible senior notes, in whole or in part, for cash, on or after November 15, 2011, provided that we have made at least ten semi-annual interest payments. In addition, the holders may require us to purchase all or a portion of the 3.25% convertible senior notes on each of November 15, 2011, November 15, 2016 and November 15, 2021. During 2009, we began paying quarterly cash dividends on our common stock. This requires an adjustment to the conversion rate for the 3.25% convertible senior notes and opens a conversion period for holders. As a result, the 3.25% convertible senior notes were classified as a current liability in our Consolidated Balance Sheets as of December 31, 2009. On November 15, 2011, holders of the 3.25% convertible senior notes have the right under the governing indenture to require us to repurchase the 3.25% convertible senior notes. As a result, we classified the 3.25% convertible senior notes as a current liability in the Consolidated Balance Sheet as of December 31, 2010 and March 31, 2011.

  As of December 31, 2010 and March 31, 2011, long-term debt also includes the carrying amount of ITC^DeltaCom's 10.5% Senior Secured Notes due 2016 ("ITC^DeltaCom notes") assumed in our acquisition of ITC^DeltaCom in December 2010, which was $351.3 million as of December 31, 2010 and $350.0 million as of March 31, 2011. The ITC^DeltaCom notes will mature on April 1, 2016.

 ITC^DeltaCom, Inc. Summary Historical Financial Data

        The following table presents summary historical financial data of ITC^DeltaCom. The summary historical consolidated statements of operations data for the years ended December 31, 2008, 2009 and 2010 and balance sheet data as of December 31, 2009 and 2010 below have been derived from ITC^DeltaCom's audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or "GAAP," which are contained in ITC^DeltaCom's annual report on Form 10-K for the fiscal year ended December 31, 2010 (as revised pursuant to ITC^DeltaCom's Current Report on Form 8-K filed on May 5, 2011) and incorporated herein by reference. The summary historical consolidated statements of operations data for the three months ended March 31, 2010 and 2011 and balance sheet data as of March 31, 2011 below have been derived from ITC^DeltaCom's unaudited consolidated financial statements, which are contained in ITC^DeltaCom's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011 and incorporated herein by reference, but include, in the opinion of ITC^DeltaCom's management, all adjustments, consisting of normal recurring adjustments and accruals, necessary for the presentation of such data.

        On December 8, 2010, ITC^DeltaCom was acquired by EarthLink. The accounting for the acquisition has been "pushed-down" in ITC^DeltaCom's consolidated financial statements. The financial results have been presented separately for the "Predecessor Entity" period, January 1, 2010 through December 7, 2010, and for the "Successor Entity" period, December 8, 2010 through December 31, 2010. To allow comparison of our results, we combined these periods into a year period from January 1, 2010 through December 31, 2010. However, due to adjustments to our assets and liabilities in connection with purchase accounting, results from the Successor Entity and Predecessor Entity combined may not be indicative of our future results. This combination is not a U.S. GAAP measure and it is only provided to allow the reader to more easily compare the results of the operations for the periods presented.

        You should read the summary historical financial data set forth below together with the consolidated financial statements and the related notes of ITC^DeltaCom incorporated by reference into this prospectus.

	Predecessor Entity			Successor Entity December 8, through December 31, 2010
						Predecessor Entity Three Months Ended March 31, 2010	Successor Entity Three Months Ended March 31, 2011
	Year Ended December 31, 2008	Year Ended December 31, 2009	January 1, through December 7, 2010		Combined Year Ended December 31, 2010
					(unaudited)	(unaudited)	(unaudited)
Statement of operations data:
Revenues	$497,863	$469,324	$414,846	$26,603	$441,449	$111,140	$109,816
Operating costs and expenses	489,536	453,273	396,437	34,884	431,321	104,066	107,573
Income (loss) from operations	8,327	16,051	18,409	(8,281)	10,128	7,074	2,243
Net income (loss)	(22,897)	(10,975)	(18,053)	(10,370)	(28,423)	2,389	(5,598)

	Predecessor Entity As of December 31, 2009	Successor Entity As of December 31, 2010	Successor Entity As of March 31, 2011
			(unaudited)
Balance sheet data:
Cash and cash equivalents	$67,786	$43,585	$55,628
Total assets	368,494	607,047	655,655
Long-term debt	302,059	351,251	350,970
Total liabilities	385,218	441,223	458,439
Accumulated deficit	(746,240)	(10,370)	(15,968)
Total stockholders' equity (deficit)	(16,724)	165,824	197,216

 One Communications Corp. Summary Historical Financial Data

        The following table presents summary historical financial data of One Communications. The summary historical consolidated statements of operations data for the years ended December 31, 2009 and 2010 and for the three months ended March 31, 2011 and balance sheet data as of December 31, 2009 and 2010 and as of March 31, 2011 below have been derived from One Communications' audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or "GAAP," which are contained in our Current Report on Form 8-K/A filed on June 16, 2011 and incorporated herein by reference. The summary historical consolidated statements of operations data for the three months ended March 31, 2010 below have been derived from One Communications' unaudited consolidated financial statements, which are contained in our Current Report on Form 8-K filed on May 5, 2011, but include, in the opinion of One Communications' management, all adjustments, consisting of normal recurring adjustments and accruals, necessary for the presentation of such data.

        You should read the summary historical financial data set forth below together with the consolidated financial statements and the related notes of One Communications incorporated by reference into this prospectus.

	Year Ended December 31,		Three Months Ended March 31,
	2009	2010	2010	2011
	(in thousands)
Statements of operations data:
Revenue	$644,097	$562,404	$150,382	$133,663
Total operating expenses	779,858	730,529	156,538	131,646
Income (loss) from operations	(135,761)	(168,125)	(6,156)	2,017
Loss from continuing operations	(165,971)	(192,345)	(15,511)	(9,377)
Income (loss) from discontinued operations, net of tax	(464)	4,803	(1,440)	—
Net loss	(166,435)	(187,542)	(16,951)	(9,377)

	As of December 31,
			As of March 31, 2011
	2009	2010
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$15,444	$2,510	$11,158
Total assets	782,612	398,441	388,446
Total current liabilities	141,455	154,350	154,199
Total long-term liabilities	506,003	286,877	286,339
Accumulated deficit	(377,626)	(565,168)	(574,545)
Total stockholders' equity (deficit)	135,154	(42,786)	(52,092)

RISK FACTORS

        Before you participate in the exchange offer, you should carefully consider the various risks of the investment, including the risks described below, together with all of the other information included or incorporated by reference in this prospectus. If any of these risks actually occurs, our business, financial condition or operating results could be adversely affected. These risks also could materially affect our ability to meet our obligations under the notes. You could lose all or part of your investment in, and the expected return on, the notes.

 Risks Related to the Notes and the Exchange

We have a substantial amount of indebtedness which could adversely affect our financial position and prevent us from fulfilling our obligations under the notes.

        We currently have, and following this exchange will continue to have, a substantial amount of indebtedness. As of March 31, 2011, as adjusted to give effect to the offering of the original notes (the "notes offering"), the use of the net offering proceeds from the notes offering, consummation of the acquisition of One Communications and our entry into our new senior secured revolving credit facility, we would have had total debt of approximately $658.9 million, consisting of $300.0 million of the notes and $369.2 million of other debt, as well as an additional $150.0 million of unutilized capacity under our senior secured revolving credit facility. We may also incur significant additional indebtedness in the future. Our substantial indebtedness may:

  •
  make it difficult for us to satisfy our financial obligations, including making scheduled principal and interest payments on the notes and our other indebtedness;

  •
  limit our ability to borrow additional funds for working capital, capital expenditures, acquisitions or other general business purposes;

  •
  limit our ability to use our cash flow or obtain additional financing for future working capital, capital expenditures, acquisitions or other general business purposes;

  •
  require us to use a substantial portion of our cash flow from operations to make debt service payments;

  •
  limit our flexibility to plan for, or react to, changes in our business and industry;

  •
  place us at a competitive disadvantage compared to our less leveraged competitors; and

  •
  increase our vulnerability to the impact of adverse economic and industry conditions.

Despite our current level of indebtedness, we may still be able to incur substantially more indebtedness. This could exacerbate the risks associated with our substantial indebtedness.

        We and our subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture limit, but do not prohibit, us or our subsidiaries from incurring additional indebtedness. If we incur any additional indebtedness that ranks equally with the notes and the guarantees, the holders of that indebtedness will be entitled to share ratably with the holders of the notes and the guarantees in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you. If new indebtedness is added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

Our ability to generate cash depends on many factors beyond our control, and we may not be able to generate the cash required to service our debt.

        Our ability to make payments on and refinance our indebtedness, including the notes, and to fund our operations will depend on our ability to generate cash in the future. Our historical financial results have been, and our future financial results are expected to be, subject to substantial fluctuations, and will depend upon general economic conditions and financial, competitive, legislative, regulatory and other factors that are beyond our control. If we are unable to meet our debt service obligations or fund our other liquidity needs, we may need to refinance all or a portion of our debt, including the notes, before maturity, seek additional equity capital, reduce or delay scheduled expansions and capital expenditures or sell material assets or operations. We cannot assure you that we will be able to pay our debt or refinance it on commercially reasonable terms, or at all, or to fund our liquidity needs.

        If for any reason we are unable to meet our debt service obligations, we would be in default under the terms of the agreements governing our outstanding debt. If such a default were to occur, the lenders under our senior secured revolving credit facility could elect to declare all amounts outstanding under our senior secured revolving credit facility immediately due and payable, and the lenders would not be obligated to continue to advance funds under our senior secured revolving credit facility. If the amounts outstanding are accelerated, we cannot assure you that our assets will be sufficient to repay in full the money owed to the banks or to our debt holders, including holders of notes.

The indenture governing the notes, our senior secured revolving credit facility and the indenture governing the ITC^DeltaCom notes contain various covenants limiting the discretion of our management in operating our business and could prevent us from capitalizing on business opportunities and taking some corporate actions.

        The indenture and the applicable supplemental indentures governing the notes (collectively the "indenture"), our senior secured revolving credit facility and the indenture governing the ITC^DeltaCom notes impose significant operating and financial restrictions on us. These restrictions limit or restrict, among other things, our ability and the ability of our restricted subsidiaries to:

  •
  incur or guarantee additional indebtedness or issue preferred stock;

  •
  pay dividends or make other distributions to stockholders;

  •
  purchase or redeem capital stock or subordinated indebtedness;

  •
  make investments;

  •
  create liens or use assets as security;

  •
  enter into agreements restricting such restricted subsidiaries' ability to pay dividends, make loans or transfer assets to us or other restricted subsidiaries;

  •
  sell assets, including capital stock of subsidiaries;

  •
  engage in transactions with affiliates; and

  •
  consolidate or merge with or into other companies or transfer all or substantially all of our or their assets.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the notes.

        Any default under the agreements governing our indebtedness, including a default under our senior secured revolving credit facility that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could prohibit us from making payments of principal, premium, if any, or interest on the notes and could substantially decrease the market value of the notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including our senior secured revolving credit facility), we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our senior secured revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy, if applicable to us, or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under the senior secured revolving credit facility to avoid being in default. If we breach covenants under our senior secured revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under the revolving credit facility, the lenders could exercise their rights as described above, and we could be forced into bankruptcy, to the extent applicable to us, or liquidation. No assurance can be given that, if we breach covenants under our revolving credit facility and our creditors seek to enforce their rights under the federal bankruptcy laws, that a forum will be available to creditors. See "Description of Certain Indebtedness" and "Description of Notes."

The notes and the guarantees are unsecured and effectively subordinated to our and the guarantors' existing and future secured indebtedness.

        The notes and the guarantees are general unsecured obligations ranking effectively junior in right of payment to all of our existing and future secured indebtedness and that of each guarantor, including indebtedness under our senior secured revolving credit facility. Additionally, the indenture governing the notes permits us to incur additional secured indebtedness in the future. In the event that we or a guarantor is declared bankrupt, becomes insolvent or is liquidated or reorganized, any indebtedness that is effectively senior to the notes and the guarantees will be entitled to be paid in full from our assets or the assets of the guarantor, as applicable, securing such indebtedness before any payment may be made with respect to the notes or the affected guarantees. Holders of the notes will participate ratably with all holders of our unsecured indebtedness that is deemed to be of the same class as the notes, and potentially with all of our other general creditors, based upon the respective amounts owed to each holder or creditor, in our remaining assets.

        As of March 31, 2011, as adjusted to give effect to the notes offering, the use of the net offering proceeds from the notes offering, the consummation of the acquisition of One Communications and our $150 million senior secured revolving credit facility, the notes and the guarantees would have been effectively subordinated to no senior secured indebtedness under our senior secured revolving credit facility and we would have been able to incur an additional $150 million of indebtedness under our senior secured revolving credit facility on such date, subject to compliance with financial covenants in the senior secured revolving credit facility, all of which would have also been effectively senior to the notes and the guarantees.

Claims of noteholders are structurally subordinated to claims of creditors of our subsidiaries that have not guaranteed the notes.

        Not all of our subsidiaries guaranteed the notes. In addition, ITC^DeltaCom, Inc. and its subsidiaries and certain other excluded subsidiaries have not and will not guarantee the notes. Accordingly, claims of holders of the notes are structurally subordinated to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied in full before any of the assets of these subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the notes. Also, the guarantees are subject to release under certain circumstances. In any of these events, we may not have sufficient assets to pay amounts due on the notes with respect to the assets of that subsidiary.

        On a pro forma basis after giving effect to the notes offering, the use of the net offering proceeds from the notes offering and the consummation of the acquisitions of ITC^DeltaCom and One Communications, our subsidiaries that are not guarantors account for approximately:

  •
  $441.4 million (or 28%) of the Issuer's consolidated revenues and $24.3 million (or 33%) of the Issuer's consolidated net loss, in each case for the three months ended March 31, 2011; and

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  $625.8 million (or 36%) of the Issuer's consolidated total assets and $441.2 million (or 45%) of the Issuer's consolidated total liabilities, in each case as of March 31, 2011.

The indenture that governs the notes permits us to form a holding company that would be permitted to take actions that may not be consistent with the best interests of the holders of the notes.

        The indenture that governs the notes permits us to form a separate holding company that would be the parent company of EarthLink, Inc. and our subsidiaries. If such a holding company were formed, the restrictive covenants contained in the indenture would apply only to EarthLink, Inc. and its subsidiaries and not to the new holding company. As a result, the new holding company could take actions, such as using cash for purposes unrelated to debt service, which may not be consistent with your best interests.

A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims.

        Under U.S. bankruptcy law and comparable provisions of state fraudulent transfer laws, a guarantee can be voided, or claims under the guarantee may be subordinated to all other debts of that guarantors if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee or, in some states, when payments become due under the guarantee, received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and:

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  was insolvent or rendered insolvent by reason of such incurrence;

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  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

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  intended to incur, or believed that it would incur, debts beyond its ability to pay those debts as they mature.

        A guarantee may also be voided, without regard to these factors, if a court finds that the guarantor entered into the guarantee with the actual intent to hinder, delay or defraud its creditors. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee if the guarantor did not substantially benefit directly or indirectly from the issuance of the guarantees. If a court were to void a guarantee, you would no longer have a claim against the guarantor. Sufficient funds to repay the notes may not be available from other sources, including the remaining guarantors, if any. In addition, the court might direct you to repay any amounts that you already received from the subsidiary guarantor.

        The measures of insolvency for purposes of fraudulent transfer laws vary depending upon the governing law. Generally, a guarantor would be considered insolvent if:

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  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all its assets;

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  the present fair saleable value of its assets is less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

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  it could not pay its debts as they become due.

        Each subsidiary guarantee will contain a provision intended to limit the guarantor's liability to the maximum amount that it could incur without causing the incurrence of obligations under its subsidiary guarantee to be a fraudulent transfer. This provision may not be effective to protect the subsidiary guarantees from being voided under fraudulent transfer law. In a recent Florida bankruptcy case, this kind of provision was found to be ineffective to protect the guarantees.

Upon a change of control, we may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture governing the notes, which would violate the terms of the notes.

        Upon the occurrence of a change of control, holders of the notes will have the right to require us to purchase all or any part of the notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase. We may not have sufficient financial resources available to satisfy all of obligations under the notes in the event of a change in control. Our failure to purchase the notes as required under the indenture would result in a default under the indenture and a cross-default under our senior secured revolving credit facility, each of which could have material adverse consequences for us and the holders of the notes. The holders of our and ITC^DeltaCom's existing notes also have the right to require us to repurchase all of their notes upon the occurrence of certain change of control events. In addition, the senior secured revolving credit facility provides that a change of control is a default that permits lenders to accelerate the maturity of borrowings under it. If such indebtedness is not paid, such lenders may enforce their security interests in the collateral securing the senior secured revolving credit facility and the ITC^DeltaCom notes, thereby limiting our ability to raise cash to purchase the notes and reducing the practical benefit to the holders of the notes of the repurchase provisions of the indenture that will govern the notes. See "Description of Notes—Certain Covenants—Repurchase of Notes Upon a Change of Control."

Your ability to transfer the notes may be limited by the absence of an active trading market.

        There is no established public market for the notes and an active market for the notes may not develop or, if developed, such a market may not continue. In addition, the notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, our performance and other factors. We do not intend to apply for listing or quotation of the exchange notes on any securities exchange or stock market. The liquidity of any market for the notes will depend on a number of factors, including:

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  the number of holders of notes;

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  our operating performance and financial condition;

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  the market for similar securities;

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  the interest of securities dealers in making a market in the notes; and

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  prevailing interest rates.

        Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of these securities. We cannot assure you that the market for the notes will be free from similar disruptions. Any such disruptions could have an adverse effect on holders of the notes.

The notes were issued with original issue discount ("OID") for U.S. federal income tax purposes.

        Because the stated principal amount of the notes exceeds their issue price by more than a de minimis amount, the notes were treated as issued with OID for U.S. federal income tax purposes. Accordingly, holders subject to U.S. federal income taxation generally are required, for U.S. federal income tax purposes, to include the OID in gross income (as ordinary income) as such amounts accrue (on a constant yield to maturity basis), in advance of the receipt of cash payments to which the income is attributable and regardless of such holder's method of accounting for U.S. federal income tax purposes. See "Certain U.S. Federal Income Tax Considerations."

If a bankruptcy petition were filed by or against us, holders of notes may receive a lesser amount for their claim than they would have been entitled to receive under the indenture governing the notes.

        If a bankruptcy petition were filed by or against us under the U.S. Bankruptcy Code, the claim by any holder of the notes for the principal amount of the notes may be limited to an amount equal to the sum of:

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  the original issue price for the notes; and

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  that portion of the original issue discount, if any, that does not constitute "unmatured interest" for purposes of the U.S. Bankruptcy Code.

Any original issue discount that was not amortized as of the date of the bankruptcy filing would constitute unmatured interest. Accordingly, because the notes were issued with an original issue discount, holders of the notes under these circumstances may receive a lesser amount than they would be entitled to under the terms of the indenture governing the notes, even if sufficient funds are available.

If you fail to exchange your original notes, you will face restrictions that will make the sale or transfer of your original notes more difficult.

        If you do not exchange your original notes for new notes in the exchange offer, you will continue to be subject to the restrictions on transfer of your original notes described in the legend on your original notes. In general, you may only offer or sell the original notes if they are registered under the Securities Act and applicable state securities laws, or offered and sold under an exemption from those requirements. To the extent other original notes are tendered and accepted in the exchange offer and you elect not to exchange your original notes, the trading market, if any, for your original notes would be adversely affected because your original notes will be less liquid than the new notes. See "The Exchange Offer—Consequences of Failure to Exchange."

Some holders that exchange their original notes may be required to comply with registration and prospectus delivery requirements in connection with the sale or transfer of their new notes.

        If you exchange your original notes in the exchange offer for the purpose of participating in a distribution of the new notes, you may be deemed to have received restricted securities and, if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. If you are required to comply with the registration and prospectus delivery requirements, then you may face additional burdens on the transfer of your notes and could incur liability for failure to comply with applicable requirements.

Risks Related to Our Business

Risks Related to Our Business Strategy

We may not be able to execute our business strategy to transition to a leading IP infrastructure and managed services provider, which could adversely impact our results of operations and cash flows.

        During 2010, we initiated a new business strategy to transition to a leading IP infrastructure and managed services provider. To implement this strategy, we plan to combine our existing business services with the integrated communications businesses of our recent acquisitions of ITC^DeltaCom, One Communications and STS. We plan to offer a comprehensive suite of business services under a new brand, EarthLink Business. There can be no assurance that our efforts will be successful. We may have difficulty managing and developing new products and services, entering into new markets or combining service offerings and sales forces, especially where we have no or limited direct prior experience or where competitors may have stronger market positions. We may not be able to achieve the name recognition or status under this new brand that we have anticipated. In order to be successful, we must also create economies of scale to allow us to increase revenues while incurring incremental costs that are proportionately lower than those applicable to the existing businesses. In addition, the capital expenditures required to support our new strategy may be greater than anticipated. Our revenues and the revenues of ITC^DeltaCom and One Communications have been declining and we expect the revenues from certain aspects of these businesses to continue to decline. Therefore, the inability to successfully implement our new business strategy to counteract these declining revenues could have an adverse impact on our business, financial condition, results of operations and cash flows.

We may be unsuccessful in making and integrating acquisitions into our business, which could result in operating difficulties, losses and other adverse consequences.

        In late 2010 and early 2011, we completed our acquisitions of ITC^DeltaCom, One Communications and STS. Our ability to achieve the benefits of acquisitions depends in part on the integration and leveraging of technology, operations, sales and marketing channels and personnel. Integration and other risks associated with acquisitions can be more pronounced for larger and more complicated transactions or if multiple transactions are integrated simultaneously. The challenges and risks involved in the integration of acquired businesses and any future businesses that we may acquire include:

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  diversion of management's attention and resources that would otherwise be available for the current operation of our business;

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  failure to fully achieve expected synergies and costs savings;

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  higher integration costs than anticipated;

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  the impact on employee morale and the retention of employees, many of whom may have specialized knowledge about their business;

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  lost revenues or opportunities as a result of our current or potential customers or strategic partners deciding to delay or forego business;

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  difficulties combining product offerings and entering into new markets in which we are not experienced;

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  the integration of departments, operating support systems, such as billing systems, and technologies, such as network equipment;

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  the need to implement and maintain uniform controls, procedures and policies throughout all of our acquired companies or the need to remediate significant control deficiencies that may exist at acquired companies; and

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  potential unknown liabilities.

        We may not realize anticipated synergies, cost savings, growth opportunities and operational efficiencies from our acquisitions, or the anticipated benefits may take longer or present greater cost to realize than expected. The occurrence of any of these risks could have a material adverse effect on our business, results of operations, financial condition or cash flows.

        We expect to continue to evaluate and consider potential strategic transactions that we believe may complement our business. At any given time, we may be engaged in discussions or negotiations with respect to one or more of such transactions that may be material to our financial condition and results of operations. There can be no assurance that any such discussions or negotiations will result in the consummation of any transaction, or that we will identify appropriate transactions on terms acceptable to us. Future acquisitions may result in significant costs and expenses and charges to earnings, including those related to severance pay, employee benefit costs, asset impairment charges, charges from the elimination of duplicative facilities and contracts, legal, accounting and financial advisory fees, and payments to executive officers and key employees under retention plans. Additionally, future acquisitions may result in the dilutive issuances of equity securities, use of our cash resources, incurrence of debt or contingent liabilities, amortization expense related to acquired definite-lived intangible assets or the potential impairment of amounts capitalized as intangible assets, including goodwill. Any of these items could have a material adverse affect on our business, financial condition, results of operations and cash flows.

        We also may experience risks relating to the challenges and costs of closing a transaction and the risk that an announced transaction may not close. Completion of certain acquisition transactions are conditioned upon, among other things, the receipt of approvals, including from the FCC and certain state public utilities commissions. Failure to complete a pending transaction would prevent us from realizing the anticipated benefits. We would also remain liable for significant transaction costs, including legal and accounting fees, whether or not the transaction is completed.

The effects of adverse economic conditions could harm our business.

        Unfavorable general economic conditions, including recession and disruptions to the credit and financial markets, could negatively affect our business. Our consumer access services are discretionary and dependent upon levels of consumer spending. In addition, our business customers are particularly exposed to a weak economy. These conditions could adversely affect the affordability of, and customer demand for, some of our products and services and could cause customers to delay or forgo purchases of our products and services. Also, our business customers may not be able to obtain adequate access to credit, which could affect their ability to make timely payments to us. One or more of these circumstances could cause our revenues to decline, churn to increase, allowance for doubtful accounts and write-offs of accounts receivable to increase or otherwise have a material adverse effect on our business, financial position, results of operations and cash flows.

        Additionally, our business is dependent on third-party vendors for services and network equipment integral to our business, some of which may be experiencing financial distress. If these vendors encounter or continue to encounter financial difficulties, their ability to supply services and network equipment to us may be curtailed. If such vendors were to fail, we may not be able to replace them without disruption to, or deterioration of, our service and we may incur higher costs. Acquirers of distressed suppliers may not continue to upgrade technology associated with the type of equipment we use in our network. If we were required to purchase another manufacturer's equipment, we could incur significant initial costs to integrate the equipment into our network and to train personnel to use the new equipment, which could have an adverse effect on our financial condition and results of operations. Any interruption in the services provided by our third-party vendors could adversely affect our business, financial position, results of operations and cash flows.

If we do not continue to innovate and provide products and services that are useful to individual subscribers and business customers, we may not remain competitive, and our revenues and operating results could suffer.

        The market for Internet and telecommunications services is characterized by changing technology, changes in customer needs and frequent new service and product introductions, and we may be required to select one emerging technology over another. Our future success will depend, in part, on our ability to use leading technologies effectively, to continue to develop our technical expertise, to enhance our existing services and to develop new services that meet changing customer needs on a timely and cost-effective basis. We may not be able to adapt quickly enough to changing technology, customer requirements and industry standards. Such changes could include the increasing use of wireless forms of communication, such as handheld Internet-access devices and mobile phones, new competitors such as VoIP providers and the acceleration of the adoption of broadband due to government funding to deploy broadband to rural areas. In addition, the development and offering of new services in response to new technologies or consumer demands may require us to increase our capital expenditures significantly. Moreover, new technologies may be protected by patents or other intellectual property laws and therefore may be available only to our competitors and not to us. Any of these factors could adversely affect our revenues and profitability.

Our failure to implement cost reduction initiatives will adversely affect our results of operations.

        We have adopted an operating framework that includes a disciplined focus on operational efficiency. The success of our operating efficiencies and cost reductions is necessary to achieve the desired synergies we hope to achieve with the integration of our recent and potential future acquisitions. In addition, as part of this framework, since 2007 we have implemented significant cost reduction initiatives, including reducing our headcount, outsourcing certain functions, streamlining internal processes, renegotiating contracts with network service providers and consolidating or closing certain facilities. We plan to continue to implement cost reduction initiatives and to manage our business more efficiently. However, we believe that large-scale cost reduction opportunities that we have previously experienced in our legacy business will be more limited in the future and in some cases, we may incur upfront costs in connection with implementing certain initiatives. In addition, although we seek to align our cost structure with trends in revenue for certain of our businesses, we do not expect to be able to reduce our cost structure in our Consumer Services segment to the same extent as those declines in revenue and our cost reduction initiatives might not yield the anticipated benefits. Finally, we may not be able to implement the same discipline for operations related to our recent and potential future acquisitions. If we do not recognize the anticipated benefits of our cost reduction initiatives, or do so in a timely manner, our profitability and cash flows will decline.

We will require a significant amount of cash, which may not be available to us, to service our debt and fund our other liquidity needs.

        Our ability to repurchase, make payments on, or to refinance or repay, our debt, fund planned capital expenditures, pay quarterly cash dividends and continue to pursue our new business strategy, which may involve future acquisitions, will depend largely upon our future operating performance and our ability to access the capital markets. Our future operating performance is subject to general economic, financial, competitive, legislative and regulatory factors, as well as other factors that are beyond our control. Our business may not generate enough cash flow, or future borrowings may not be available to us, in an amount sufficient to enable us to pay our debt or fund our other liquidity needs. If we are forced to pursue any of the above options under distressed conditions, our business could be adversely affected.

        In addition, adverse conditions in the capital markets, which in recent years have significantly reduced the availability of corporate credit, could continue to affect the global financial system and equity markets, which would limit our access to the debt and equity markets at a time when we would like, or need, to access such markets. This limitation could have an adverse effect on our flexibility to react to changing economic and business conditions.

Risks Related to Our Business Services Segment

We face significant competition in the communications industry that could reduce our profitability.

        Integrated Communications.    The communications industry is highly competitive, and we expect this competition to intensify. These markets are rapidly changing due to industry consolidation, an evolving regulatory environment and the emergence of new technologies. We compete directly or indirectly with incumbent local exchange carriers, such as AT&T, Qwest, Windstream and Verizon; other competitive telecommunications companies, such as Covad, Level 3, PAETEC and XO; interexchange carriers, such as Global Crossing and Sprint Nextel; wireless and satellite service providers; cable service providers, such as Charter Communications, Inc., Comcast, Cox Communications, Inc. and Time Warner Cable; and stand-alone VoIP providers. Competition could adversely impact us in several ways, including (i) the loss of customers and resulting revenue, (ii) the possibility of customers reducing their usage of our services or shifting to less profitable services, (iii) reduced traffic on our networks, (iv) our need to expend substantial time or money on new capital improvement projects, (v) our need to lower prices or increase marketing expenses to remain competitive and (vi) our inability to diversify by successfully offering new products or services.

        We believe the primary competitive factors in the communications industry include price, availability, reliability of service, network security, variety of service offerings, quality of service and reputation of the service provider. While we believe our business services compete favorably based on some of these factors, we are at a competitive disadvantage relative to some or all of these factors with respect to some of our competitors. Many of our current and potential competitors have greater market presence, engineering, technical and marketing capabilities and financial, personnel and other resources substantially greater than ours; own larger and more diverse networks; are subject to less regulation; or have substantially stronger brand names. In addition, industry consolidation has resulted in larger competitors that have greater economies of scale. Consequently, these competitors may be better equipped to charge lower prices for their products and services, to provide more attractive offerings, to develop and expand their communications and network infrastructures more quickly, to adapt more swiftly to new or emerging technologies and changes in customer requirements, to increase prices that we pay for wholesale inputs to our services and to devote greater resources to the marketing and sale of their products and services.

        We expect to continue to face significant pricing and product competition from AT&T and other incumbents that are or become the dominant providers of telecommunications services in our markets. We may be required to reduce further some or all of the prices we charge for our retail local, long distance and data services as a result of the mergers of BellSouth, SBC and AT&T and of MCI and Verizon Communications which have increased substantially their respective market power; the increase of cable companies, wireless carriers and providers of alternative forms of communication that rely on VoIP or similar applications; recent regulatory decisions that have decreased regulatory oversight of incumbent local telephone companies; and new broadband providers with cost structures lower than ours due to governmental subsidies. As a result, we may be required to reduce further some or all of the prices we charge for our retail local, long distance and data services which could adversely affect our revenues, cash flows and results of operations.

        Web Hosting.    The web hosting market is highly fragmented, has low barriers to entry and is characterized by considerable competition on price and features. We compete directly or indirectly with a number of companies, such as GoDaddy.com, Rackspace Hosting, Inc., Web.com and Yahoo!. Some of these companies have substantially greater market presence and greater financial, technical, marketing and other resources than we have. Competition could cause us to decrease the pricing of our services, increase churn of our existing customers, increase operating costs or decrease the number of subscribers we are able to add, which would result in lower revenues and profits.

Decisions by the Federal Communications Commission relieving incumbent carriers of certain regulatory requirements, and possible further deregulation in the future, may restrict our ability to provide services and may increase the costs we incur to provide these services.

        We rely in significant part on purchasing wholesale services and leasing network facilities from AT&T and other incumbent carriers. Over the past several years, the FCC has reduced or eliminated a number of regulations governing the incumbent carriers' offerings, including removal of local switching and other network elements from the list of elements that the incumbent carriers must provide on an unbundled basis at TELRIC cost-based rates, as well as the grant of broad pricing flexibility to incumbents for their special access services in many areas. If the incumbent carriers do not continue to permit us to purchase these services from them under commercial arrangements at reasonable rates, our business could be adversely affected and our cost of providing local service could increase. This can have a significant adverse impact on our operating results and cash flows. If the FCC, Congress, state legislatures or state regulatory agencies were to adopt measures further reducing the local competition-related obligations of the incumbents or allowing those carriers to increase further the rates we must pay, we could experience additional increases in operating costs that would negatively affect our operating results and cash flows.

Our wholesale services, including our broadband transport services, will be adversely affected by pricing pressure, network overcapacity, service cancellations and other factors.

        ITC^DeltaCom experienced, and we expect to continue to experience, adverse trends related to wholesale service offerings, including our broadband transport services and local interconnection business, which have resulted primarily from a reduction in rates charged to our customers due to overcapacity in the broadband services business and from service cancellations by some customers. Pending or contemplated consolidations in our industry also may continue to affect adversely our wholesale services business by improving the resources of the consolidating companies and reducing their demand for our services as those companies upgrade their own networks and consolidate their voice and data traffic on those networks. We expect that these factors will result in continued declines in revenues and cash flows from our wholesale service offerings. Such declines will have a disproportionately adverse effect on our operating results because of the higher gross margins associated with our wholesale services.

Our operating performance will suffer if we are not offered competitive rates for the access services we need to provide our long distance services.

        We depend on other communications companies to originate and terminate a significant portion of the long distance traffic initiated by our customers. Our operating performance will suffer if we are not offered these access services at rates that are substantially equivalent to the costs of, and rates charged to, our competitors and that permit profitable pricing of our long distance services. The charges for access services historically have made up a significant percentage of our overall cost of providing long distance service. Some of our Internet-based competitors generally have been exempt from these and other regulatory charges, which could give them a significant cost advantage over us in this area. The FCC currently is considering what charges, if any, should be assessed on long distance and other interconnected voice services provided over the Internet.

We may experience reductions in switched access and reciprocal compensation revenue.

        Over the past several years, ITC^DeltaCom experienced a decline in its revenues for switched access and reciprocal compensation. These switched access and reciprocal compensation revenues may continue to decline as a result of lower volume of traditional long distance voice minutes and FCC and state regulations compelling a reduction of switched access and reciprocal compensation rates. The FCC has been considering proposals for an integrated intercarrier compensation regime under which all traffic exchanged between carriers would be subject to a unified rate. Such changes could materially reduce our switched access revenue from other carriers. We cannot predict the outcome of pending FCC rule makings related to intercarrier compensation. In addition, some states have adopted, and other states are considering, rules that lower or cap the switched access rates of competitive carriers. Switched access and reciprocal compensation together have been declining over time. There can be no assurance that we will be able to compensate for the reduction in intercarrier compensation revenue with other revenue sources or increased volume.

Our inability to maintain our network infrastructure, portions of which we do not own, could adversely affect our operating results.

        We have effectively extended our network by entering into agreements with public utility companies to sell long-haul private line services on the fiber optic networks owned by these companies. Any cancellation or non-renewal of any of these agreements, any adverse legal ruling with respect to our rights under any of these agreements, or any future failure by us to acquire and maintain similar network agreements in these or other markets as necessary could materially adversely affect our operations. In addition, some of our agreements with the public utility companies are non-exclusive, and our business would suffer from any reduction in the amount of capacity they make available to us.

If we are unable to interconnect with AT&T, Verizon and other incumbent carriers on acceptable terms, our ability to offer competitively priced local telephone services will be adversely affected.

        To provide local telephone services, we must interconnect with and resell the services of the incumbent carriers to supplement our own network facilities, pursuant to interconnection agreements between us and the incumbent carriers. As the original term of each of our interconnection agreements expires, it typically will be renewed on a month-to-month basis until it is replaced by a successor agreement. Further, federal regulators have adopted substantial modifications to the requirements that obligate AT&T, Verizon and other former monopoly local telephone companies to provide to us at cost-based rates the elements of their telephone networks that enable us to offer many of our services at competitive rates. Moreover, in areas outside of the territories of former Regional Bell Operating Companies in which we do business, such as the territories of CenturyLink, Frontier Communications, Fairpoint Communications, and Windstream, those incumbents carriers are subject to less wholesale regulation than are the RBOCs and tend to have less favorable interconnection options available to competitive carriers. If we are unable to enter into or maintain favorable interconnection agreements in our markets, our ability to provide local services on a competitive and profitable basis may be adversely affected. Any successful effort by the incumbent carriers to deny or substantially limit our access to their network elements or wholesale services also would harm our ability to provide local telephone services.

We may not be able to compete effectively if we are unable to install additional network equipment or convert our network to more advanced technology.

        We may find it necessary to install additional network equipment and/or to convert our existing network to a network using more advanced technology. We may not have or be able to raise the significant capital that a conversion may require, or be able to complete the installation of additional network equipment and the conversion to more advanced technology in a timely manner, at a commercially reasonable cost or at all. We also may face technological problems that cannot be resolved. If we are unable to successfully install or operate new network equipment or to convert our network to a network using more advanced technology, we may not be able to compete effectively, and our results of operations could be adversely affected.

Failure to obtain and maintain necessary permits and rights-of-way could interfere with our network infrastructure and operations.

        To obtain and maintain rights-of-way and similar franchises and licenses needed to install, operate and maintain fiber optic cable and our other network elements, we must negotiate and manage agreements with state highway authorities, local governments, transit authorities, local telephone companies and other utilities, railroads, long distance carriers and other parties. For example, if we lose access to a right-of-way, we may need to spend significant amounts to remove and relocate our facilities.

Risks Related to Our Consumer Services Segment

We face significant competition in the Internet industry that could reduce our profitability.

        We operate in the Internet access services market, which is extremely competitive. We compete directly or indirectly with established online services companies, such as AOL and the Microsoft Network; national communications companies and local exchange carriers, such as AT&T, Qwest and Verizon; cable companies providing broadband access, including Charter Communications, Inc., Comcast, Cox Communications, Inc. and Time Warner Cable; local and regional ISPs; free or value-priced ISPs, such as United Online, Inc. which provides service under the brands Juno and NetZero; wireless Internet service providers; content companies and email providers, such as Google and Yahoo!; and satellite and fixed wireless service providers. Competitors for our consumer VoIP services include established telecommunications and cable companies; ISPs; leading Internet companies; and companies that offer VoIP services as their primary business, such as Vonage. Competitors for our advertising services include major ISPs, content providers, large web publishers, web search engine and portal companies, Internet advertising providers, content aggregation companies, social-networking web sites, and various other companies that facilitate Internet advertising. Competition in the market for access services is likely to continue increasing, and competition could cause us to decrease the pricing of our services, increase churn of our existing customers, increase operating costs or decrease the number of subscribers we are able to add.

        We believe the primary competitive factors in the Internet access service industry are price, speed, features, coverage area and quality of service. While we believe our Internet access services compete favorably based on some of these factors when compared to some Internet access providers, we are at a competitive disadvantage relative to some or all of these factors with respect to other of our competitors. Current and potential competitors include many large companies that have substantially greater market presence and greater financial, technical, marketing and other resources than we have. Our dial-up Internet access services do not compete favorably with broadband services with respect to speed, and dial-up Internet access services no longer have a significant, if any, price advantage over certain broadband services. Most of the largest providers of broadband services, such as cable and telecommunications companies, control their own networks and offer a wider variety of services than we offer, including voice, data and video services. Their ability to bundle services and to offer broadband services at prices below the price that we can profitably offer comparable services puts us at a competitive disadvantage. In addition, our only significant access to offer broadband services over cable is through our agreement with Time Warner.

        We experience pricing pressures for certain of our consumer access services, particularly our consumer broadband services, due to competition, volume-based pricing and other factors. Some providers, including AT&T, have reduced and may continue to reduce the retail price of their Internet access services to maintain or increase their market share, which could cause us to reduce, or prevent us from raising, our prices. We may encounter further market pressures to: migrate existing customers to lower-priced service offerings; restructure service offerings to offer more value; reduce prices; and respond to particular short-term, market-specific situations, such as special introductory pricing or new product or service offerings. Any of the above could adversely affect our revenues and profitability.

Our consumer business is dependent on the availability of third-party network service providers.

        Our consumer business depends on the capacity, affordability, reliability and security of third-party network service providers. Only a small number of providers offer the network services we require, and the majority of our network services are currently purchased from a limited number of network service providers. Our principal provider for narrowband services is Level 3. We also purchase narrowband services from certain regional and local providers. Our largest providers of broadband connectivity are AT&T, Bright House Networks, Comcast, Covad, Qwest, Time Warner Cable and Verizon. Network service providers have merged and may continue to merge, which would reduce the number of suppliers from which we could purchase network services.

        We cannot be certain of renewal or non-termination of our contracts or that legislative or regulatory factors will not affect our contracts. Our results of operations could be materially adversely affected if we are unable to renew or extend contracts with our current network providers on acceptable terms, renew or extend current contracts with our network providers at all, acquire similar network capacity from other network providers, or otherwise maintain or extend our footprint. Additionally, each of our network providers sells network access to some of our competitors and could choose to grant those competitors preferential network access or pricing. Many of our network providers compete with us in the market to provide consumer Internet access. Such events may cause us to incur additional costs, pay increased rates for wholesale access services, increase the retail prices of our service offerings and/or discontinue providing retail access services, any of which could adversely affect our ability to compete in the market for retail access services.

The continued decline of our consumer access subscribers, combined with the change in mix of our consumer access base from narrowband to broadband, will adversely affect our results of operations.

        Our consumer access revenues consist primarily of narrowband access revenues and broadband access revenues. Our narrowband subscriber base and revenues have been declining and are expected to continue to decline due to continued maturation of the market for narrowband access, increased availability and reduced pricing of broadband access services and an increase in advanced applications such as music downloads, videos, online gaming and social networking which require greater bandwidth for optimal performance. Our broadband subscriber base and revenues have been declining due to increased competition among broadband providers. We expect our consumer access subscriber base and revenues to continue to decline, which will adversely affect our profitability and results of operations. Our strategy for consumer access subscribers has been to reduce our sales and marketing efforts and focus instead on retaining customers and adding customers that are more likely to produce an acceptable rate of return. If we do not maintain our relationships with current customers or acquire new customers, our revenues will decline and our profitability will be adversely affected.

        Changes in the mix of our consumer access subscriber base, from narrowband access to broadband access, have also negatively affected our consumer access profitability. Our consumer broadband access services have lower gross margins due to the higher costs associated with delivering broadband services. Our ability to provide these services profitably is dependent upon cost-effectively purchasing wholesale broadband access and managing the costs associated with delivering broadband services. While we continuously evaluate cost reduction opportunities associated with the delivery of broadband access services, our overall profitability will be adversely affected if we are unable to continue to manage and reduce costs associated with the delivery of broadband services.

Our commercial and alliance arrangements may not be renewed or may not generate expected benefits, which could adversely affect our results of operations.

        A significant number of our new consumer subscribers have been generated through strategic alliances, including through our marketing alliance with Time Warner Cable and Bright House Networks. Generally, our strategic alliances and marketing relationships are not exclusive and may have a short term. In addition, as our agreements expire or otherwise terminate we may be unable to renew or replace these agreements on comparable terms, or at all. Our inability to maintain our marketing relationships or establish new marketing relationships could result in delays and increased costs in adding paying subscribers and adversely affect our ability to add new customers, which could, in turn, have a material adverse effect on us. The number of customers we are able to add through these marketing relationships is dependent on the marketing efforts of our partners, and there is no commitment for these partners to provide us with new customers. A significant decrease in the number of gross subscriber additions generated through these relationships could adversely affect the size of our consumer customer base and revenues.

Privacy concerns relating to our business could damage our reputation and deter current and potential users from using our services.

        Concerns about our practices with regard to the collection, use, disclosure or security of personal information or other privacy-related matters, even if unfounded, could damage our reputation and operating results. We strive to comply with all applicable data protection laws and regulations, as well as our own posted privacy policies. However, any failure or perceived failure to comply with these laws, regulations or policies may result in proceedings or actions against us by government entities or others, which could potentially have an adverse effect on our business.

        In addition, as our services are web-based, we store a substantial amount of data on our servers for customers (including personal information). Any systems failure or compromise of our security that results in the release of our users' data could increase subscriber churn as well as limit our ability to attract new customers by damaging our reputation and brand. We may also need to expend significant resources to protect against security breaches.

Changes in technology in the Internet access industry could cause a decline in our business.

        Our dial-up Internet access services rely on their compatibility with other third-party systems and products, including operating systems. Incompatibility with third-party systems and products could adversely affect our ability to deliver our services or a user's ability to access our services. Our dial-up services are dependent on dial-up modems and an increasing number of computer manufacturers do not pre-load their new computers with dial-up modems, requiring the user to separately acquire a modem to access our services. As the dial-up Internet access market declines and new technologies emerge, we may not be able to continue to effectively distribute and deliver our dial-up services.

        The DSL portion of our broadband access business has also declined over the past several years, and we expect a continued decline in this business as a result of the advantages of the high-speed

DOCSIS 3.0 technology offered by many cable broadband providers. This decline may adversely affect our broadband access business as our only other significant means of offering broadband services over cable is through our agreement with Time Warner Cable. In addition, advanced fiber-based technologies being utilized by AT&T and Verizon may also adversely affect both our dial-up and broadband access businesses.

General Risks

We may be unable to retain sufficient qualified personnel, and the loss of any of our key executive officers could adversely affect us.

        Our business depends on the continued services of our senior management and other key personnel and our ability to retain and motivate them effectively. Competition for qualified personnel, including management, technical and sales personnel, may increase in a recovering economic environment. Acquisitions and workforce reductions may affect our ability to retain or replace key personnel, harm employee morale and productivity or disrupt our business. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with us following a merger transaction. In addition, reductions in workforce have resulted in less redundancy of mission critical roles. Effective succession planning is important to our long-term success. Failure to ensure effective transfer of knowledge and transitions involving key employees could hinder execution of our business strategies. Finally, the loss of any of our key executives could impair our ability to implement our acquisition integration plans, execute our business strategy or otherwise have a material adverse effect on us.

Interruption or failure of our network and information systems and other technologies could impair our ability to provide our services, which could damage our reputation and harm our operating results.

        Our network, network operations centers, central offices, corporate headquarters and those of our third party service providers are vulnerable to damage or interruption from earthquakes, hurricanes and other natural disasters, terrorist attacks, floods, fires, power loss, telecommunications failures, break ins, human error, computer denial of service attacks, computer hackings, computer viruses, worms or other attempts to harm our systems, and similar events. Some of our systems are not fully redundant, and our disaster recovery planning may not be adequate. Further, any security breaches, such as misappropriation, misuse, leakage, falsification or accidental release or loss of information maintained in our information technology systems and networks, including customer, personnel and vendor data, could damage our reputation and require us to expend significant capital and other resources to remedy any such security breach. We may experience service interruptions or system failures in the future. In addition, as we consider potential outsource or network consolidation opportunities, we may experience service interruptions despite our efforts to minimize the impact to customers. Any service interruption adversely affects our ability to operate our business and could result in an immediate loss of revenues. If we experience frequent or persistent system or network failures, our reputation and brand could be permanently harmed. We may make significant capital expenditures to increase the reliability of our systems, but these capital expenditures may not achieve the results we expect. The occurrence of any such network, email or information system-related events or security breaches could have a material adverse effect on our business, financial position, results of operations and cash flows.

        Our ability to provide communications services also could be materially adversely affected by a cable cut, switch failure or other equipment failure along our fiber optic network or along any other fiber optic network on which we lease transmission capacity. A significant portion of our fiber optic network is not protected by electronic redundancy or geographical diverse routing. Lack of these safeguards could result in our inability to reroute traffic to another fiber in the same fiber sheath in the event of a partial fiber cut or electronics failure or to an entirely different fiber optic route, assuming capacity is available, if there occurs a total cable cut or if we fail to maintain our rights-of-way on some routes.

        In addition, our consumer VoIP services, including our E911 service, depend on the proper functioning of facilities and equipment owned and operated by third parties and is, therefore, beyond our control. If our third party service providers fail to maintain these facilities properly, or fail to respond quickly to problems, our customers may experience service interruptions. In addition, our E911 emergency service for our VoIP services is different in significant respects from the emergency calling services offered by traditional wireline telephone companies. Those differences may cause significant delays, or even failures, in callers' receipt of the emergency assistance they need. VoIP providers are not currently protected by legislation, so any resulting liability could be substantial. If interruptions or delays adversely affect the perceived reliability of our service, we may have difficulty attracting new customers and our brand and reputation may be negatively impacted. Any of these factors could cause us to lose revenues, incur greater expenses or cause our reputation or financial results to suffer.

Our business depends on effective business support systems and processes.

        Our business relies on our data, billing and other operational and financial reporting and control systems. To effectively manage our technical support infrastructure, especially as we make acquisitions, we will need to continue to maintain our data, billing, and other operational and financial systems, procedures and controls, which can be costly. We have experienced system failures from time to time, and any interruption in the availability of our business support systems, in particular our billing system, could result in an immediate, and possibly substantial, loss of revenues. Frequent or persistent system failures could cause customers to believe our systems are unreliable, leading them to switch to our competitors and could permanently harm our reputation.

        Our Business Services segment also depends on operations support systems and other carriers to order and receive network elements and wholesale services from the incumbent carriers. These systems are necessary for carriers like us to provide local service to customers on a timely and competitive basis. FCC rules, together with rules adopted by state public utility commissions, may not be implemented in a manner that will permit us to order, receive, provision and maintain network elements and other facilities in the manner necessary for us to provide many of our services.

Government regulations could adversely affect our business or force us to change our business practices.

        Our services are subject to varying degrees of federal, state and local regulation and, in light of our recent and pending acquisitions and the growth of our Business Services segment, will be more affected by regulation than in the past. Federal, state and local regulations governing our services are the subject of ongoing judicial proceedings, rulemakings and legislative initiatives, that could change the manner in which our industry operates and affect our business.

  Business Services Segment Regulation

        Through our wholly-owned subsidiaries, we hold numerous federal and state regulatory authorizations. The Federal Communications Commission (FCC) exercises jurisdiction over telecommunications common carriers to the extent that they provide, originate or terminate interstate or international communications. The FCC also establishes rules and has other authority over some issues related to local telephone competition. State regulatory commissions retain jurisdiction over telecommunications carriers to the extent that they provide, originate or terminate intrastate communications. Both the FCC and the state commissions have authority to regulate the prices, terms, and conditions of communications services that we offer to customers, and have jurisdiction to adjudicate complaints against us by customers regarding such matters. State commissions also have authority to review and approve interconnection agreements between incumbent telephone carriers and competitive carriers such as us, and to conduct arbitration of disputes arising in the negotiation of such agreements, including authority to determine the prices, terms, and conditions of some services and facilities we obtain from the incumbent telephone carriers. Local governments may require us to obtain licenses, permits or franchises to use the public rights-of-way necessary to install and operate our network.

        The regulatory environment relating to our Business Services segment continues to evolve. Rules and decisions of the FCC and the state regulatory commissions are subject to court review, and policies affecting us may change as a result of judicial decisions in ways that are difficult to predict. Bills intended to amend the Communications Act of 1934, as amended by the Telecommunications Act of 1996 ("Communications Act") are introduced in Congress from time to time and their effect on us and the communications industry cannot always be predicted. Proposed legislation, if enacted, could have a significant effect on our business, particularly if the legislation impairs our ability to interconnect with incumbent carrier networks, lease portions of other carriers' networks or resell their services at reasonable prices, or lease elements of networks of the ILECs under acceptable rates, terms and conditions. We cannot predict the outcome of any ongoing legislative initiatives or administrative or judicial proceedings or their potential impact upon the communications and information technology industries generally or upon us specifically.

        Failure to make proper payments for federal Universal Service Fund assessments, FCC regulatory fees or other amounts mandated by federal and state regulations; failure to maintain proper state tariffs and certifications; failure to comply with federal, state or local laws and regulations; failure to obtain and maintain required licenses, franchises and permits; imposition of burdensome license, franchise or permit requirements for us to operate in public rights-of-way; and imposition of new burdensome or adverse regulatory requirements could limit the types of services we provide or the terms on which we provide these services.

        The FCC and many state regulatory commissions must grant approval before any change in control of any carrier providing communications services, or of any entity controlling such a carrier, and before the assignment of any authorizations held by such a carrier. We were required to, and did, obtain such approvals for each of our recent acquisitions, which increased our transaction costs and delayed the closing of the transactions. If we wish to make additional acquisitions of communications carriers in the future, we cannot be certain that we will be able to obtain all required regulatory approvals on a timely basis and without burdensome conditions.

  Consumer Services Segment Regulation

        Narrowband Internet access.    Currently, narrowband Internet access is classified as an "information service" and is not subject to traditional telecommunications services regulation, such as licensing or pricing regulation. Any change to these rules that would apply per-minute carrier access charges to dial-up Internet access traffic could significantly impact our costs for this service. While Internet traffic is not subject to the FCC's carrier access charge regime, dial-up ISP bound traffic is regulated by the FCC. The FCC has established a uniform, nationwide rate for ISP-bound traffic, but these rules have been criticized by the courts and further judicial scrutiny is expected. Changes to the rules governing dial-up ISP bound traffic could impact our cost of providing this service.

        Internet taxation.    The Internet Tax Non-Discrimination Act, which is in effect through November 2014, places a moratorium on taxes on Internet access and multiple, discriminatory taxes on electronic commerce. Certain states have enacted various taxes on Internet access and electronic commerce, and selected states' taxes are being contested on a variety of bases. If these state tax laws are not successfully contested, or if future state and federal laws imposing taxes or other regulations on Internet access and electronic commerce are adopted, our cost of providing Internet access services could be increased and our business could be adversely affected.

        Universal Service.    While current policy exempts broadband access services from the Universal Service Fund ("USF"), the Congress and FCC may consider expanding the USF to include broadband Internet access services. This change could allow broadband service providers to receive a subsidy for deploying broadband in rural and underserved areas, but it will most likely require broadband service providers to contribute to the fund as well. If broadband Internet access providers become subject to USF contribution obligations, they would likely impose a USF surcharge on end users. Such a surcharge will raise the effective cost of our broadband services to our customers, and could adversely affect customer satisfaction or our revenues and profitability.

        VoIP regulation.    The current regulatory environment for VoIP services remains unclear, as the decision whether VoIP is an "information service" or "telecommunications service" is still pending. Classifying VoIP as a telecommunications service could require us to obtain telecommunications licenses, comply with numerous legacy telephone regulations, and possibly subject the VoIP traffic to inter-carrier access charges, which could result in increased costs.

  General Regulation

        Consumer protection.    Federal and state governments have adopted consumer protection laws and undertaken enforcement actions to address advertising and user privacy. Our services and business practices, or changes to our services and business practices could subject us to investigation or enforcement actions if we fail to adequately comply with applicable consumer protection laws. Existing and future federal and state laws and regulations also may affect the manner in which we are required to protect confidential customer data and other information, which could increase the cost of our operations and our potential liability if the security of our confidential customer data is breached.

        Broadband Internet access.    Currently, broadband Internet access is classified as an "information service" and, as a result, cable companies and telephone companies that offer a broadband Internet access information service are not required by the FCC to offer unaffiliated ISPs stand-alone broadband transmission. Accordingly, if our contracts with cable companies and telephone companies were to expire and not be replaced, our broadband Internet access customer base and revenues would be adversely affected.

        Forbearance.    If the FCC were to forbear from enforcing regulations that have been established to enable competing broadband Internet access and VoIP, our consumer services business could be adversely affected. In addition, with respect to our business services, regulatory authorities generally have decreased their oversight of incumbent carriers and from time to time are asked to forbear from applying a range of regulations to incumbent carriers, which may increase the competitive benefits these companies experience from their longstanding customer relationships and greater financial and technical resources, and may increase their ability to reduce prices for local and other network services by offsetting those reductions with revenue or profits generated by unrelated businesses, products or services.

        Other laws and regulations.    Our business also is subject to a variety of other U.S. laws and regulations from various entities, including the Federal Trade Commission, the Environmental Protection Agency, and the Occupational Safety and Health Administration, as well as by state and local regulatory agencies, that could subject us to liabilities, claims or other remedies. Compliance with these laws and regulations is complex and may require significant costs. In addition, the regulatory framework relating to Internet and communications services is evolving and both the federal government and states from time to time pass legislation that impacts our business. It is likely that additional laws and regulations will be adopted that would affect our business. We cannot predict the impact future laws, regulatory changes or developments may have on our business, financial condition, results of operations or cash flows. The enactment of any additional laws or regulations, increased enforcement activity of existing laws and regulations, or claims by individuals could significantly impact our costs or the manner in which we conduct business, all of which could adversely impact our results of operations and cause our business to suffer.

        For example, changes in policies or regulations mandating new environmental standards could increase our operating costs, such as utility costs at our switch sites, and changes in tax laws or the interpretation of existing tax laws by state and local authorities could increase our income, sales, property or other tax costs. In addition, our operations are subject to a variety of laws and regulations relating to the protection of the environment, including those governing the cleanup of contamination and the management and disposal of hazardous substances and wastes. As an owner or operator of property, we could incur significant costs as a result of violations or liabilities under such laws and regulations, including fines, penalties, cleanup costs and third-party claims.

Our business may suffer if third parties used for customer service and technical support and certain billing services are unable to provide these services or terminate their relationships with us.

        Our business and financial results depend, in part, on the availability and quality of our customer service and technical support and certain billing services, including collection services. Our Consumer Services segment outsources a majority of our customer service and technical support functions and relies primarily on one customer service and technical support vendor. As a result, we maintain only a small number of internal customer service and technical support personnel. We are not currently equipped to provide the necessary range of service and support functions in the event that our service providers become unable or unwilling to offer these services to us. Our outsourced customer support providers utilize international locations to provide us with customer service and technical support services, and as a result, our customer support providers may become subject to financial, economic, environmental and political risks beyond our or the providers' control, which could jeopardize their ability to deliver customer service and technical support services. We also utilize third parties for certain billing and collection services and for our web hosting services. If one or more of our service providers does not provide us with quality services, or if our relationship with any of our third party vendors terminates and we are unable to provide those services internally or identify a replacement vendor in an orderly, cost-effective and timely manner, our business, financial position, results of operations and cash flows could suffer.

We may not be able to protect our intellectual property.

        We regard our EarthLink, EarthLink Business, EarthLink Carrier and PeoplePC trademarks as valuable assets to our business. In particular, we believe the strength of the EarthLink, EarthLink Business and PeoplePC brands among existing and potential customers is important to the success of our business. Additionally, our EarthLink, EarthLink Business and PeoplePC service marks, proprietary technologies, domain names and similar intellectual property are also important to the success of our business. We principally rely upon trademark law as well as contractual restrictions to establish and protect our technology and proprietary rights and information. We require employees and consultants and, when possible, suppliers and distributors to sign confidentiality agreements, and we generally control access to, and distribution of, our technologies, documentation and other proprietary information. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Third parties may infringe or misappropriate our trademarks and similar proprietary rights. If we are unable to protect our proprietary rights from unauthorized use, our brand image may be harmed and our business may suffer. In addition, protecting our intellectual property and other proprietary rights is expensive and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and consequently harm our operating results.

We may be accused of infringing upon the intellectual property rights of third parties, which is costly to defend and could limit our ability to use certain technologies in the future.

        From time to time, third parties have alleged that we infringe on their intellectual property rights. We may be unaware of filed patent applications and of issued patents that could be related to our products and services. Some of the largest communications providers, such as AT&T, Sprint and Verizon, have substantial patent holdings. These providers have successfully asserted their claims against some communications companies, and have filed pending lawsuits against various competitive carriers. We have been subject to, and expect to continue to be subject to, claims and legal proceedings regarding alleged infringement by us of the patents, trademarks and other intellectual property rights of third parties. None of these claims has had an adverse effect on our ability to market and sell and support our services. Such claims, whether or not meritorious, are time-consuming and costly to resolve, and could require expensive changes in our methods of doing business, could require us to enter into costly royalty or licensing agreements, or could require us to cease conducting certain operations. Any of these events could result in increases in operating expenses or could limit or reduce the number of our service offerings.

If we, or other industry participants, are unable to successfully defend against legal actions, we could face substantial liabilities or suffer harm to our financial and operational prospects.

        We are currently a party to various legal actions, including consumer class action, patent litigation and legal proceedings regarding the use of rights-of-way for our network. Defending against these lawsuits may involve significant expense and diversion of management's attention and resources from other matters. Due to the inherent uncertainties of litigation, we may not prevail in these actions. In addition, our ongoing operations may subject us to litigation risks and costs in the future. Both the costs of defending lawsuits and any settlements or judgments against us could materially and adversely affect our results of operations.

        We also expect to continue to be subject to the risks associated with the resolution of various third-party disputes, lawsuits, arbitrations and proceedings affecting our business, particularly our Business Services segment. The deregulation of the telecommunications industry, the implementation of the Telecommunications Act of 1996, the evolution of telecommunications infrastructure from time-division multiplexing to Internet Protocol, and the distress of many carriers in the telecommunications industry as a result of continued competitive factors and financial pressures have resulted in the involvement of numerous industry participants in disputes, lawsuits, proceedings and arbitrations before state and federal regulatory commissions, private arbitration organizations such as the American Arbitration Association, and courts over many issues that will be important to our financial and operational success. These issues include the interpretation and enforcement of existing interconnection agreements and tariffs, the terms of new interconnection agreements, operating performance obligations, intercarrier compensation, treatment of different categories of traffic (for example, traffic originated or terminated on wireless or VoIP), the jurisdiction of traffic for intercarrier compensation purposes, the wholesale services and facilities available to us, the prices we will pay for those services and facilities, and the regulatory treatment of new technologies and services.

We may be required to recognize additional impairment charges on our goodwill and intangible assets, which would adversely affect our results of operations and financial position.

        We have recorded goodwill and other intangible assets in connection with our acquisitions, including $170.1 million of goodwill resulting from our acquisition of ITC^DeltaCom. We perform an impairment test of our goodwill and indefinite-lived intangible assets annually during the fourth quarter of our fiscal year or when events occur or circumstances change that would more likely than not indicate that goodwill or any such assets might be impaired. We evaluate the recoverability of our definite-lived intangible assets for impairment when events occur or circumstances change that would indicate that the carrying amount of an asset may not be recoverable. Factors that may be considered a change in circumstances, indicating that the carrying value of our goodwill or intangible assets may not be recoverable, include a decline in stock price and market capitalization, reduced future cash flow estimates, higher customer churn, and slower growth rates in our industry. We have experienced impairment charges in the past. As we continue to assess the ongoing expected cash flows and carrying amounts of our goodwill and other intangible assets, changes in economic conditions, changes to our business strategy, changes in operating performance or other indicators of impairment could cause us to realize a significant impairment charge, negatively impacting our results of operations and financial position.

We may have to undertake further restructuring plans that would require additional charges, including incurring facility exit and restructuring charges.

        Over the past few years, we implemented a corporate restructuring plan under which we significantly reduced our workforce and closed or consolidated various facilities. Our continued focus on maintaining operational efficiency may result in additional restructuring activities or changes in estimates to amounts previously recorded. We may choose to divest certain business operations based on our management's assessment of their strategic value to our business, further consolidate or close certain facilities or outsource certain functions, including network and data center consolidation. Decisions to eliminate or limit certain business operations in the future could involve the expenditure of capital, consumption of management resources, realization of losses, transition and wind-up expenses, further reduction in workforce, impairment of the value of purchased assets, facility consolidation and the elimination of revenues along with associated costs, any of which could cause our operating results to decline and may fail to yield the expected benefits. Engaging in further restructuring and integration activities could result in additional charges and costs, including facility exit and restructuring costs, and could adversely affect our business, financial position, results of operations and cash flows.

We may have exposure to greater than anticipated tax liabilities and the use of our net operating losses and certain other tax attributes could be limited in the future.

        As of March 31, 2011, we had approximately $498.9 million of tax net operating losses for federal income tax purposes and approximately $771.0 million of tax net operating losses for state income tax purposes. The tax net operating losses for federal income tax purposes begin to expire in 2020 and the tax net operating losses for state income tax purposes began to expire in 2010. Additionally, we acquired companies with existing federal and state net operating losses.

        Our future income taxes could be adversely affected by changes in the valuation of our deferred tax assets and liabilities or by changes in tax laws, regulations, accounting principles or interpretations thereof. Our determination of our tax liability is always subject to review by applicable tax authorities. Any adverse outcome of such a review could have a negative effect on our operating results and financial condition. In addition, the determination of our provision for income taxes and other tax liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe our estimates are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may materially affect our financial results in the period or periods for which such determination is made.

        An "ownership change" that occurs during a "testing period" (as such terms are defined in Section 382 of the Internal Revenue Code of 1986, as amended) could place significant limitations, on an annual basis, on the use of such net operating losses to offset future taxable income we may generate. In general, future stock transactions and the timing of such transactions could cause an "ownership change" for income tax purposes. Such transactions may include our purchases under our share repurchase program, additional issuances of common stock by us (including but not limited to issuances upon future conversion of our outstanding convertible senior notes), and acquisitions or sales of shares by certain holders of our shares, including persons who have held, currently hold, or may accumulate in the future five percent or more of our outstanding stock. Many of these transactions are beyond our control. Calculations of an "ownership change" under Section 382 are complex and to some extent are dependent on information that is not publicly available. The risk of an "ownership change" occurring could increase if additional shares are repurchased, if additional persons acquire five percent or more of our outstanding common stock in the near future and/or current five percent stockholders increase their interest. Due to this risk, we monitor our purchases of additional shares of our common stock. Since an "ownership change" also could result from a change in control of our company, with subsequent annual limitations on the use of our net operating losses, this could discourage a change in control.

THE EXCHANGE OFFER

Terms of the Exchange Offer

Purpose of the Exchange Offer

        We sold $300,000,000 in principal amount of the original notes on May 17, 2011, in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the original notes subsequently resold the original notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

        In connection with the sale of original notes to the initial purchasers pursuant to a purchase agreement, dated May 12, 2011, among us and the initial purchasers named therein, the holders of the original notes became entitled to the benefits of a registration rights agreement dated May 17, 2011 among us, the guarantors named therein and the initial purchasers named therein.

        The registration rights agreement provides that, unless the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC, we:

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  will file an exchange offer registration statement for the notes with the SEC no later than 90 days after May 17, 2011;

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  will use our commercially reasonable efforts to cause the SEC to declare the exchange offer registration statement effective under the Securities Act no later than 180 days after May 17, 2011;

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  will use our commercially reasonable efforts to complete the exchange of the new notes for all original notes tendered prior thereto in the exchange offer no later than 30 days after the exchange offer registration statement is declared effective; and

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  will keep the registered exchange offer open for not less than 20 business days (or longer if required by applicable law or otherwise extended by us, at our option) after the date notice of the registered exchange offer is mailed to the holders of the original notes.

        The exchange offer being made by this prospectus, if consummated within the required time periods, will satisfy our obligations under the registration rights agreement. This prospectus, together with the letter of transmittal, is being sent to all beneficial holders of original notes known to us.

        The terms of the new notes issued in exchange for the original notes will be substantially identical to the terms of the original notes, except that the new notes are registered under the Securities Act, and the transfer restrictions, registration rights and related additional interest terms applicable to the original notes will not apply to the new notes. The new notes will evidence the same indebtedness as the original notes and will be entitled to the benefits of the indenture. The new notes will be treated as a single class under the indenture with any original notes that remain outstanding.

        Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept all original notes properly tendered and not withdrawn prior to the expiration date. The new notes will be issued in denominations of $2,000 in principal amount or any integral multiple of $1,000 in excess thereof in exchange for each $2,000 in principal amount or any integral multiple of $1,000 in excess thereof of outstanding original notes accepted in the exchange offer. Holders may tender some or all of their original notes pursuant to the exchange offer.

        Based on existing interpretations of the SEC contained in several no-action letters to third parties we believe that holders of the new notes issued in exchange for original notes may offer for resale, resell and otherwise transfer the new notes, other than any holder that is an affiliate of ours within the meaning of Rule 405 under the Securities Act, without compliance with the registration and prospectus delivery provisions of the Securities Act. This is true as long as (i) the new notes are acquired in the ordinary course of the holder's business, (ii) the holder is not engaging in or intending to engage in a distribution of the new notes, and (iii) the holder has no arrangement or understanding with any person to participate in the distribution of the new notes. A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution" for additional information.

        We will accept validly tendered original notes promptly following the expiration of the exchange offer by giving written notice of the acceptance of such notes to the exchange agent. The exchange agent will act as agent for the tendering holders of original notes for the purposes of receiving the new notes from the issuer and delivering new notes to such holders.

        If any tendered original notes are not accepted for exchange because of an invalid tender or the occurrence of the conditions set forth under "The Exchange Offer—Conditions" without waiver by us, certificates for any such unaccepted original notes will be returned, without expense, to the tendering holder of any such original notes promptly after the expiration date.

        Holders of original notes who tender in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes, pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes in connection with the exchange offer. See "The Exchange Offer—Fees and Expenses."

        Holders of original notes do not have any appraisal or dissenters' rights under the Delaware General Corporation Law in connection with the exchange offer.

Shelf Registration Statement

        Pursuant to the registration rights agreement, we have agreed to file a shelf registration statement if:

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  after we have unsuccessfully sought a no-action letter or other favorable ruling from the SEC to permit the consummation of the exchange offer, we are not permitted to file the exchange offer registration statement or consummate the exchange offer because the exchange offer is not permitted by applicable law or SEC policy,

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  the exchange offer is not consummated within 210 days after the issue date of the original notes, or

  •
  upon the request of any holder, if such holder (i) is prohibited by applicable law or SEC policy from participating in the exchange offer, (ii) may not resell the new notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained herein is not appropriate or available for such resales by such holder, or (c) is a broker-dealer and holds original notes acquired directly from us or one of our affiliates.

        We have agreed to file a shelf registration statement with the SEC as soon as practicable, but in any event no later than the earliest to occur of (i) 30 days after we determine we are required to file an exchange offer registration statement, (ii) 30 days after so required or requested by certain holders in accordance with the immediately preceding paragraph and (iii) 210 days after May 17, 2011. Thereafter, we have agreed to use our commercially reasonable efforts to cause such shelf registration statement to be declared effective by the SEC within 60 days after being so required. In addition, we agreed to use our commercially reasonable efforts to keep that shelf registration statement continually effective, supplemented and amended for a period of two years following the date the shelf registration statement is declared effective or such shorter period which terminates when all notes covered by that shelf registration statement have been sold under it.

        A holder that sells original notes pursuant to the shelf registration statement will be required to be named as a selling securityholder in the related prospectus and must deliver a prospectus to purchasers, because a seller will be subject to certain of the civil liability provisions under the Securities Act in connection with these sales. A seller of the original notes also will be bound by applicable provisions of the applicable registration rights agreement, including indemnification obligations. In addition, each holder of original notes must deliver information requested by us to be used in connection with the shelf registration statement within 20 business days of our request in order to have its original notes included in the shelf registration statement and benefit from the provisions regarding any additional interest in the registration rights agreement.

Additional Interest in Certain Circumstances

        Pursuant to the registration rights agreement, we will be required to pay additional interest if a registration default exists. A registration default will exist if:

  •
  any registration statement required by the registration rights agreement is not filed by the date specified for filing;

  •
  any registration statement required by the registration rights agreement is not declared effective by the SEC on or prior to the date specified for effectiveness;

  •
  the exchange offer is not consummated within 210 business days after May 17, 2011; or

  •
  any registration statement required by the registration rights agreement is declared effective but thereafter ceases to be effective be effective or fails to be usable for its intended purpose without being succeeded immediately by a post-effective amendment that cures such failure.

        Additional interest will accrue on the principal amount of the original notes (in addition to the stated interest on the original notes) following the date on which any of the registration defaults described above has occurred and will continue until all registration defaults have been cured. Additional interest will accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of a registration default and will increase by 0.25% per annum at the end of each subsequent 90-day period while a registration default is continuing, up to a maximum rate of additional interest of 1.00% per annum. Any amounts of additional interest due will be payable in cash on the same interest payment dates as the original notes.

Expiration Date; Extensions; Amendment

        We will keep the exchange offer open for not less than 20 business days, or longer if required by applicable law, after the date on which notice of the exchange offer is mailed to the holders of the original notes. The term "expiration date" means the expiration date set forth on the cover page of this prospectus, unless we extend the exchange offer, in which case the term "expiration date" means the latest date to which the exchange offer is extended.

        In order to extend the expiration date, we will notify the exchange agent of any extension by written notice and will issue a public announcement of the extension, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        We reserve the right

  •
  to delay accepting any original notes and to extend the exchange offer or to terminate the exchange offer and not accept original notes not previously accepted if any of the conditions set forth under "Conditions" shall have occurred and shall not have been waived by us, if permitted to be waived by us, by giving written notice of such delay, extension or termination to the exchange agent, or

  •
  to amend the terms of the exchange offer in any manner deemed by us to be advantageous to the holders of the original notes. (We are required to extend the offering period for certain types of changes in the terms of the exchange offer, for example, a change in the consideration offered or percentage of original notes sought for tender.)

        All conditions set forth under "The Exchange Offer—Conditions" must be satisfied or waived prior to the expiration date.

        Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by written notice. If the exchange offer is amended in a manner determined by us to constitute a material change, we will promptly disclose such amendment in a manner reasonably calculated to inform the holders of the original notes of such amendment. In the event of a material change in the exchange offer, including the waiver of a material condition by us, we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the notice of the material change.

        Without limiting the manner in which we may choose to make a public announcement of any extension, amendment or termination of the exchange offer, we will not be obligated to publish, advertise, or otherwise communicate any such announcement, other than by making a timely release to an appropriate news agency.

Exchange Offer Procedures

        To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures on the letter of transmittal guaranteed if required by instruction 2 of the letter of transmittal, and mail or otherwise deliver the letter of transmittal or such facsimile or an agent's message in connection with a book entry transfer, together with the original notes and any other required documents. To be validly tendered, such documents must reach the exchange agent before 11:59 p.m., New York City time, on the expiration date. Delivery of the original notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of such book-entry transfer must be received by the exchange agent prior to the expiration date.

        The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent, forming a part of a confirmation of a book-entry transfer, which states that such book-entry transfer facility has received an express acknowledgment from the participant in such book-entry transfer facility tendering the original notes that such participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such participant.

        The tender by a holder of original notes will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

        Delivery of all documents must be made to the exchange agent at its address set forth below. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

        Each broker-dealer that receives new notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. See "Plan of Distribution."

        The method of delivery of original notes and the letter of transmittal and all other required documents to the exchange agent is at the election and risk of the holders. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery to the exchange agent before 11:59 p.m., New York City time, on the expiration date. No letter of transmittal or original notes should be sent to us.

        Only a holder of original notes may tender original notes in the exchange offer. The term "holder" with respect to the exchange offer means any person in whose name original notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder.

        Any beneficial holder whose original notes are registered in the name of its broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact such registered holder promptly and instruct such registered holder to tender on its behalf. If such beneficial holder wishes to tender on its own behalf, such registered holder must, prior to completing and executing the letter of transmittal and delivering its original notes, either make appropriate arrangements to register ownership of the original notes in such holder's name or obtain a properly completed bond power from the registered holder. The transfer of record ownership may take considerable time.

        Signatures on a letter of transmittal or a notice of withdrawal, must be guaranteed by an "eligible guarantor institution" within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") unless the original notes are tendered:

  •
  by a registered holder who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal or

  •
  for the account of an eligible guarantor institution.

        In the event that signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, such guarantee must be by an eligible guarantor institution.

        If a letter of transmittal is signed by a person other than the registered holder of any original notes listed therein, such original notes must be endorsed or accompanied by appropriate bond powers and a proxy which authorizes such person to tender the original notes on behalf of the registered holder, in each case signed as the name of the registered holder or holders appears on the original notes.

        If a letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and unless waived by us, evidence satisfactory to us of their authority so to act must be submitted with such letter of transmittal.

        All questions as to the validity, form, eligibility, including time of receipt, and withdrawal of the tendered original notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all original notes not properly tendered or any original notes our acceptance of which, in the opinion of our counsel, would be unlawful. We also reserve the absolute right to waive any irregularities or defects as to the original notes. If we waive any condition of the notes for any note holder, we will waive such condition for all note holders. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within such time as we shall determine. None of us, the exchange agent or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of original notes, nor shall any of them incur any liability for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders of original notes without cost to such holder, unless otherwise provided in the relevant letter of transmittal, promptly following the expiration date.

        In addition, we reserve the absolute right in our sole discretion to:

  •
  purchase or make offers for any original notes that remain outstanding subsequent to the expiration date or, as set forth under "The Exchange Offer—Conditions," to terminate the exchange offer in accordance with the terms of the registration rights agreement; and

  •
  to the extent permitted by applicable law, purchase original notes in the open market, in privately negotiated transactions or otherwise.

        The terms of any such purchases or offers may differ from the terms of the exchange offer.

        By tendering, each holder will represent to us that, among other things:

  •
  such holder or other person is not our "affiliate," as defined under Rule 405 of the Securities Act, or, if such holder or other person is such an affiliate, will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable,

  •
  the new notes acquired pursuant to the exchange offer are being obtained in the ordinary course of business of such holder or other person,

  •
  neither such holder or other person has any arrangement or understanding with any person to participate in the distribution of such new notes in violation of the Securities Act, and

  •
  if such holder is not a broker-dealer, neither such holder nor such other person is engaged in or intends to engage in a distribution of the new notes.

        We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company ("DTC") for the purpose of facilitating the exchange offer, and subject to the establishment of such accounts, any financial institution that is a participant in DTC's system may make book-entry delivery of original notes by causing DTC to transfer such original notes into the exchange agent's account with respect to the original notes in accordance with DTC's procedures for such transfer. Although delivery of the original notes may be effected through book-entry transfer into the exchange agent's account at DTC, a letter of transmittal properly completed and duly executed with any required signature guarantee, or an agent's message in lieu of a letter of transmittal, and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

        Holders who wish to tender their original notes and

  •
  whose original notes are not immediately available; or

  •
  who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer; or

  •
  who cannot complete the procedures for delivery by book-entry transfer prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer,

may effect a tender if:

  •
  the tender is made by or through an "eligible guarantor institution";

  •
  prior to 11:59 p.m., New York City time, on the expiration date of the exchange offer, the exchange agent receives from such "eligible guarantor institution" a properly completed and duly executed Notice of Guaranteed Delivery, by facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the original notes, the certificate number or numbers of such original notes and the principal amount of original notes tendered, stating that the tender is being made thereby, and guaranteeing that, within three business days after the expiration date, a letter of transmittal, or facsimile thereof or agent's message in lieu of such letter of transmittal, together with the certificate(s)representing the original notes to be tendered in proper form for transfer and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

  •
  a properly completed and duly executed letter of transmittal (or facsimile thereof) together with the certificate(s) representing all tendered original notes in proper form for transfer or an agent's message in the case of delivery by book-entry transfer and all other documents required by the letter of transmittal are received by the exchange agent within three business days after the expiration date.

Withdrawal of Tenders

        Except as otherwise provided in this prospectus, tenders of original notes may be withdrawn at any time prior to 11:59 p.m., New York City time, on the expiration date.

        To withdraw a tender of original notes in the exchange offer, a written or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 11:59 p.m., New York City time, on the expiration date. Any such notice of withdrawal must:

  •
  specify the name of the depositor, who is the person having deposited the original notes to be withdrawn;

  •
  identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes or, in the case of original notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;

  •
  be signed by the depositor in the same manner as the original signature on the letter of transmittal by which such original notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the original notes register the transfer of such original notes into the name of the depositor withdrawing the tender; and

  •
  specify the name in which any such original notes are to be registered, if different from that of the depositor.

        All questions as to the validity, form and eligibility, including time of receipt, of such withdrawal notices will be determined by us, and our determination shall be final and binding on all parties. Any original notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no new notes will be issued with respect to the original notes withdrawn unless the original notes so withdrawn are validly retendered. Any original notes which have been tendered but which are not accepted for exchange will be returned to its holder without cost to such holder promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described above under "The Exchange Offer—Exchange Offer Procedures" at any time prior to the expiration date.

Conditions

        Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange, any new notes for any original notes, and may terminate or amend the exchange offer before the expiration date, if:

  •
  in the opinion of our counsel, the exchange offer or any part thereof contemplated herein violates any applicable law or interpretation of the staff of the SEC;

  •
  any action or proceeding shall have been instituted in any court or by any governmental agency which might materially impair our ability to proceed with the exchange offer or any material adverse development shall have occurred in any such action or proceeding with respect to us;

  •
  any governmental approval has not been obtained, which approval we shall deem necessary for the consummation of the exchange offer as contemplated hereby;

  •
  any cessation of trading on any securities exchange, or any banking moratorium, shall have occurred, as a result of which we are unable to proceed with the exchange offer; or

  •
  a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement or proceedings shall have been initiated for that purpose.

        If any of the foregoing conditions exist, we may, in our reasonable discretion:

  •
  refuse to accept any original notes and return all tendered original notes to the tendering holders;

  •
  extend the exchange offer and retain all original notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders who tendered such original notes to withdraw their tendered original notes; or

  •
  waive such condition, if permissible, with respect to the exchange offer and accept all properly tendered original notes which have not been withdrawn. If such waiver constitutes a material change to the exchange offer, we will promptly disclose such waiver by means of a prospectus supplement that will be distributed to the holders, and we will extend the exchange offer, if necessary, so that at least five business days remain prior to the expiration date following the date of such prospectus supplement.

Exchange Agent

        We have appointed Deutsche Bank Trust Company Americas as exchange agent for the exchange offer. Please direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for the notice of guaranteed delivery to Deutsche Bank Trust Company America addressed as follows:

By Mail, Overnight Courier or Hand Delivery:
Deutsche Bank Trust Company Americas
(US CTAS Operations)
5022 Gate Parkway
Suite 200
Jacksonville, FL 32256

By Facsimile:
(615) 866-3889
Attention: Reorganization Unit

To Confirm by Telephone or for Information:
(800) 735-7777

        Deutsche Bank Trust Company Americas is the trustee under the indenture governing the original notes and the new notes.

Fees and Expenses

        We will pay the expenses of soliciting original notes for exchange. The principal solicitation is being made by mail by Deutsche Bank Trust Company Americas as exchange agent. However, additional solicitations may be made by telephone, facsimile or in person by our officers and regular employees and our affiliates and by persons so engaged by the exchange agent.

        We will pay Deutsche Bank Trust Company Americas as exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection therewith and pay other registration expenses, including fees and expenses of the trustee under the indenture, filing fees, blue sky fees and printing and distribution expenses.

        We will pay all transfer taxes, if any, applicable to the exchange of the original notes in connection with the exchange offer. If, however, certificates representing the new notes or the original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the original notes tendered, or if tendered original notes are registered in the name of any person other than the person signing the letter of transmittal, or if a transfer tax is imposed for any reason other than the exchange of the original notes in this exchange offer, then the amount of any such transfer taxes, whether imposed on the registered holder or any other person, will be payable by the tendering holder.

Accounting Treatment

        The new notes will be recorded at the same carrying value as the original notes as reflected in our accounting records on the date of exchange. Accordingly, no gain or loss for accounting purposes will be recognized by us. The expenses of the exchange offer and the unamortized expenses related to the issuance of the original notes will be amortized over the term of the new notes.

Consequences of Failure to Exchange

        Holders of original notes who are eligible to participate in the exchange offer but who do not tender their original notes will not have any further registration rights, and their original notes will continue to be subject to restrictions on transfer of the original notes as described in the legend on the original notes as a consequence of the issuance of the original notes under exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws. In general, the original notes may not be offered or sold, unless registered under the Securities Act, except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

Regulatory Approvals

        We do not believe that the receipt of any material federal or state regulatory approval will be necessary in connection with the exchange offer, other than the effectiveness of the exchange offer registration statement under the Securities Act.

Other

        Participation in the exchange offer is voluntary and holders of original notes should carefully consider whether to accept the terms and conditions of this exchange offer. Holders of the original notes are urged to consult their financial and tax advisors in making their own decisions on what action to take with respect to the exchange offer.

        Neither our affiliates nor the affiliates of the guarantors have any interest, direct or indirect, in the exchange offer.

 USE OF PROCEEDS

        This exchange offer is intended to satisfy our obligations to register an exchange offer of the new notes for the original notes required by the registration rights agreement entered into in connection with the offering of the original notes. We will not receive any cash proceeds from the issuance of the new notes. In consideration for issuing the new notes, we will receive the outstanding original notes in like principal amount, the terms of which are identical in all material respects to the terms of the new notes, except as otherwise described herein. The original notes surrendered in exchange for the new notes will be retired and cancelled and cannot be reissued.

        The gross proceeds from the sale of the original notes were approximately $289.67 million. The proceeds that we received from the sale of the original notes may be used to redeem up to $255.8 million of our 3.25% Convertible Senior Notes due 2026, which we refer to as the "3.25% convertible senior notes," on or after November 15, 2011. The remaining proceeds will be used for working capital and general corporate purposes, including possible acquisitions. Pending any such application of the proceeds, we may invest the net proceeds in short-term, interest-bearing instruments and other investment-grade securities.

 RATIO OF EARNINGS TO FIXED CHARGES

        The following table sets forth our consolidated ratios of earnings to fixed charges for the periods indicated.

Year Ended December 31,					Three Months Ended March 31,
2006	2007	2008	2009	2010	2010	2011
13.6	2.6	6.7	6.8	5.8	7.4	4.4

        For purposes of calculating the ratio of earnings to fixed charges for each period, earnings consist of pre-tax income (loss) from continuing operations before income taxes, excluding net losses of equity affiliate and fixed charges. Fixed charges for each period consist of interest expense and the estimated interest component of rent expense.

CAPITALIZATION

        The following table sets forth our cash and cash equivalents and capitalization as of March 31, 2011:

  •
  on an actual basis;

  •
  on a pro forma basis to give effect to our acquisition of One Communications; and

  •
  on an as adjusted pro forma basis to give effect to our acquisition of One Communications, the notes offering, our use of approximately $255.8 million of the net proceeds of the notes offering to redeem the 3.25% convertible senior notes and our $150 million senior secured revolving credit facility.

        You should read this table together with the sections of this prospectus entitled "Use of Proceeds," "Prospectus Summary—Summary Historical Financial and Unaudited Pro Forma Combined Financial Data," "Selected Historical Financial Data," and "Unaudited Pro Forma Condensed Combined Financial Information," as well as the consolidated financial statements and related notes incorporated by reference into this prospectus.

	As of March 31, 2011
	Actual	Pro Forma	As Adjusted Pro Forma
	(in thousands)
Cash and cash equivalents	$551,629	$226,323	$251,947

Debt (including current portion):
ITC^DeltaCom senior secured notes due April 2016	$324,800	$324,800	$324,800
Unamortized premium on senior secured notes due April 2016	25,232	25,232	25,232
EarthLink convertible senior notes due November 2026	255,791	255,791	—
Unamortized discount on convertible senior notes due November 2026	(9,149)	(9,149)	—
EarthLink senior notes due 2019	—	—	300,000
Unamortized discount on senior notes due 2019	—	—	(10,335)
Senior secured revolving credit facility	—	—	—
Other	—	302	302
Capital lease obligations	1,526	19,203	19,203

Total debt	$598,200	$616,179	$659,202

Stockholders' equity:
Common stock, $0.01 par value	$1,926	$1,956	$1,956
Additional paid-in capital	2,056,984	2,080,552	2,080,552
Accumulated deficit	(631,872)	(631,872)	(641,718)
Treasury stock, at cost	(674,499)	(674,499)	(674,499)

Total stockholders' equity	$752,539	$776,137	$766,291

Total capitalization	$1,350,739	$1,392,316	$1,425,493

 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

        The following table presents selected historical consolidated financial data of EarthLink. The historical consolidated statements of operations data and statements of cash flows data for the years ended December 31, 2008, 2009 and 2010, and balance sheet data as of December 31, 2009 and 2010 below have been derived from our audited consolidated financial statements prepared in accordance with accounting principles generally accepted in the United States of America, or "GAAP," which are contained in our annual report on Form 10-K for the fiscal year ended December 31, 2010 (as amended pursuant to our Current Report on Form 8-K, as filed on June 16, 2011), and incorporated herein by reference. The historical consolidated financial data for the years ended December 31, 2006 and 2007 and the balance sheet data as of December 31, 2006, 2007 and 2008 have been derived from EarthLink's audited consolidated financial statements and the related notes that are not included in this prospectus. The historical consolidated statements of operations data and statements of cash flows data for the three months ended March 31, 2010 and 2011 and balance sheet data as of March 31, 2011 below have been derived from our unaudited consolidated financial statements, which are contained in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2011 and incorporated herein by reference, but include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments and accruals, necessary for their presentation of such data. The historical consolidated balance sheet data as of March 31, 2010 below has been derived from our unaudited consolidated financial statements, which are contained in our quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010 that are not included in this prospectus, but include, in the opinion of our management, all adjustments, consisting of normal recurring adjustments and accruals, necessary for the presentation of such data.

        You should read the selected historical combined financial data set forth below together with "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and the related notes contained in and incorporated by reference into this prospectus.

	Year Ended December 31,					Three Months Ended March 31,
	2006	2007	2008	2009	2010(1)	2010	2011(1)
	(in thousands)
Statement of operations data:
Revenues	$1,301,072	$1,215,994	$955,577	$723,729	$622,212	$157,258	$243,018
Operating costs and expenses(2)(3)	1,205,431	1,167,960	790,970	541,571	460,519	108,845	203,068
Income from operations	95,641	48,034	164,607	182,158	161,693	48,413	39,950
Income (loss) from continuing operations(4)	23,690	(64,795)	187,090	287,118	81,480	26,747	16,363
Loss from discounted operations(5)	(19,999)	(80,302)	(8,506)	—	—	—	—

Net income (loss)	3,691	(145,097)	178,584	287,118	81,480	26,747	16,363

Cash flow data:
Cash provided by operating activities	$115,249	$88,789	$230,612	$208,622	$154,449	$32,270	$54,466
Cash (used in) provided by investing activities	(283,064)	13,936	107,124	(37,121)	(454,193)	3,678	280,314
Cash provided by (used in) financing activities	152,890	(87,267)	(24,999)	(47,070)	(68,299)	(17,824)	(26,103)
Depreciation and amortization	46,287	54,169	36,333	23,962	23,390	4,748	21,676
Purchases of property and equipment	38,852	53,478	5,681	13,119	24,025	3,072	17,746

	As of December 31,					As of March 31,
	2006	2007	2008	2009	2010	2010	2011
	(in thousands)
Balance sheet data:
Cash and cash equivalents	$158,369	$173,827	$486,564	$610,995	$242,952	$629,119	$551,629
Investments in marketable securities	236,407	114,768	47,809	84,966	320,118	78,658	—

Cash and marketable securities	394,776	288,595	534,373	695,961	563,070	707,777	551,629
Total assets	966,298	729,970	845,866	1,074,618	1,523,918	1,067,918	1,531,093
Long-term debt, including long-term portion of capital leases(6)	198,223	208,472	219,733	232,248	594,320	232,843	598,200
Total liabilities	448,616	415,452	359,391	340,594	766,050	322,677	778,554
Accumulated deficit	(1,046,293)	(1,191,390)	(1,016,833)	(729,715)	(648,235)	(702,968)	(631,872)
Stockholders' equity	517,682	314,518	486,475	734,024	757,868	745,241	752,539

(1)
On December 8, 2010, we acquired ITC^DeltaCom, a provider of integrated communications services to customers in the southeastern U.S. The results of operations of ITC^DeltaCom have been included in our consolidated financial statements since the acquisition date.

(2)
Operating costs and expenses for the years ended December 31, 2008, 2009 and 2010 include non-cash impairment charges of $78.7 million, $24.1 million and $1.7 million, respectively, related to goodwill and certain intangible assets of New Edge in our Business Services segment. During 2008 and 2009, we concluded the carrying value of these assets were impaired in conjunction with our annual tests of goodwill and intangible assets deemed to have indefinite lives. During 2010, we decided to re-brand the New Edge name as EarthLink Business and wrote off our New Edge trade name.

(3)
Operating costs and expenses for the years ended December 31, 2008, 2009 and 2010 and the three months ended March 31, 2010 and 2011 include restructuring and acquisition-related costs of $9.1 million, $5.6 million and $22.4 million and $1.4 million and $4.5 million, respectively.

(4)
During the years ended December 31, 2008 and 2009, we recorded income tax benefits in the Statement of Operations of approximately $56.1 million and $198.8 million, respectively, from releases of our valuation allowance related to deferred tax assets. These deferred tax assets related primarily to net operating loss carryforwards which we determined we will more likely than not be able to utilize due to the generation of sufficient taxable income in the future.

(5)
In November 2007, management concluded that the municipal wireless broadband operations were no longer consistent with our strategic direction and our Board of Directors authorized management to pursue the divestiture of our municipal wireless broadband assets. As a result of that decision, we classified the municipal wireless broadband assets as held for sale and presented the municipal wireless broadband operations as discontinued operations for all periods presented.

(6)
Includes the carrying amount of the 3.25% convertible senior notes, which was $198.0 million, $208.3 million, $219.7 million, $232.2 million and $243.1 million as of December 31, 2006, 2007, 2008, 2009 and 2010, respectively, and $232.8 million and $246.6 million as of March 31, 2010 and 2011, respectively. During November 2006, we issued $258.8 million aggregate principal amount of 3.25% convertible senior notes in a registered offering. The 3.25% convertible senior notes are convertible on October 15, 2011 and upon certain events. We have the option to redeem the 3.25% convertible senior notes, in whole or in part, for cash, on or after November 15, 2011, provided that we have made at least ten semi-annual interest payments. In addition, the holders may require us to purchase all or a portion of the 3.25% convertible senior notes on each of November 15, 2011, November 15, 2016 and November 15, 2021. During 2009, we began paying quarterly cash dividends on our common stock. This requires an adjustment to the conversion rate for the 3.25% convertible senior notes and opens a conversion period for holders. As a result, the 3.25% convertible senior notes were classified as a current liability in our Consolidated Balance Sheets as of December 31, 2009. On November 15, 2011, holders of the 3.25% convertible senior notes have the right under the governing indenture to require the Company to repurchase the 3.25% convertible senior notes. As a result, we classified the 3.25% convertible senior notes as a current liability in the Consolidated Balance Sheet as of December 31, 2010 and March 31, 2011.

  As of December 31, 2010 and March 31, 2011, also include the carrying amount of the ITC^DeltaCom notes assumed in our acquisition of ITC^DeltaCom in December 2010, which was $351.3 million as of December 31, 2010 and $350.0 million as of March 31, 2011. The ITC^DeltaCom notes will mature on April 1, 2016. See "Description of Certain Indebtedness."

EARTHLINK, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

        The following unaudited pro forma condensed combined financial statements are based on the historical financial statements of EarthLink, Inc. ("EarthLink"), One Communications Corp. ("One Communications") and ITC^DeltaCom, Inc. ("ITC^DeltaCom") after giving effect to the following:

  •
  EarthLink's acquisition of One Communications on April 1, 2011;

  •
  EarthLink's acquisition of ITC^DeltaCom on December 8, 2010;

  •
  the issuance of $300.0 million aggregate principal amount of 8.875% senior secured notes due 2019 on May 17, 2011 (the "Notes");

  •
  the use of approximately $255.8 million of the net proceeds of the Notes to redeem EarthLink's 3.25% convertible senior notes; and

  •
  the application of the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined balance sheet as of March 31, 2011 is presented as if the acquisition of One Communications, the issuance of the Notes and the use of approximately $255.8 million of the net proceeds of the notes offering to redeem EarthLink's 3.25% convertible senior notes had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the fiscal year ended December 31, 2010 are presented as if the acquisition of One Communications, the issuance of the Notes and the use of approximately $255.8 million of the net proceeds of the Notes offering to redeem EarthLink's 3.25% convertible senior notes had occurred on January 1, 2010. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2010 is also presented as if the acquisition of ITC^DeltaCom had occurred on January 1, 2010.

        The historical consolidated financial information has been adjusted to give effect to pro forma events that are (i) directly attributable to the transactions, (ii) factually supportable and (iii) with respect to the statement of operations, expected to have a continuing impact on the combined results. The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of EarthLink, One Communications and ITC^DeltaCom included elsewhere in and incorporated by reference into this document.

        The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of what the combined company's results of operations or financial position that would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of the combined company's future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve these cost savings and operating synergies.

        The unaudited pro forma condensed combined financial statements have been prepared using the acquisition method of accounting. The preliminary allocation of the purchase price used in the unaudited pro forma condensed combined financial statements is based upon preliminary estimates. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as EarthLink finalizes the valuations of the net tangible and intangible assets acquired in connection with the acquisition.

EARTHLINK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF MARCH 31, 2011

			Pro Forma Adjustments
	Historical EarthLink	Historical One Comm	Purchase Accounting		Offering		Pro Forma Combined
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$551,629	$11,158	$(336,464)	(a)	$25,624	(u)	$251,947
Restricted cash	1,812	—	—		—		1,812
Accounts receivable, net of allowance	59,993	57,127	(4,699)	(b)	—		112,421
Prepaid expenses	12,771	19,916	(12,394)	(c)	—		20,293
Deferred income taxes, net	53,374	—	3,754	(d)	—		57,128
Other current assets	14,025	312	—		—		14,337

Total current assets	693,604	88,513	(349,803)		25,624		457,938
Property and equipment, net	243,935	168,445	(22,605)	(e)	—		389,775
Deferred income taxes, net	165,761	—	(68,614)	(d)	—		97,147
Purchased intangible assets, net	146,388	21,824	154,976	(f)	—		323,188
Goodwill	280,275	94,410	53,908	(g)	—		428,593
Other long-term assets	1,130	15,254	(380)	(c)	7,553	(v)	31,100
			14,500	(h)
			(6,957)	(i)

Total assets	$1,531,093	$388,446	$(224,975)		$33,177		$1,727,741

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$20,659	32,139	—		—		$52,798
Accrued payroll and related expenses	15,402	4,019	—		—		19,421
Accrued interest	17,152	18,652	(6,123)	(i)	—		29,681
Other accrued liabilities	66,399	56,989	(18,398)	(j)	—		104,990
Deferred revenue	43,779	18,630	(9,964)	(k)	—		52,445
Current portion of long-term debt	247,230	23,770	(22,780)	(i)	(246,642)	(w)	1,578

Total current liabilities	410,621	154,199	(57,265)		(246,642)		260,913
Long-term debt, net of current portion	350,970	263,934	(246,945)	(i)	289,665	(w)	657,624
Other long-term liabilities	16,963	22,405	(7,733)	(k)	—		42,913
			(6,122)	(l)
			17,400	(h)

Total liabilities	778,554	440,538	(300,665)		43,023		961,450
Stockholders' equity:
Common stock	1,926	759	(759)	(m)	—		1,956
			30	(n)	—
Additional paid-in capital	2,056,984	521,694	(521,694)	(m)	—		2,080,552
			23,568	(n)	—
Accumulated deficit	(631,872)	(574,545)	574,545	(m)	(9,846)	(v)	(641,718)
Treasury stock, at cost	(674,499)	—	—		—		(674,499)

Total stockholders' equity (deficit)	752,539	(52,092)	75,690		(9,846)		766,291

Total liabilities and stockholders' equity	$1,531,093	$388,446	$(224,975)		$33,177		$1,727,741

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

EARTHLINK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2011

			Pro Forma Adjustments
	Historical EarthLink	Historical One Comm	Purchase Accounting		Offering		Pro Forma Combined
	(in thousands, except per share data)
Revenues	$243,018	$133,663	$—		$—		$376,681
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	103,723	68,227	—		—		171,950
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	73,164	44,771	—		—		117,935
Depreciation and amortization	21,676	18,648	4,432	(o)	—		44,756
Restructuring and acquisition-related costs	4,505	—	(3,495	)(p)	—		1,010

Total operating costs and expenses	203,068	131,646	937		—		335,651

Income from operations	39,950	2,017	(937)		—		41,030
Equity in earnings of investments	—	22	—		—		22
Interest expense and other, net	(12,960)	(12,023)	11,300	(q)	(1,060)	(x)	(14,743)

Income (loss) before income taxes	26,990	(9,984)	10,363		(1,060)		26,309
Income tax (provision) benefit	(10,627)	607	365	(r)	413	(y)	(9,242)

Net income (loss)	$16,363	$(9,377)	$10,728		$(647)		$17,067

Net income per share
Basic	$0.15						$0.15

Diluted	$0.15						$0.15

Weighted average common shares outstanding
Basic	108,403						111,402

Diluted	109,626						112,625

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

EARTHLINK, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2010

				Pro Forma Adjustments
	Historical EarthLink	Historical DeltaCom(1)	Historical One Comm	Purchase Accounting		Offering		Pro Forma Combined
	(in thousands, except per share data)
Revenues	$622,212	$414,846	$562,404	$—		$—		$1,599,462
Operating costs and expenses:
Cost of revenues (exclusive of depreciation and amortization shown separately below)	234,633	185,273	291,988	—		—		711,894
Selling, general and administrative (exclusive of depreciation and amortization shown separately below)	178,417	150,838	199,098	(3,899	)(s)	—		524,454
Depreciation and amortization	23,390	52,339	99,875	15,209	(t)	—		190,813
Impairment of goodwill and intangible assets	1,711	—	139,568	—		—		141,279
Restructuring and acquisition-related costs	22,368	7,987	—	(28,940	)(p)	—		1,415

Total operating costs and expenses	460,519	396,437	730,529	(17,630)		—		1,569,855

Income (loss) from operations	161,693	18,409	(168,125)	17,630		—		29,607
Gain on investments, net	572	—	27,778	—		—		28,350
Equity in earnings of investments	—	—	2,342	—		—		2,342
Interest expense and other, net	(23,981)	(37,066)	(54,806)	46,190	(q)	(3,583	)(z)	(73,246)

Income (loss) from continuing operations before income taxes	138,284	(18,657)	(192,811)	63,820		(3,583)		(12,947)
Income tax (provision) benefit	(56,804)	604	466	(8,939	)(r)	1,397	(y)	(63,276)

Income (loss) from continuing operations	81,480	(18,053)	(192,345)	54,881		(2,186)		(76,223)
Income from discontinued operations, net of tax	—	—	4,803	—		—		4,803

Net income (loss)	$81,480	$(18,053)	$(187,542)	$54,881		$(2,186)		$(71,420)

Net income per share
Basic	$0.75							$(0.64)

Diluted	$0.74							$(0.64)

Weighted average common shares outstanding
Basic	108,057							111,056

Diluted	109,468							112,467

(1)
Historical DeltaCom includes the results of operations of ITC^DeltaCom for the period from January 1, 2010 through December 7, 2010 (predecessor period) prior to EarthLink's acquisition of ITC^DeltaCom on December 8, 2010.

The accompanying notes are an integral part of these pro forma condensed combined financial statements.

1.     Basis of Presentation

        The unaudited pro forma condensed combined financial statements are based on the historical financial statements of EarthLink, Inc. ("EarthLink"), One Communications Corp. ("One Communications") and ITC^DeltaCom, Inc. ("ITC^DeltaCom") after giving effect to: (1) EarthLink's acquisition of One Communications on April 1, 2011; (2) EarthLink's acquisition of ITC^DeltaCom on December 8, 2010; (3) the issuance of $300.0 million aggregate principal amount of 8.875% senior secured notes due 2019 on May 17, 2011 (the "Notes"); (4) the use of approximately $255.8 million of the net proceeds of the Notes to redeem EarthLink's 3.25% convertible senior notes; and (5) application of the assumptions, reclassifications and adjustments described in the accompanying notes to the unaudited pro forma condensed combined financial statements.

        The unaudited pro forma condensed combined balance sheet as of March 31, 2011 is presented as if the acquisition of One Communications, the issuance of Notes and the use of approximately $255.8 million of the net proceeds of that offering to redeem EarthLink's 3.25% convertible senior notes had occurred on March 31, 2011. The unaudited pro forma condensed combined statements of operations for the three months ended March 31, 2011 and for the fiscal year ended December 31, 2010 are presented as if the acquisition of One Communications, the issuance of Notes and the use of approximately $255.8 million of the net proceeds of the Notes offering to redeem EarthLink's 3.25% convertible senior notes had occurred on January 1, 2010. The unaudited pro forma condensed combined statement of operations for the fiscal year ended December 31, 2010 is also presented as if the acquisition of ITC^DeltaCom had occurred on January 1, 2010.

        The unaudited pro forma condensed combined financial statements should be read in conjunction with the historical consolidated financial statements and accompanying notes of EarthLink, One Communications and ITC^DeltaCom included elsewhere in and incorporated by reference into this prospectus.

        The unaudited pro forma condensed combined financial statements have been presented for informational purposes only. The unaudited pro forma condensed combined financial statements are not intended to represent or be indicative of what the combined company's results of operations or financial position that would have reported had the acquisition been completed as of the dates presented, and should not be taken as a representation of the combined company's future consolidated results of operations or financial position. The unaudited pro forma condensed combined financial statements do not reflect any operating efficiencies and cost savings that may be achieved with respect to the combined companies or the costs necessary to achieve these cost savings and operating efficiencies.

        The unaudited pro forma condensed combined financial statements were prepared using the acquisition method of accounting. As such, identifiable assets acquired and liabilities assumed are recognized at fair value as of the acquisition date. Goodwill as of the acquisition date is measured as the excess of consideration transferred and the net amounts of the identifiable assets acquired and the liabilities assumed.

        EarthLink has made significant assumptions and estimates in determining the preliminary estimated purchase price and the preliminary allocation of the estimated purchase price in the unaudited pro forma condensed combined financial statements. These preliminary estimates and assumptions are subject to change during the measurement period (up to one year from the acquisition date) as EarthLink finalizes the valuations of the intangible assets and net tangible assets and resulting goodwill. In particular, the final valuations of identifiable intangible and net tangible assets may change significantly from EarthLink's preliminary estimates. These changes could result in material variances between EarthLink's future financial results and the amounts presented in these unaudited pro forma condensed combined financial statements, including variances in fair values recorded, as well as expenses and cash flows associated with these items.

2.     Description of Transactions

One Communications

        On April 1, 2011, EarthLink completed its acquisition of One Communications, a privately-held, multi-regional integrated telecommunications solutions provider serving customers in the Northeast, Mid-Atlantic and Upper Midwest. EarthLink acquired 100% of One Communications in a merger transaction with One Communications surviving as an indirect wholly-owned subsidiary of EarthLink. One Communications stockholders had the right to elect to receive the net merger consideration in the form of cash or EarthLink common stock.

        Pursuant to the terms of the merger agreement, the aggregate merger consideration for One Communications was $370.0 million, which included repayment of net indebtedness of approximately $282.1 million and $40.6 million of other liabilities and certain working capital and other adjustments as provided in the merger agreement. In addition, $21.0 million of the aggregate merger consideration was deposited in an escrow account to secure potential post-closing adjustments to the aggregate consideration relating to working capital and other similar adjustments, indemnification obligations and post-closing One Communications employment-related obligations.

        The resulting preliminary fair value of consideration transferred was $47.4 million, which consisted of $23.8 million in cash paid to acquire the outstanding common stock of One Communications and $23.6 million for the issuance of 3.0 million shares of EarthLink common stock. The assets acquired and liabilities assumed of One Communications will be recognized at their acquisition date fair values. The allocation of the consideration transferred to the assets acquired and liabilities assumed of One Communications (and the related estimated lives of depreciable tangible and identifiable intangible assets) will require a significant amount of judgment.

        The following is a preliminary allocation of the consideration transferred based on currently available information. Such final identification of all the intangible assets acquired and the purchase price allocation may be significantly different than that reflected below (dollars in thousands).

Acquired Assets:
Cash and cash equivalents	$11,158
Property and equipment	145,840
Goodwill	148,318
Intangible assets	176,800
Other assets	83,113

Total assets	565,229

Assumed Liabilities:
Debt	(266,275)
Deferred revenue	(11,379)
Deferred tax liability, net	(64,860)
Other liabilities	(175,288)

Total liabilities	(517,802)

Total consideration	$47,427

        The following table summarizes the preliminary components of intangible assets acquired in connection with the One Communications acquisition (in thousands):

	Fair Value	Useful Life
Customer relationships	$160,900	5 Years
Developed technology	12,000	3 Years
Trade name	3,900	3 Years

Total intangible assets	$176,800

        EarthLink has evaluated and continues to evaluate pre-acquisition contingencies relating to One Communications that existed as of the acquisition date. EarthLink continues to gather information for and evaluate substantially all pre-acquisition contingencies that it has assumed from One Communications. If EarthLink makes changes to the amounts recorded or identifies additional pre-acquisition contingencies during the remainder of the measurement period, such amounts recorded will be included in the purchase price allocation during the measurement period and, subsequently, in EarthLink's results of operations.

ITC^DeltaCom

        On December 8, 2010, EarthLink acquired ITC^DeltaCom, a provider of integrated communications services to customers in the southeastern U.S., at a price of $3.00 per share. EarthLink acquired 100% of ITC^DeltaCom in a merger transaction with ITC^DeltaCom surviving as a wholly-owned subsidiary of EarthLink.

        The fair value of consideration transferred was $253.8 million, which consisted of $251.4 million in cash paid to acquire the outstanding common stock of ITC^DeltaCom and $2.3 million for the fair value of restricted stock units assumed and converted. In allocating the consideration transferred based on estimated fair values, EarthLink recorded $170.1 million of goodwill, $131.2 million of identifiable intangible assets, $200.5 million of property and equipment, $351.2 million of long-term debt and $103.2 million of other net assets. EarthLink allocated the consideration transferred to the tangible assets, liabilities and intangible assets acquired based on their estimated fair values. The excess of the consideration transferred over those fair values was recorded as goodwill.

3.     Reclassifications

        Certain reclassifications have been made to conform One Communications' historical amounts to EarthLink's presentation. These reclassifications consisted of the following:

  •
  One Communications due from related parties of $0.3 million as of March 31, 2011 was reclassified as other current assets.

  •
  One Communications long-term deferred revenue of $10.4 million as of March 31, 2011 was reclassified as other long-term liabilities.

  •
  One Communications (gain) loss on disposition of property and equipment of $17,000 and ($639,000) during the three months ended March 31, 2011 and the year ended December 31, 2010, respectively, was reclassified as selling, general and administrative expenses.

  •
  One Communications other operating income of $25,000 and $333,000 during the three months ended March 31, 2011 and the year ended December 31, 2010, respectively, was reclassified as selling, general and administrative expenses.

  •
  One Communications interest expense and interest income totaling $12.0 million and $54.8 million during the three months ended March 31, 2011 and the year ended December 31, 2010, respectively, were reclassified as interest expense and other, net.

4.     Pro Forma Adjustments

        The pro forma adjustments included in the unaudited pro forma condensed combined consolidated financial statements are as follows:

Purchase Accounting Adjustments

(a)
To record the following adjustments to cash and cash equivalents (in thousands):

Cash paid for One Communications	$23,828
Cash paid to repay debt	275,848
Cash paid for other One Communications obligations	36,788

Total adjustments to cash and cash equivalents	$336,464

(b)
To record the difference between the preliminary estimated fair value and the historical amount of One Communications' accounts receivable.

(c)
To record the difference between the preliminary estimated fair value and the historical amount of certain prepaid assets and other long-term assets of One Communications, primarily related to the write-down of deferred customer costs and the deferred gain from sale of a business.

(d)
To record preliminary tax adjustments related to the One Communications acquisition (in thousands):

Increase in deferred tax assets, current	$3,754
Increase in deferred tax liabilities, noncurrent	(68,614)

Net increase in deferred income tax liabilities	$(64,860)

  The preliminary net increase in deferred income tax liabilities is primarily attributable to acquired deferred tax liabilities associated with certain intangible assets acquired, which were partially offset by EarthLink's ability to utilize certain net operating loss carryforwards from One Communications.

(e)
To record the difference between the preliminary estimated fair value and the historical amount of One Communications' property and equipment.

(f)
To record the difference between the preliminary estimated fair value and the historical amount of One Communications' intangible assets (in thousands):

	Historical Amounts, Net	Preliminary Fair Values	Increase
Customer relationships	$21,441	$160,900	$139,459
Developed technology	278	12,000	11,722
Trade name	105	3,900	3,795

Total intangible assets	$21,824	$176,800	$154,976

  Customer relationships represent the fair values of the underlying relationships and agreements with One Communications customers. Developed technology represents the fair values of One Communications business processes and tools, patents and proprietary business methods related to the design and development of One Communications' internally used software and technology. This proprietary know-how can be leveraged to develop new technology and improve EarthLink's existing technologies. Trade name represents the fair values of brand and name recognition associated with One Communications services.

(g)
To eliminate One Communications' historical goodwill and record the preliminary estimated fair value of goodwill for the acquisition (in thousands):

	Historical Amount	Preliminary Estimate	Increase
Goodwill	$94,410	$148,318	$53,908

  Goodwill represents the excess of the purchase price of an acquired business over the fair value of the underlying net tangible and intangible assets. Goodwill is not amortized, but rather is tested for impairment at least annually. In the event that EarthLink determines that the value of goodwill has become impaired, EarthLink will incur an accounting charge for the amount of impairment during the fiscal quarter in which such determination is made.

(h)
To record the difference between the preliminary estimated fair value and the historical amount of favorable and unfavorable indefeasible right-to-use agreements.

(i)
To record repayment of One Communications debt, including a $22.8 million decrease to the current portion of debt (including the One Communications' interest rate swap agreement), a $246.9 million decrease to long-term debt and a $6.1 million decrease in accrued interest. Also to record the write-off of $7.0 million of One Communications' historical unamortized debt issuance costs included in other long-term assets.

(j)
To record a decrease of $24.0 million for the payment of certain of One Communications' accrued liabilities at the closing of the acquisition. Also to record an increase of $5.6 million for the difference between the preliminary estimated fair value and the historical amount of One Communications' current liabilities that are determined to be probable and estimable as of the acquisition date.

(k)
To record the difference between the preliminary estimated fair value and the historical amount of certain One Communications current and long-term deferred revenue.

(l)
To record the difference between the preliminary estimated fair value and the historical amount of One Communications' other long-term liabilities that are determined to be probable and estimable as of the acquisition date, primarily related to lease-related liabilities.

(m)
To eliminate One Communications' historical stockholders' equity.

(n)
To record the issuance of 3.0 million shares of EarthLink common stock as follows:

Issuance of 1.7 million shares to One Communications' stockholders	$13,149
Issuance of 1.3 million shares to the escrow fund	10,449

Total amount of common stock issued	$23,598

(o)
To record an increase in depreciation and amortization expense as follows:

  •
  an increase in amortization expense of $5.3 million based on the estimated fair value of acquired One Communications' identifiable intangible assets over the estimated useful lives;

  •
  a decrease in depreciation expense of $0.9 million based on the estimated fair value of acquired One Communications' property and equipment over the expected useful lives.

(p)
To eliminate acquisition-related costs of $3.5 million for EarthLink for the three months ended March 31, 2011 and $28.9 million ($20.9 million for EarthLink and $8.0 million from ITC^DeltaCom) for the year ended December 31, 2010, as they reflect costs directly related to the merger, but do not have a continuing impact on the combined entity's results of operations.

(q)
To record a decrease of $11.3 million in interest expense and other, net, during the three months ended March 31, 2011 to eliminate historical interest expense of One Communications related to debt that was repaid at closing of the acquisition, and to record a decrease of $46.2 million in interest expense and other, net, during the year ended December 31, 2010 as follows:

  •
  a decrease of $40.9 million to eliminate historical interest expense of One Communications related to debt that was repaid at closing of the acquisition;

  •
  a decrease of $2.5 million to eliminate historical interest expense of ITC^DeltaCom related to the amortization of debt issuance costs and debt discount that were written off; and

  •
  a decrease of $2.8 million to record additional accretion for ITC^DeltaCom associated with the increase in debt to fair value of ITC^DeltaCom's debt, which is being amortized over the remaining life of the long-term debt.

(r)
To record the pro forma tax impact at weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had EarthLink, One Communications and ITC^DeltaCom filed consolidated income tax returns during the periods presented.

(s)
To record the estimated stock-based compensation expense related to ITC^DeltaCom restricted stock units assumed in connection with the acquisition as they relate to postcombination services using the straight-line amortization method over the remaining requisite service periods and to remove historical stock-based compensation expense.

(t)
To record an increase in depreciation and amortization expense as follows:

  •
  an increase in amortization expense of $19.3 million based on the estimated fair value of acquired ITC^DeltaCom identifiable intangible assets over the estimated useful lives;

  •
  a decrease in depreciation expense of $2.1 million based on the estimated fair value of acquired ITC^DeltaCom property and equipment over the expected useful lives;

  •
  an increase in amortization expense of $1.7 million based on the estimated fair value of acquired One Communications' identifiable intangible assets over the estimated useful lives; and

  •
  a decrease in depreciation expense of $3.7 million based on the estimated fair value of acquired One Communications' property and equipment over the expected useful lives.

Offering Adjustments

(u)
To record a net increase of $25.6 million in cash and cash equivalents due to the estimated proceeds of $289.7 million from the issuance of the Notes, less estimated debt issuance costs of $8.3 million and $255.8 million used to redeem EarthLink's 3.25% convertible senior notes. The Notes were issued at 96.555% of their principal amount, resulting in proceeds to the Company of approximately $289.7 million (before deducting fees and other expenses).

(v)
To record a net increase of $7.6 million in other long-term assets due to the estimated debt issuance costs of $8.3 million related to the Notes, less $0.7 million related to the elimination of

  EarthLink's historical debt issuance costs. Also to record an adjustment to accumulated deficit to write off of the unamortized debt discount on EarthLink's 3.25% convertible senior notes.

(w)
To record the issuance of the $300.0 million aggregate principal amount of the original notes at an issue price of 96.555%, resulting in cash proceeds of $289.7 million, and to record the redemption of $255.8 million of EarthLink's 3.25% convertible senior notes.

(x)
To record a net increase to interest expense and other, net, of $1.1 million due to the following:

  •
  an increase of $7.1 million (of which $0.3 million represents amortization of debt issuance costs and $0.2 million represents amortization of debt discount) related to the interest expense on the issuance of the Notes; and

  •
  a decrease of $6.1 million related to the elimination of historical interest expense on EarthLink's 3.25% convertible senior notes assumed redeemed with the proceeds of the Notes.

(y)
To record the pro forma tax impact at weighted average estimated income tax rates applicable to the jurisdictions in which the pro forma adjustments are expected to be recorded. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had EarthLink and One Communications filed consolidated income tax returns during the periods presented.

(z)
To record a net increase to interest expense and other, net, of $3.6 million due to the following:

  •
  an increase of $28.6 million (of which $1.0 million represents amortization of debt issuance costs and $0.9 million represents amortization of debt discount) related to the interest expense on the issuance of Notes;

  •
  a decrease of $23.5 million related to the elimination of historical interest expense on EarthLink's 3.25% convertible senior notes assumed redeemed with the proceeds of the Notes; and

  •
  a decrease of $1.5 million related to the write-off of accrued interest costs on EarthLink's 3.25% convertible senior notes that will not be incurred.

5.     Earnings per Share

        The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the weighted-average number of EarthLink common shares outstanding and are adjusted for the issuance of 3.0 million shares of common stock in connection with the acquisition of One Communications, which are assumed outstanding for all of 2010 and for the three months ended March 31, 2011.

DESCRIPTION OF OTHER INDEBTEDNESS

        The following summarizes the principal terms of our material debt agreements.

Senior Secured Revolving Credit Facility

        On May 20, 2011, the Company entered into a credit agreement (the "Credit Agreement") with Regions Bank, as administrative and collateral agent, and the other lenders party thereto, providing for a new senior secured revolving credit facility with aggregate revolving commitments of $150 million.

        This new senior secured revolving credit facility replaces the Company's existing $30 million senior secured credit facility and consists of the following:

  •
  a four year revolving credit facility under which the Company may obtain from time to time revolving loans of up to an aggregate principal amount of $150 million outstanding at any time (which may be increased up to $50 million with certain additional commitments from the current lenders or other financial institutions acceptable to the agent and the satisfaction of certain other customary conditions to such increase contained in the Credit Agreement);

  •
  a $30 million sublimit for borrowings by ITC^DeltaCom, Inc. ("ITC^DeltaCom"), a wholly-owned subsidiary of the Company, once it is joined to the Credit Agreement as a co-borrower (as discussed below);

  •
  a $30 million sublimit for the issuance of standby letters of credit; and

  •
  a $10 million sublimit for swingline loans.

        As of the date of this filing, no loans are outstanding under the new credit facility.

        The Company is the borrower (subject to ITC^DeltaCom becoming a co-borrower as discussed below) under the senior secured revolving credit facility. All obligations of the borrower(s) under the facility are guaranteed by each of the Company's existing and future direct and indirect domestic subsidiaries, other than (i) certain dormant, inactive or otherwise immaterial subsidiaries and (ii) until such time as ITC^DeltaCom and its subsidiaries have completed certain repayments or refinancing of ITC^DeltaCom's 10.5% Senior Secured Notes due 2016 (the "ITC^DeltaCom notes"), ITC^DeltaCom and its subsidiaries. ITC^DeltaCom and its subsidiaries are not required to guarantee the Company's senior secured credit facility until either (a) ITC^DeltaCom has repaid or refinanced the ITC^DeltaCom notes to the extent that such secured guarantee is permitted by the terms of the indenture governing the ITC^DeltaCom notes, or (b) the ITC^DeltaCom notes are repaid in full. At such time as ITC^DeltaCom becomes a guarantor of the credit facility, it will also become a co-borrower under the credit agreement to the extent of its $30 million sublimit discussed above. Following such guarantee and joinder as a co-borrower, the Company and its subsidiary guarantors will also guarantee all obligations of ITC^DeltaCom and its subsidiaries under the senior secured revolving credit facility.

        The obligations of the Company, the subsidiary guarantors, and ITC^DeltaCom (once joined as a co-borrower) under the credit facility, as well as obligations under any treasury management, interest protection or other hedging arrangements entered into with a lender (or affiliate thereof), are secured by first priority (subject to certain liens permitted by the Credit Agreement) liens on and security interests in, (i) substantially all of the Company's and the subsidiary guarantors' present and future personal property assets (subject to certain exclusions set forth in the Credit Agreement), (ii) certain of the Company's and the subsidiary guarantors' present and future real estate owned in fee simple that is required by the Credit Agreement to be mortgaged, (iii) all present and future shares of the capital stock of the Company's and the subsidiary guarantors' present and future subsidiaries (excluding (a) the stock of subsidiaries for which regulatory approval of such pledge has not been obtained, (b) the stock of ITC^DeltaCom's subsidiaries until such time as ITC^DeltaCom becomes a guarantor as provided above, and (c) any stock in excess of 66% of the voting stock of non-U.S. subsidiaries), and (iv) all proceeds and products of the foregoing property and assets.

        The Company (and ITC^DeltaCom, once it is joined as a co-borrower) may use the proceeds of loans under the senior secured revolving credit facility for working capital, permitted acquisitions, capital expenditures and general corporate purposes, including the refinancing of existing indebtedness, in each case not in contradiction of applicable laws. Letters of credit issued under the credit facility may be used to support operating needs of the Company and its subsidiaries.

        The final maturity date of the senior secured revolving credit facility is May 20, 2015. The Company may prepay the senior secured revolving credit facility in whole or in part at any time without premium or penalty, subject to reimbursement of the lenders' breakage and redeployment costs in the case of prepayment of LIBOR borrowings. The Company may irrevocably reduce or terminate the unutilized portion of the senior secured revolving credit facility at any time without penalty.

        Subject to the terms of the Credit Agreement, the Company (and ITC^DeltaCom, once it is joined as a co-borrower), at its option, may borrow at either the LIBOR rate or the base rate (each as defined in the Credit Agreement), in each case plus an applicable margin determined based on the Company's consolidated leverage ratio. Each swingline loan shall bear interest at swingline rate established by the swingline lender and accepted by the Company. For LIBOR loans, the Company (and ITC^DeltaCom, once it is joined as a co-borrower, as applicable) may select interest periods of one, two, three or six months, subject to availability. Interest shall be payable at the end of the selected interest period for LIBOR loans, but no less frequently than quarterly, and at the end of each calendar quarter, for base rate loans. During the continuance of any default under the Credit Agreement, the applicable interest rate or letter of credit fee may be increased by 2% per annum.

        The Credit Agreement contains representations and warranties, covenants, and events of default with respect to the Company and its subsidiaries that are customarily applicable to senior secured credit facilities. Notwithstanding the foregoing, such covenants will not apply to ITC^DeltaCom and its subsidiaries until the earlier of (i) the repayment or refinancing in full of the ITC^DeltaCom notes or (ii) the date ITC^DeltaCom and its U.S. subsidiaries become guarantors of the senior secured revolving credit facility (as discussed above). The negative covenants contained in the Credit Agreement include restrictions on the ability of the Company and its subsidiaries to, among other things, incur additional indebtedness, incur liens on assets, engage in certain mergers, acquisitions or divestitures, pay dividends or make other distributions, voluntarily prepay certain other indebtedness (including certain prepayments of the Company's existing notes and the ITC^DeltaCom notes), enter into transactions with affiliates, make investments, and change the nature of their businesses, and amend the terms of certain other indebtedness (including the Company's existing notes and the ITC^DeltaCom notes), in each case subject to certain exceptions set forth in the Credit Agreement,

        Additionally, the Credit Agreement requires the Company to maintain a maximum consolidated leverage ratio (the ratio of Funded Debt, as defined in the Credit Agreement, to EBITDA) of 3.5 to 1.0 and a minimum consolidated interest coverage ratio (the ratio of EBITDA (less capital expenditures) to interest expense) of 2.0 to 1.0.

ITC^DeltaCom Notes

        As of the date of this prospectus, ITC^DeltaCom, our wholly-owned subsidiary, has outstanding $324.8 million principal amount of ITC^DeltaCom notes.

        The 10.5% senior secured notes accrue interest at a rate of 10.5% per year. Interest on the ITC^DeltaCom notes is payable semi-annually in cash in arrears on April 1 and October 1 of each year, commencing on October 1, 2010. The ITC^DeltaCom notes will mature on April 1, 2016.

        We may redeem some or all of the ITC^DeltaCom notes, at any time before April 1, 2013, at a redemption price equal to 100% of their principal amount plus a "make-whole" premium. We may redeem some or all of the ITC^DeltaCom notes, at any time on or after April 1, 2013, at specified redemption prices declining from 105.250% to 100% of their principal amount. In addition, before April 1, 2013, we may redeem up to 35% of the aggregate principal amount of the ITC^DeltaCom notes at a redemption price equal to 110.5% of their principal amount with the net proceeds of certain equity offerings. During any 12-month period before April 1, 2013, we may redeem up to 10% of the aggregate principal amount of the ITC^DeltaCom notes at a redemption price equal to 103% of their principal amount. If ITC^DeltaCom (1) sells certain of its assets and does not either (a) apply the net sale proceeds to repay indebtedness under the ITC^DeltaCom notes, or other indebtedness secured on a first-priority basis or (b) reinvest the net sale proceeds in its business, or (2) experiences a change of control, we may be required to offer to purchase ITC^DeltaCom notes from holders at 100% of their principal amount, in the case of a sale of assets, or 101% of their principal amount, in the case of a change of control. We would be required to pay accrued and unpaid interest, if any, on the ITC^DeltaCom notes redeemed or purchased in each of the foregoing events of redemption or purchase.

        Repayment of the ITC^DeltaCom notes may be accelerated upon the occurrence of events of defaults specified in the indenture governing the ITC^DeltaCom notes.

        The ITC^DeltaCom notes are general senior obligations and rank equally in right of payment with all of ITC^DeltaCom's existing and future senior indebtedness. The ITC^DeltaCom notes are secured on a first-priority basis, along with any future pari passu secured obligations, subject to specified exceptions and permitted liens, by substantially all of ITC^DeltaCom's assets and the assets of its subsidiaries that are deemed to be restricted subsidiaries under the indenture governing ITC^DeltaCom notes. The ITC^DeltaCom notes are guaranteed on a senior secured basis by each of ITC^DeltaCom's domestic restricted subsidiaries on the initial issue date of the ITC^DeltaCom notes and will be guaranteed on a senior secured basis by each of ITC^DeltaCom's future domestic restricted subsidiaries, other than certain excluded subsidiaries, and any foreign restricted subsidiary that guarantees any indebtedness or any domestic restricted subsidiary. The guarantees are the subsidiary guarantors' general senior obligations and rank equally in right of payment with all of the subsidiary guarantors' existing and future senior indebtedness. The ITC^DeltaCom notes are not guaranteed by EarthLink, Inc. or our other subsidiaries, other than the ITC^DeltaCom subsidiaries described above.

        The indenture that governs the ITC^DeltaCom notes contains covenants that, among other things, limit ITC^DeltaCom's ability, and the ability of its restricted subsidiaries, to incur additional indebtedness, create liens, pay dividends on, redeem or repurchase its capital stock, make investments or repay subordinated indebtedness, engage in sale-leaseback transactions, enter into transactions with affiliates, sell assets, create restrictions on dividends and other payments from its subsidiaries, issue or sell stock of subsidiaries and engage in mergers and consolidations. All of the covenants are subject to a number of important qualifications and exceptions under the indenture governing the ITC^DeltaCom notes; that indenture does not contain any financial maintenance covenants.

3.25% Convertible Senior Notes

        As of the date of this prospectus, we have outstanding $255.8 million principal amount of 3.25% Convertible Senior Notes due 2026, which we refer to as the "3.25% convertible senior notes" in this prospectus.

        The 3.25% convertible senior notes bear interest at 3.25% per year on the principal amount of the 3.25% convertible senior notes until November 15, 2011, and 3.50% interest per year on the principal amount of the 3.25% convertible senior notes thereafter, payable semi-annually in May and November of each year. The 3.25% convertible senior notes rank as our senior unsecured obligations.

        The 3.25% convertible senior notes are payable with cash and, if applicable, are convertible into shares of our common stock. The initial conversion rate was 109.6491 shares per $1,000 principal amount of 3.25% convertible senior notes (which represented an initial conversion price of approximately $9.12 per share). As a result of our cash dividend payments, the conversion rate has been adjusted and was 121.9549 shares per $1,000 principal amount of 3.25% convertible senior notes as of March 31, 2011 (which represents a conversion price of approximately $8.20 per share), subject to further adjustment. Upon conversion, a holder will receive cash up to the principal amount of the 3.25% convertible senior notes and, at our option, cash, or shares of our common stock or a combination of cash and shares of common stock for the remainder, if any, of the conversion obligation. The conversion obligation is based on the sum of the "daily settlement amounts" for the 20 consecutive trading days that begin on, and include, the second trading day after the day the 3.25% convertible senior notes are surrendered for conversion. The 3.25% convertible senior notes will be convertible only in the following circumstances: (1) during any calendar quarter after the calendar quarter ending December 31, 2006 (and only during such calendar quarter), if the closing sale price of our common stock for each of 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price in effect on the last trading day of the immediately preceding calendar quarter; (2) during the five consecutive business days immediately after any five consecutive trading day period in which the average trading price per $1,000 principal amount of 3.25% convertible senior notes was equal to or less than 98% of the average conversion value of the 3.25% convertible senior notes during the note measurement period; (3) upon the occurrence of specified corporate transactions, including the payment of dividends in certain circumstances; (4) if we have called the 3.25% convertible senior notes for redemption; and (5) at any time from, and including, October 15, 2011 to, and including, November 15, 2011 and at any time on or after November 15, 2024. We have the option to redeem the 3.25% convertible senior notes, in whole or in part, for cash, on or after November 15, 2011, provided that we have made at least ten semi-annual interest payments. In addition, the holders may require us to purchase all or a portion of their 3.25% convertible senior notes on each of November 15, 2011, November 15, 2016 and November 15, 2021.

        The 3.25% convertible senior notes are our senior unsecured obligations and rank equally in right of payment with all of our existing and future senior unsecured indebtedness (including the notes offered hereby), and junior to any of our existing and future secured indebtedness to the extent of the security therefor. The notes are not guaranteed by our subsidiaries or joint ventures, and accordingly are effectively subordinated to the indebtedness and other liabilities of our subsidiaries and joint ventures (including trade payables).

        We may use up to $255.8 million of the proceeds of original notes offering to redeem our 3.25% convertible senior notes on or after November 15, 2011.

DESCRIPTION OF NOTES

        The Notes have been issued under an indenture dated as of May 17, 2011, and a First Supplemental Indenture thereto, dated as of June 7, 2011(as so supplemented, the "Indenture"), among EarthLink, Inc., the Subsidiary Guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (the "Trustee"). The references to the "Company" in this description refer only to EarthLink, Inc. and not to any of its Subsidiaries. In this section, references to the "Notes" or "notes" are references to the outstanding 8.875% Senior Notes due 2019 and the new exchange 8.875% Senior Notes due 2019 offered hereby, collectively.

        The Company originally issued the Notes under the Indenture in an offering not requiring registration under the Securities Act.

        The following summary of certain provisions of the Indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indenture, including the definitions of certain terms in the Indenture, which provisions are made a part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Copies of the Indenture are available upon request from the Company. Whenever particular defined terms of the Indenture not defined herein are referred to, such defined terms are incorporated herein by reference. For definitions of certain capitalized terms used in the following summary, see "—Certain Definitions."

Brief Description of Notes and Guarantees

        The Notes:

  •
  are general senior unsecured obligations of the Company;

  •
  rank equally in right of payment with all existing and future Senior Indebtedness of the Company, but are effectively subordinated to all of the Company's existing and future secured Indebtedness to the extent of the value of the collateral that secures such Indebtedness;

  •
  are senior in right of payment to all future Indebtedness of the Company that is subordinated in right of payment to the Notes;

  •
  are unconditionally guaranteed, jointly and severally, by each Subsidiary Guarantor; and

  •
  are structurally subordinated to any existing and future Indebtedness and other liabilities of Subsidiaries that are not Subsidiary Guarantors.

        Each Subsidiary Guarantee of a Subsidiary Guarantor:

  •
  is a general senior unsecured obligation of such Subsidiary Guarantor;

  •
  ranks equally in right of payment with all existing and future Senior Indebtedness of such Subsidiary Guarantor, but is effectively subordinated to all of such Subsidiary Guarantor's secured Indebtedness to the extent of the value of the collateral that secures such Indebtedness;

  •
  is senior in right of payment to all existing and future Indebtedness of such Subsidiary Guarantor that is subordinated in right of payment to its Subsidiary Guarantee; and

  •
  is structurally subordinated to any existing and future Indebtedness and other liabilities of Subsidiaries of such Subsidiary Guarantor that are not also Subsidiary Guarantors.

        As of March 31, 2011, after giving pro forma effect to the original notes offering, the use of the net proceeds of the notes offering, the consummation of the Acquisitions and our entry into the senior secured revolving credit facility:

  •
  the Company and its Subsidiaries would have had $659.29 million of Indebtedness outstanding, of which approximately $369.2 million would have been senior secured Indebtedness;

  •
  the Company would have had an additional $150 million of unutilized capacity under its senior secured revolving credit facility; and

  •
  the Company's Subsidiaries that are not Subsidiary Guarantors would have had $458.4 million of Indebtedness and other liabilities outstanding.

        On a pro forma basis after giving effect to the original notes offering, the use of the net proceeds of the notes offering and the consummation of the acquisition of One Communications, the Company's Subsidiaries that are not Subsidiary Guarantors would have accounted for:

  •
  $441.4 million (or 28%) of the Company's consolidated revenues and $24.3 million (or 33%) of the Company's consolidated net loss, in each case for the fiscal year ended December 31, 2010; and

  •
  $625.8 million (or 36%) of the Company's consolidated total assets and $441.2 million (or 46%) of the Company's consolidated total liabilities, in each case as of December 31, 2010.

Principal, Maturity and Interest

        The Company issued $300,000,000 aggregate principal amount of the original notes on May 17, 2011. The Notes will mature on May 15, 2019.

        Interest on the Notes accrues at a rate of 8.875% per annum from the Closing Date or from the most recent interest payment date to which interest had been paid or provided for. Interest on the Notes is payable semi-annually (to holders of record at the close of business on the May 1 or November 1 immediately preceding the interest payment date) on May 15 and November 15 of each year, beginning on November 15, 2011. Interest on the Notes is computed on the basis of a 360-day year of twelve 30-day months. As described under "The Exchange Offer—Additional Interest in Certain Circumstances" and "—Events of Default," the Company may be required to pay additional interest under certain circumstances. All references in the Indenture, in any context, to any interest payable on or with respect to the Notes shall be deemed to include any additional interest payable under such circumstances.

        Principal of, premium, if any, and interest on the Notes is payable, and the Notes may be exchanged or transferred, at the office or agency of the Company in the Borough of Manhattan, The City of New York, or at the corporate trust office of the Trustee, provided, however, that, at the Company's option, payment of interest may be made by check mailed to the holders at their addresses as they appear in the security register maintained for the Notes.

        The Notes were originally issued only in fully registered form, without coupons, in denominations of $2,000 of principal amount and any integral multiple of $1,000 in excess thereof. For additional information, see "—Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a fee to cover any transfer tax or other similar governmental charge payable in connection with a registration of transfer or exchange.

        The Company may, subject to the covenants described below under the caption "—Certain Covenants—Incurrence of Indebtedness" and applicable law, issue additional Notes ("Additional Notes") under the Indenture. The Notes offered hereby and any Additional Notes subsequently issued would be treated as a single series for all purposes under the Indenture and would be considered "Notes" for purposes of the provisions of the Indenture summarized in this prospectus.

Subsidiary Guarantees

        All obligations of the Company under the Indenture (including, without limitation, the Company's obligations to make payments of principal, interest and premium, if any) with respect to the Notes are guaranteed, jointly and severally, by each Subsidiary Guarantor for the ratable benefit of each holder of any outstanding Note from time to time. The Subsidiary Guarantors consists of the Company's Domestic Restricted Subsidiaries, other than certain excluded Domestic Restricted Subsidiaries as described below, and any Foreign Restricted Subsidiary that guarantees any Indebtedness of the Company or any of its Domestic Restricted Subsidiaries. All of the Company's Subsidiaries that guarantee the Initial Credit Agreement have initially guaranteed the Notes. Under the Indenture, any amount received by the Trustee through the enforcement of any Subsidiary Guarantee will be applied, following payment to the Trustee for all expenses incurred by it in connection with such enforcement and for any other fees, expenses and indemnities then owing to the Trustee, to all outstanding obligations in respect of principal, interest and premium, if any, then owing on the Notes.

        If:

          (1)   the Company and its Restricted Subsidiaries have sold their ownership interest in a Subsidiary Guarantor such that it ceases to be a Subsidiary of any such entity, or

          (2)   a Subsidiary Guarantor has sold all or substantially all its assets,

in each case, in a transaction that complies with the Indenture, then such Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. For additional information, see "—Certain Covenants—Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" and "—Consolidation, Merger and Sale of Assets."

        If, at any time following the Closing Date, the Subsidiary Guarantors have paid, pursuant to enforcement by the Trustee of any Subsidiary Guarantees, the aggregate principal amount of, and accrued and unpaid interest and premium (if any) under, the Notes then outstanding and any other amounts due under the Indenture, then, at such time, all of the Subsidiary Guarantors will be discharged from their Subsidiary Guarantees and all other obligations under the Indenture.

        The Indenture provides that the obligations of a Subsidiary Guarantor under its Subsidiary Guarantee will be limited to the maximum amount that will result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not to be deemed to constitute a fraudulent conveyance or fraudulent transfer under federal or state law. For additional information, see "Risk Factors—Risks Related to the Notes—A subsidiary guarantee could be voided if it constitutes a fraudulent transfer under U.S. bankruptcy or similar state law, which would prevent the holders of the notes from relying on that subsidiary to satisfy claims."

        The following Subsidiaries are not required to guarantee the Notes:

          (1)   Subsidiaries, whether now existing or hereafter formed, for which proper governmental approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees (provided that the Company shall use commercially reasonable efforts to cause such Subsidiaries to obtain all authorizations and consents of governmental authorities required in order for such Subsidiaries to guarantee the Notes at the earliest practicable date); for purposes of this paragraph, the requirement to use "commercially reasonable efforts" shall not be deemed to require the Company to make material payments in excess of normal fees and costs to or at the direction of governmental authorities or to change the manner in which it conducts its business in any respect that the management of the Company shall determine in good faith to be adverse or materially burdensome;

          (2)   at the Company's option, Subsidiaries, in the aggregate, whose assets are less than 5.0% of the consolidated total assets of the Company and its consolidated Subsidiaries (excluding, for so long as they are not required to guarantee the Notes, ITC^DeltaCom and its Subsidiaries) as shown on the most recent consolidated financial statements of the Company;

          (3)   for so long as (i) the ITC^DeltaCom Notes remain outstanding or (ii) the indenture governing the ITC^DeltaCom Notes contains covenants or other provisions that could prohibit

  ITC^DeltaCom or its subsidiaries from providing a guarantee of the Notes, ITC^DeltaCom and its subsidiaries; and

          (4)   any Receivables Subsidiary.

        In addition, if the Company designates a Subsidiary Guarantor as an Unrestricted Subsidiary, which the Company may do under certain circumstances, the designated Subsidiary Guarantor will be released from all of its obligations under its Subsidiary Guarantee. As of the Closing Date, the Company had no Unrestricted Subsidiaries.

        To the extent that Subsidiaries of the Company are not Subsidiary Guarantors, claims of creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including holders of the Notes. Therefore, the Notes will be effectively subordinated in right of payment to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company formed or acquired in the future that are not Subsidiary Guarantors.

Optional Redemption

        Prior to May 15, 2015, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the Notes upon not less than 45 days prior written notice to the Trustee and not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the security register, at a redemption price equal to 100% of the principal amount thereof plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, but excluding, the redemption date, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

        On and after May 15, 2015 and prior to maturity, the Company may, at its option, in whole or in part, at any time or from time to time, redeem any of the Notes upon not less than 45 days prior written notice to the Trustee and not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the security register. The Notes will be redeemable at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to, but excluding, the redemption date (subject to the right of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on an interest payment date), if redeemed during the 12-month period commencing on May 15 of the following years:

Year	Redemption Price
2015	104.438%
2016	102.219%
2017 and thereafter	100.000%

        In addition, prior to May 15, 2014, the Company may, at its option, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes (including any Additional Notes) with the net cash proceeds from one or more Equity Offerings at a redemption price of 108.875% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption; provided, however, that:

  •
  Notes representing at least 65% of the principal amount of the Notes (including any Additional Notes) initially issued remain outstanding immediately after each such redemption; and

  •
  notice of each such redemption is mailed within 90 days after the closing of the related Equity Offering.

        In the case of any partial redemption of the Notes, the Trustee will select the Notes for redemption:

  •
  in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed and those of the depositary if such Notes are global notes; or

  •
  if the Notes are not listed, by lot or by such other method as the Trustee in its sole discretion deems to be fair and appropriate and otherwise in accordance with the procedures of the depositary, except that no Note of $2,000 or less, in original principal amount, will be redeemed in part.

If any Note is to be redeemed in part, the notice of redemption relating to that Note will state the portion of the principal amount of the Note to be redeemed. A new Note in principal amount equal to the unredeemed portion of the Note will be issued in the name of the holder upon cancellation of the original Note.

No Sinking Fund

        There will be no sinking fund payments for the Notes.

Certain Covenants

Limitation on Indebtedness

        The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness (other than the Notes issued on the Closing Date, and any Notes exchanged therefor or for Additional Notes under the terms of the Indenture and the Registration Rights Agreement, and any other Existing Indebtedness); provided, however, that the Company and any Restricted Subsidiary may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Consolidated Leverage Ratio of the Company would be greater than zero and less than 3.75:1.00; provided that the amount of Indebtedness that may be Incurred pursuant to the foregoing by Restricted Subsidiaries that are not Subsidiary Guarantors shall not exceed $15.0 million at any one time outstanding.

        Notwithstanding the foregoing, the Company and any Restricted Subsidiary (except as specified below) may Incur each and all of the following:

          (1)   Indebtedness Incurred under Credit Agreements outstanding at any time in an aggregate principal amount not to exceed $200.0 million, less the aggregate amount of all Net Cash Proceeds of Asset Sales applied to permanently repay any such Indebtedness pursuant to the covenant described below under "—Limitation on Asset Sales";

          (2)   Indebtedness owed:

            (A)  to the Company; or

            (B)  to any Restricted Subsidiary; provided, however, that any such Indebtedness of the Company or a Subsidiary Guarantor owing to a Restricted Subsidiary that is not a Subsidiary Guarantor is expressly subordinated in right of payment to the Notes or the Subsidiary Guarantee, as the case may be; provided, further, that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company, another Restricted Subsidiary or the holder of a Lien permitted by the Indenture) will be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (2);

          (3)   Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness (other than Indebtedness Incurred under clause (1), (2), (4), (6), (7), (9) or (10) of this paragraph) and any refinancings thereof in an amount not to exceed the amount so refinanced or refunded (plus premiums, accrued interest, fees and expenses); provided, however, that Indebtedness the proceeds of which are used to refinance or refund the Notes or Indebtedness that is pari passu in right of payment with, or subordinated in right of payment to, the Notes shall only be permitted under this clause (3) if:

            (A)  in case the Notes or any Subsidiary Guarantees are refinanced in part or the Indebtedness to be refinanced is pari passu in right of payment with the Notes or any Subsidiary Guarantees, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made pari passu in right of payment with, or subordinate in right of payment to, the remaining Notes or such Subsidiary Guarantees, as applicable;

            (B)  in case the Indebtedness to be refinanced is subordinated in right of payment to the Notes or any Subsidiary Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the Notes or such Subsidiary Guarantee, as applicable, at least to the extent that the Indebtedness to be refinanced is subordinated in right of payment to the Notes or such Subsidiary Guarantee, as applicable; and

            (C)  such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced or funded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; provided, further, that in no event may the Company's Indebtedness be refinanced by means of any Indebtedness of any of its Restricted Subsidiaries pursuant to this clause (3);

          (4)   Indebtedness:

            (A)  under Currency Agreements and Interest Rate Agreements; provided, however, that such agreements are:

                (i)  designed to protect the Company or the Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and not for speculative purposes; and

               (ii)  do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; or

            (B)  arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any of the Company's obligations or those of any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the purchase or disposition of any business, assets or Restricted Subsidiary (other than Guarantees of Indebtedness Incurred by any Person acquiring all or any portion of such business, assets or Restricted Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by the Company or any Restricted Subsidiary, as applicable, in connection with such purchase or disposition;

          (5)   Indebtedness of the Company, to the extent the net proceeds thereof are promptly:

            (A)  used to purchase Notes tendered in an Offer to Purchase made as a result of a Change of Control; or

            (B)  deposited to defease the Notes as described below under "—Defeasance";

          (6)   Guarantees of the Notes and Guarantees by the Company or any Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary that were permitted to be Incurred by another provision of this covenant; provided that if the Indebtedness being Guaranteed is subordinated in right of payment to the Notes or a Subsidiary Guarantee, then such Guarantee shall be subordinated in right of payment to the Notes or such Subsidiary Guarantee to the same extent as the Indebtedness Guaranteed; provided, further, that only the Company and Subsidiary Guarantors may Guarantee Indebtedness Incurred pursuant to the first paragraph of this covenant in excess of $15.0 million;

          (7)   Indebtedness Incurred to finance or refinance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) to acquire equipment, inventory or network assets (including acquisitions by way of Capitalized Lease Obligations and acquisitions of the Capital Stock of a Person that becomes a Restricted Subsidiary to the extent of the fair market value of the equipment, inventory or network assets so acquired, plus goodwill associated therewith) by the Company or a Restricted Subsidiary after the Closing Date, including Indebtedness issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Indebtedness Incurred under this clause (7); provided, however, that the aggregate principal amount of such Indebtedness outstanding at any time may not exceed the greater of $75.0 million and 5.0% of Total Assets at the time of Incurrence;

          (8)   Acquired Indebtedness; provided, however, that after giving effect to the Incurrence of such Indebtedness pursuant to this clause (8) and the related acquisition transaction, either (a) the Company would have been able to Incur $1.00 of Indebtedness under the first paragraph of this covenant or (b) the Company's Consolidated Leverage Ratio would not be greater than such ratio immediately prior to such acquisition transaction;

          (9)   Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing that is not recourse to the Company or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings); and

          (10) Indebtedness (in addition to Indebtedness permitted under clauses (1) through (9) above) in an aggregate principal amount outstanding at any time not to exceed $35.0 million.

        Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that the Company or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

        For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount of Indebtedness shall not be included.

        For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, the Company, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses; provided, however, that the Company need not classify such item of

Indebtedness solely by reference to one provision permitting such Indebtedness, but instead may classify such item of Indebtedness in part by reference to one such provision and in part by reference to one or more other provisions of this covenant; provided, further, that Indebtedness under Credit Agreements outstanding on the Closing Date, if any, will be deemed to have been Incurred on such date in reliance on the exception provided by clause (1) of the second paragraph of this covenant.

        Neither the Company nor any Subsidiary Guarantor will Incur any Indebtedness that pursuant to its terms is subordinated or junior in right of payment to any Indebtedness unless such Indebtedness is subordinated in right of payment to the Notes or the relevant Subsidiary Guarantee, as applicable, to the same extent; provided that Indebtedness will not be considered subordinated or junior in right of payment to any other Indebtedness solely by virtue of being unsecured or secured to a greater or lesser extent or with greater or lower priority.

Limitation on Restricted Payments

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

          (1)   declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (A) dividends or distributions payable solely in shares of the Company's Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock (other than Disqualified Stock); and (B) dividends and distributions payable by a Restricted Subsidiary solely to the Company or a Restricted Subsidiary and, if such Restricted Subsidiary is not a Wholly Owned Subsidiary, to its other shareholders on a pro rata basis or on such other basis that result in the receipt by the Company or a Restricted Subsidiary of dividends or distributions of greater value that it would receive on a pro rata basis);

          (2)   purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of:

            (A)  the Company or an Unrestricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Person; or

            (B)  a Restricted Subsidiary (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of the Company (other than a Wholly Owned Restricted Subsidiary) or any holder (or any Affiliate of such holder) of 5.0% or more of the Company's Capital Stock;

          (3)   make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of any Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee (other than Indebtedness Incurred under clause (2) of the second paragraph of the "Limitation on Indebtedness" covenant); or

          (4)   make any Investment, other than a Permitted Investment, in any Person;

(such payments or any other actions described in clauses (1) through (4) above being collectively called "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

            (A)  a Default or Event of Default shall have occurred and be continuing;

            (B)  the Company could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; or

            (C)  the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and evidenced by a board resolution) made after the Closing Date shall exceed the sum of:

                (i)  the amount by which Consolidated EBITDA of the Company exceeds 300% of Consolidated Interest Expense of the Company, in each case determined on a cumulative basis during the period (taken as one accounting period) from the beginning of the fiscal quarter in which the Closing Date occurs and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant; plus

               (ii)  the aggregate Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after the Closing Date from the issuance and sale of its Capital Stock (other than Disqualified Stock) permitted by the Indenture to a Person who is not a Subsidiary of the Company, including an issuance or sale of Indebtedness of the Company permitted by the Indenture for cash after the Closing Date upon the conversion of such Indebtedness into the Company's Capital Stock (other than Disqualified Stock), or from the issuance to a Person who is not a Subsidiary of the Company of any options, warrants or other rights to acquire Capital Stock of the Company (exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the Notes); plus

              (iii)  an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any Person resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary, or from the Net Cash Proceeds from the sale of any such Investment (except, in each case, to the extent any such payment or proceeds are included in the calculation of Adjusted Consolidated Net Income), or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investments"), not to exceed, in each case, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

        The foregoing provision shall not be violated by reason of:

          (1)   the payment of any dividend within 60 days after the date of declaration thereof if, at such date of declaration, such payment would comply with the foregoing paragraph;

          (2)   the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to the Notes or any Subsidiary Guarantee, including premium, if any, and accrued and unpaid interest, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (3) of the second paragraph of the "Limitation on Indebtedness" covenant;

          (3)   the repurchase, redemption or other acquisition of the Company's Capital Stock or that of an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

          (4)   the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of any Indebtedness which is subordinated in right of payment to the Notes or any Subsidiary Guarantee in exchange for, or out of the proceeds of a substantially concurrent sale of, shares of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock);

          (5)   payments or distributions to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the Indenture applicable to mergers, consolidations and transfers of all or substantially all of the Company's property and assets;

          (6)   Investments in any Person the primary business of which is a Permitted Business; provided, however, that the aggregate amount of Investments made pursuant to this clause (6) does not exceed the sum of:

            (A)  $40.0 million, plus

            (B)  the amount of Net Cash Proceeds and the fair market value of all non-cash proceeds received by the Company after the Closing Date from the sale of Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock) to a Person who is not a Subsidiary of the Company, except to the extent such Net Cash Proceeds or non-cash proceeds are used to make Restricted Payments pursuant to clause (4)(C)(ii) of the first paragraph of this "Limitation on Restricted Payments" covenant, or clause (3), (4) or (7) of this paragraph, plus

            (C)  the net reduction in Investments made pursuant to this clause (6) resulting from distributions on or repayments of such Investments or from the Net Cash Proceeds or non-cash proceeds from the sale of any such Investment (except in each case to the extent any such distributions, repayments or proceeds are included in the calculation of Adjusted Consolidated Net Income) or from such Person becoming a Restricted Subsidiary (valued in each case as provided in the definition of "Investments"), provided, however, that the net reduction in any Investment shall not exceed the amount of such Investment;

          (7)   Investments acquired in exchange for Capital Stock (other than Disqualified Stock) of the Company (or options, warrants or other rights to acquire such Capital Stock), except to the extent such Investments have been used to make Restricted Payments pursuant to clause (4)(C)(ii) of the first paragraph of this "Limitation on Restricted Payments" covenant;

          (8)   payments of cash in lieu of fractional shares of the Company's Capital Stock in an aggregate amount not to exceed $250,000;

          (9)   Restricted Payments in addition to the Restricted Payments permitted by the other clauses of this paragraph, in an aggregate amount not to exceed $50.0 million;

          (10) the repurchase, redemption or other acquisition of the Company's Capital Stock (or options, warrants or other rights to acquire such Capital Stock) from Persons who are or were formerly the directors, officers or employees of the Company or any of the Company's Restricted Subsidiaries, provided, however, that (x) the only consideration paid by the Company or any Restricted Subsidiary in respect of such redemptions, repurchases or other acquisitions for value shall be cash, and (y) the aggregate amount paid by the Company or any Restricted Subsidiary in cash in respect of all such redemptions, repurchases or other acquisitions for value pursuant to this clause (10) shall not exceed $10.0 million;

          (11) the declaration and payment of dividends to holders of Disqualified Stock of the Company issued in compliance with the covenant described under "—Limitation on Indebtedness" to the extent such dividends are included in the definition of "Consolidated Interest Expense";

          (12) the purchase, redemption, retirement or other acquisition for value of Capital Stock of the Company (or options, warrants or other rights to acquire such Capital Stock) tendered by the holder thereof in payment of withholding or other taxes relating to the vesting, delivery, exercise, exchange or conversion of options, restricted stock, restricted stock units, warrants or other rights relating to, or representing rights to acquire, Capital Stock of the Company;

          (13) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Financing and the payment or distribution of Receivables Fees;

          (14) dividends payable with respect to Disqualified Stock Incurred as permitted pursuant to the "Limitation on Indebtedness" covenant; and

          (15) Permitted Payments to Parent;

provided further, however, that, except in the case of clauses (1), (3), (4), (7), (12) and (13) of this paragraph, no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

        Each Restricted Payment permitted pursuant to the preceding paragraph (other than the Restricted Payment referred to in clause (2) or (13) thereof, an exchange of Capital Stock (or options, warrants or other rights to acquire Capital Stock) for Capital Stock (or options, warrants or other rights to acquire Capital Stock) or Indebtedness referred to in clause (3), (4) or (12) thereof and an Investment referred to in clause (6) or (7) thereof), and the Net Cash Proceeds and the fair market value of non-cash proceeds from any issuance of Capital Stock referred to in clauses (3), (4), (6) and (7) thereof, shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of the Company's Capital Stock or options, warrants or other rights to acquire such Capital Stock are used for the redemption, repurchase or other acquisition of the Notes, or Indebtedness that is pari passu in right of payment with the Notes, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by the Company or any other Restricted Subsidiary;

          (2)   pay any Indebtedness owed to the Company or any other Restricted Subsidiary;

          (3)   make loans or advances to the Company or any Restricted Subsidiary; or

          (4)   transfer any of its property or assets to the Company or any other Restricted Subsidiary.

        The foregoing provisions shall not restrict any encumbrances or restrictions:

          (1)   existing on the Closing Date (including encumbrances and restrictions existing on the Closing Date that are contained in the terms of the ITC^DeltaCom Notes) or any other agreements in effect on the Closing Date, and any amendments, modifications, extensions, refinancings, renewals or replacements of such agreements; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, refinancings, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

          (2)   existing under or by reason of applicable law or required by any regulatory authority having jurisdiction over the Company or any Restricted Subsidiary;

          (3)   existing with respect to any Person or the property or assets of such Person acquired by the Company or any Restricted Subsidiary, existing at the time of such acquisition and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any Person or the property or assets of any Person other than such Person or the property or assets of such Person so acquired, and any amendments, modifications, extensions, refinancings, renewals or replacements of such encumbrances or restrictions; provided, however, that the encumbrances and restrictions in any such amendments, modifications, extensions, renewals or replacements, taken as a whole, are not materially more restrictive (as determined by the Company) than those encumbrances or restrictions that are then in effect and that are being amended, modified, extended, refinanced, renewed or replaced;

          (4)   in the case of clause (4) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant:

            (A)  that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset;

            (B)  existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any of the property or assets of the Company or a Restricted Subsidiary not otherwise prohibited by the Indenture; or

            (C)  arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, reduce the value of the property or assets of the Company or a Restricted Subsidiary in any manner material to the Company or such Restricted Subsidiary;

          (5)   with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

          (6)   contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

            (A)  the encumbrance or restriction either:

                (i)  applies only in the event of a payment default or non-compliance with respect to a financial covenant contained in such Indebtedness or agreement; or

               (ii)  is contained in a Credit Agreement;

            (B)  the encumbrance or restriction is not materially more disadvantageous to the holders of the Notes than is customary in comparable financings (as determined by the Company); and

            (C)  the Company determines on the date of the Incurrence of such Indebtedness that any such encumbrance or restriction would not be expected to materially impair the Company's ability to make principal or interest payments on the Notes;

          (7)   arising from customary provisions in joint venture agreements and other agreements entered into in the ordinary course of business;

          (8)   pursuant to the Notes and the Subsidiary Guarantees and any exchange notes and Subsidiary Guarantees exchanged therefor or for Additional Notes and the related Subsidiary Guarantees to be issued pursuant to the Indenture and the Registration Rights Agreement;

          (9)   imposed on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

          (10) imposed in connection with Capitalized Leases or purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature specified in clause (4) above on the property so acquired;

          (11) contained in the terms of any Indebtedness of any Restricted Subsidiary that is Incurred as permitted pursuant to the "Limitation on Indebtedness" covenant;

          (12) imposed in connection with any Investment not prohibited by the "Limitation on Restricted Payments" covenant and or in connection with any Permitted Investment; provided, however, that such restriction or encumbrance applies only to the Person that is the subject of such Investment or Permitted Investment, as applicable;

          (13) contained in the terms of any Secured Indebtedness otherwise permitted to be Incurred pursuant to the "Limitation on Indebtedness" and "Limitation on Liens" covenants that limit the right of the debtor to dispose of the assets securing such Secured Indebtedness;

          (14) customary guarantees by the Company of non-Indebtedness obligations of a Subsidiary set forth in leases, licenses and other agreements entered into by the Subsidiary in the ordinary course of business; or

          (15) applicable to a Receivables Subsidiary and effected in connection with a Qualified Receivables Financing; provided, however, that such restriction or encumbrance applies only to such Receivables Subsidiary.

        Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent the Company or any Restricted Subsidiary from:

          (1)   creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant; or

          (2)   restricting the sale or other disposition of the Company's property or assets or the property or assets of any of its Restricted Subsidiaries that secure the Company's Indebtedness or the Indebtedness of any of its Restricted Subsidiaries.

Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

        The Company will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary (including options, warrants or other rights to acquire shares of such Capital Stock) except:

          (1)   to the Company or a Wholly Owned Restricted Subsidiary;

          (2)   issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries, to the extent required by applicable law;

          (3)   if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale; and

          (4)   issuances or sales of Common Stock of a Restricted Subsidiary, provided, however, that the Company or such Restricted Subsidiary applies the Net Cash Proceeds, if any, of any such sale in compliance with the "Limitation on Asset Sales" covenant.

Limitation on Transactions with Affiliates

        The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with a Related Person or with any Affiliate of the Company or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than could be obtained, at the time of such transaction (or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor) in a comparable arm's-length transaction with a Person that is not such a Related Person or an Affiliate.

        The foregoing limitation does not limit and shall not apply to:

          (1)   transactions:

            (A)  approved by a majority of the disinterested members of the Company's Board of Directors or by a majority of the members of the audit committee or compensation committee of such Board of Directors constituted in accordance with the rules of The Nasdaq Stock Market, Inc. or other United States national securities exchange; or

            (B)  for which the Company or a Restricted Subsidiary delivers to the Trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to the Company or such Restricted Subsidiary from a financial point of view;

          (2)   any transaction solely between the Company and any Wholly Owned Restricted Subsidiary or solely between Wholly Owned Restricted Subsidiaries;

          (3)   fees and compensation paid to and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors (or a committee thereof) or senior management;

          (4)   any transactions pursuant to employment agreements or arrangements entered into by the Company or any Restricted Subsidiary in the ordinary course of business and any issuance of securities, or other payments, awards or grants in cash, securities or otherwise, pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans or other employee benefit plans approved by the Company's Board of Directors;

          (5)   any grant of stock options, restricted stock or other awards to employees and directors of the Company or any Restricted Subsidiary pursuant to plans approved by the Company's Board of Directors;

          (6)   any transactions pursuant to any agreement or arrangement as in effect as of the Closing Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement or arrangement thereto so long as any such amendment or replacement agreement or arrangement is not more disadvantageous to the holders of the Notes in any material respect than the original agreement as in effect on the Closing Date;

          (7)   the issuance of Capital Stock of the Company (other than Disqualified Stock);

          (8)   any Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

          (9)   sales of accounts receivable, or participations therein, in connection with any Qualified Receivables Financing;

          (10) transactions with a Person (other than an Unrestricted Subsidiary of the Company) that is an Affiliate of the Company solely because the Company owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person; or

          (11) any Parent Transaction.

        Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions With Affiliates" covenant and not covered by clauses (2) through (9) of the foregoing paragraph, (a) the aggregate amount of which exceeds $20.0 million, but does not exceed $50.0 million, in value, must be determined to be fair in the manner provided for in clause (1)(A) or (1)(B) above and (b) the aggregate amount of which exceeds $50.0 million in value, must be determined to be fair in the manner provided for in clause (1)(B) above.

Limitation on Liens

        The Company will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien on any of its assets or properties of any character (including, without limitation, licenses), or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary, except Permitted Liens.

Limitation on Sale-Leaseback Transactions

        The Company will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby the Company or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which the Company or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

        The foregoing restriction shall not apply to any sale-leaseback transaction if:

          (a)    (1)  the Company or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to transaction pursuant to the covenant described under "—Limitation on Indebtedness" and (b) create a Lien on such property securing such Attributable Debt pursuant to the "Limitation on Liens" covenant; and

            (2)   the Company or such Restricted Subsidiary applies an amount not less than the net proceeds received from such sale in compliance with the "Limitation on Asset Sales" covenant; or

          (b)   such sale is of real property (acquired in the ordinary course of business and not for speculative purposes) and the improvements and fixtures thereon and the lease is on current market terms.

Limitation on Asset Sales

        The Company will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless:

          (1)   the consideration received by the Company or the Restricted Subsidiary is at least equal to the fair market value of the assets sold or disposed of; and

          (2)   at least 75% of the consideration received consists of cash or Temporary Cash Investments. For purposes of this clause (2), each of the following shall be deemed to be cash:

            (a)   any liabilities, as shown on the Company's most recent consolidated balance sheet, of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets pursuant to a customary assumption or similar agreement;

            (b)   any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by the Company or such Restricted Subsidiary into cash or Temporary Cash Investments within 180 days of receipt thereof, to the extent of the cash or Temporary Cash Investments received in that conversion; and

            (c)   any stock or assets of the kind referred to in clause (B) of the paragraph immediately following; and

        Within 12 months after the date of consummation of such Asset Sale, the Company shall or shall cause the relevant Restricted Subsidiary to:

          (A)  apply an amount equal to the Net Cash Proceeds of such Asset Sale to repay Secured Indebtedness and permanently reduce the commitments in respect thereof; or

          (B)  invest an equal amount, or the amount of Net Cash Proceeds of such Asset Sale not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within such 12-month period, which investment shall be consummated within 6 months after the date of such agreement), in (i) property or assets (other than current assets) of a nature or type or that are used in a Permitted Business or (ii) the Capital Stock of a Person primarily engaged in a Permitted Business that becomes a Restricted Subsidiary as a result of such investment; and

          (C)  apply such Net Cash Proceeds (to the extent not applied pursuant to clause (A) or (B)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant.

        The amount of such Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

        If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $20.0 million, the Company must commence, not later than the fifteenth Business Day of such month, and consummate an Offer to Purchase from the holders on a pro rata basis an aggregate principal amount of Notes and, to the extent permitted or required by the terms thereof, any other of the Company's Senior Indebtedness, equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount of the Notes and such other Senior Indebtedness, if applicable, on the relevant Payment Date, plus, in each case, accrued interest (if any) to, but excluding, the Payment Date. If any Excess Proceeds remain after consummation of an Offer to Purchase, the Company may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other Senior Indebtedness tendered in response to such Offer to Purchase exceeds the amount of Excess Proceeds, the Trustee will select the Notes and such other Senior Indebtedness to be purchased on a pro rata basis. Upon completion of the Offer to Purchase, the amount of Excess Proceeds will be reset to zero.

Future Subsidiary Guarantors

        The Indenture will require that the Company cause each Person that is or becomes a Domestic Restricted Subsidiary following the Closing Date (and is required to be a Subsidiary Guarantor) and any Foreign Restricted Subsidiary that Guarantees any Indebtedness of the Company or any Domestic Restricted Subsidiary of the Company to execute and deliver to the Trustee a supplemental indenture pursuant to which such Domestic Restricted Subsidiary or Foreign Restricted Subsidiary will guarantee the payment and performance of the Notes at the time such Person is or becomes a Domestic

Restricted Subsidiary that is required to be a Subsidiary Guarantor or Guarantees any such Indebtedness, as applicable.

Repurchase of Notes Upon a Change of Control

        The Company must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all Notes then outstanding, at a purchase price equal to 101% of the principal amount thereof on the relevant Payment Date, plus accrued interest (if any) to, but excluding, the Payment Date.

        The Company cannot assure you that it will have sufficient funds available at the time of any Change of Control to make any payment on outstanding Indebtedness (including repurchases of the Notes) required by the foregoing covenant (or that may be contained in agreements relating to the Company's other Indebtedness which might be outstanding at such time).

        The above covenant requiring the Company to repurchase the Notes will, unless consents are obtained, require the Company to repay all Indebtedness then outstanding which by its terms would prohibit such Note repurchase, either prior to or concurrently with such Note repurchase.

SEC Reports and Reports to Holders

        Whether or not the Company is then required to file reports with the SEC under the Exchange Act, the Company will file with the SEC (unless the SEC will not accept or does not permit such a filing, in which case the Company will supply to the Trustee in electronic form for forwarding to each holder upon request by such holder, without cost to any holder and at the expense of the Company), within the time periods specified in the SEC's rules and regulations:

          (1)   all quarterly and annual financial information with respect to the Company and its Subsidiaries that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms under the Exchange Act, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations," and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports under the Exchange Act.

        If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, or in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        In addition, the Company agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports and other information required by the preceding paragraphs, it will furnish to holders of Notes and prospective investors in the Notes, upon request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

        For so long as the Company files the foregoing reports and other information with the SEC, the Company will be deemed to have furnished such reports and other information to the Trustee if the Company has filed such reports and other information with the SEC via the EDGAR filing system or any successor electronic filing system and such reports are publicly available.

Consolidation, Merger and Sale of Assets

          (a)   The Company will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Company, unless:

            (1)   the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or that acquired or leased the Company's property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of the Company's obligations on all of the Notes and under the Indenture;

            (2)   immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing;

            (3)   immediately after giving effect to such transaction on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided, however, that this clause (3) shall not apply to a consolidation, merger or sale of all or substantially all of the Company's assets if immediately after giving effect to such transaction, on a pro forma basis, the Company or any Person becoming the successor obligor of the Notes shall have a Consolidated Leverage Ratio equal to or less than the Consolidated Leverage Ratio of the Company immediately prior to such transaction; and

            (4)   if the Company is not the continuing Person, the Company delivers to the Trustee an Officers' Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with;

provided that clause (3) above will not apply if, in the good faith determination of the Board of Directors of the Company, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the Company or to create a holding company pursuant to a Parent Transaction and provided, further, that any such transaction shall not have as one of its purposes the evasion of the foregoing limitations. In addition, clauses (3) and (4) above will not apply to any consolidation, merger, sale, conveyance, transfer, lease or other disposition of assets between or among the Company and any Restricted Subsidiaries.

        The Person formed by such consolidation or merger, or to which such sale, transfer, lease or other disposition is made, will succeed to, and be substituted for, and may exercise every right and power of the Company under the Indenture, but in the case of

          (1)   a sale, transfer, assignment, conveyance or other disposition (unless such sale, transfer, assignment, conveyance or other disposition is of all the assets of the Company), or

          (2)   a lease,

the Company will not be released from any of the obligations or covenants under the Indenture, including with respect to the payment of the Notes.

          (b)   The Company will not permit any Subsidiary Guarantor to consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any Person (other than the Company or another Subsidiary Guarantor) or permit any Person (other than another Subsidiary Guarantor) to merge with or into such Subsidiary Guarantor, unless:

          (A)    (1)  such Subsidiary Guarantor shall be the continuing Person, or the Person (if other than such Subsidiary Guarantor) formed by such consolidation or into which such Subsidiary Guarantor is merged or that acquired or leased such Subsidiary Guarantor's property and assets shall be a corporation, partnership or limited liability company organized and validly existing under the laws of the United States of America or any jurisdiction thereof and shall expressly assume, by supplemental indenture, executed and delivered to the Trustee, all of such Subsidiary Guarantor's obligations under the notes, the applicable Subsidiary Guarantee, the Indenture and the Registration Rights Agreement;

            (2)   immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

            (3)   such Subsidiary Guarantor delivers to the Trustee an Officers' Certificate and opinion of counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture comply with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; or

          (B)  such transaction constitutes a sale or other disposition (including by way of consolidation or merger) of such Subsidiary Guarantor or the sale, conveyance, transfer, lease or other disposition of all or substantially all of such Subsidiary Guarantor's property and assets (in each case other than with, into or to the Company or another Subsidiary Guarantor) otherwise permitted by the Indenture.

The Subsidiary Guarantee of such Subsidiary Guarantor shall be released to the extent set forth under "—Subsidiary Guarantees."

Events of Default

        The following events are defined as "Events of Default" in the Indenture:

          (1)   default in the payment of principal of (or premium, if any, on) any Note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

          (2)   default in the payment of interest on any Note when the same becomes due and payable, and such default continues for a period of 30 days;

          (3)   default in the performance or breach of the provisions of the "Consolidation, Merger and Sale of Assets" covenant or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes Upon a Change of Control" covenant;

          (4)   the Company defaults in the performance of or breaches any other covenant or agreement of the Company in the Indenture or under the Notes (other than a default specified in clause (1), (2) or (3) above), and such default or breach continues for a period of 60 consecutive days after written notice by the Trustee to the Company or the holders of 25% or more in aggregate principal amount of the Notes to the Company and the Trustee;

          (5)   there occurs with respect to any issue or issues of Indebtedness of the Company or any Restricted Subsidiary having an outstanding principal amount of $20.0 million or more in the aggregate for all such issues of all such Persons, whether such Indebtedness now exists or shall hereafter be created, (A) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (B) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

          (6)   any final judgment or order (not covered by insurance) for the payment of money in excess of $20.0 million in the aggregate for all such final judgments or orders against all such Persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the Company or any Restricted Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $20.0 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

          (7)   a court having jurisdiction in the premises enters a decree or order for

            (A)  relief in respect of the Company or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect;

            (B)  appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

            (C)  the winding up or liquidation of the affairs of the Company or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

          (8)   the Company or any Significant Subsidiary

            (A)  commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law;

            (B)  consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Company or any Significant Subsidiary or for all or substantially all of the property and assets of the Company or any Significant Subsidiary; or

            (C)  effects any general assignment for the benefit of creditors;

          (9)   Subsidiary Guarantees provided by Subsidiary Guarantors that individually or together would constitute a Significant Subsidiary cease to be in full force and effect (other than in accordance with the terms of such Subsidiary Guarantees or the terms of the Indenture) or any Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee.

        If an Event of Default (other than an Event of Default specified in clause (7) or (8) above that occurs with respect to the Company) occurs and is continuing under the Indenture, the Trustee or holders of at least 25% in aggregate principal amount of the Notes then outstanding by written notice to the Company (and to the Trustee if such notice is given by the holders), may, and the Trustee at the written request of such holders shall, declare the principal amount of, premium, if any, and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal amount, premium, if any, and accrued interest shall be immediately due and payable.

        Notwithstanding the foregoing, to the extent elected by the Company, the sole remedy for an Event of Default relating to the failure to comply with "—Certain Covenants—SEC Reports and Reports to Holders" and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act, will for the first 120 days after the occurrence of such an Event of Default consist exclusively of the right to receive additional interest on the Notes at an annual rate equal to 0.50% of the principal amount of the Notes. This additional interest will be paid semi-annually in arrears, with the first semi-annual payment due on the first interest payment date following the date on which the additional interest begins to accrue on any Notes. The additional interest will accrue on all outstanding Notes from and including the date on which such Event of Default first occurs to, but excluding, the 120th day thereafter (or such earlier date on which such Event of Default shall have been cured or waived). On such 120th day (or earlier, if such Event of Default shall have been cured or waived prior to such 120th day), such special interest will cease to accrue and, if such Event of Default has not been cured or waived prior to such 120th day, the Notes will be subject to acceleration as provided above. In the event the Company does not elect to pay additional interest upon an Event of Default in accordance with this paragraph, the Notes will be subject to acceleration as provided above. If the Company elects to pay such additional interest, it will notify the Trustee and paying agent of such election on or before the close of business on the date on which such Event of Default first occurs.

        In the event of a declaration of acceleration because an Event of Default set forth in clause (5) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to such clause (5) shall be remedied or cured by the Company or the relevant Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto.

        If an Event of Default specified in clause (7) or (8) above occurs with respect to the Company, the principal amount of, premium, if any, and accrued interest on the Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

        The holders of at least a majority in principal amount of the outstanding Notes, by written notice to the Company and to the Trustee, may waive all past Defaults and rescind and annul a declaration of acceleration and its consequences if (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived and (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "—Modification and Waiver."

        The holders of at least a majority in aggregate principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee pursuant to the Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or the Indenture, that may involve the Trustee in personal liability, or that the Trustee determines in good faith may be unduly prejudicial to the rights of holders of Notes not joining in the giving of such direction, and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such Notes. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders pursuant to the Indenture, unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

        A holder may not pursue any remedy with respect to the Indenture or the Notes unless:

          (1)   the holder gives the Trustee written notice of a continuing Event of Default;

          (2)   the holders of at least 25% in aggregate principal amount of outstanding Notes make a written request to the Trustee to pursue the remedy;

          (3)   such holder or holders offer the Trustee indemnity and/or security satisfactory to the Trustee against any costs, liability or expense;

          (4)   the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and/or security; and

          (5)   during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding Notes do not give the Trustee a direction that is inconsistent with the request.

        However, such limitations do not apply to the right of any holder of a Note to receive payment of the principal amount of, premium, if any, or interest on, such Note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the Notes, which right shall not be impaired or affected without the consent of the holder.

        The Indenture requires certain of the Company's officers to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the Company and the Restricted Subsidiaries and their performance under the Indenture and that the Company and the Restricted Subsidiaries have fulfilled all obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. The Company is also obligated to notify the Trustee of any default or defaults in the performance of any covenants or agreements under the Indenture.

Defeasance

Defeasance and Discharge

        The Indenture provides that the Obligors will be deemed to have paid and will be discharged from any and all obligations in respect of the outstanding Notes, and the provisions of the Indenture will no longer be in effect with respect to the Notes (except for, among other matters, certain obligations to register the transfer or exchange of the Notes, to replace stolen, lost or mutilated Notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

          (1)   the Company has deposited with the Trustee, in trust, money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes;

          (2)   the Company has delivered to the Trustee

            (A)  either (i) an opinion of counsel to the effect that holders of Notes will not recognize income, gain or loss for federal income tax purposes as a result of the Company's exercise of its option under this "defeasance" provision and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which opinion of counsel must be based upon a change in applicable U.S. federal income tax law after the Closing Date or (ii) a ruling directed to the Trustee received from the Internal Revenue Service to the same effect as the aforementioned opinion of counsel; and

            (B)  an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and that, after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

          (3)   immediately after giving effect to such deposit, on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith), and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound; and

          (4)   if at such time the Notes are listed on a national securities exchange, the Company has delivered to the Trustee an opinion of counsel to the effect that the Notes will not be delisted as a result of such deposit, defeasance and discharge.

Defeasance of Certain Covenants and Certain Events of Default

        The Indenture further provides that the provisions of the Indenture will no longer be in effect with respect to clause (3) under "—Consolidation, Merger and Sale of Assets" and all the covenants described herein under "—Certain Covenants," and clause (3) under "—Events of Default" with respect to such clause (3) under "—Consolidation, Merger and Sale of Assets," clause (4) under "—Events of Default" with respect to such other covenants and clauses (5), (6), (9) and (10) under "—Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the Trustee, in trust, of money and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the Notes on the Stated Maturity of such payments in accordance with the terms of the Indenture and the Notes, the satisfaction of the provisions described in clauses (2)(B), (3) and (4) under "—Defeasance—Defeasance and Discharge" and the delivery by the Company to the Trustee of an opinion of counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

Defeasance and Certain Other Events of Default

        In the event the Company exercises its option to omit compliance with certain covenants and provisions of the Indenture as described in the immediately preceding paragraph and the Notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money and/or U.S. Government Obligations on deposit with the Trustee will be sufficient to pay amounts due on such Notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on such Notes at the time of the acceleration resulting from such Event of Default. However, the Company will remain liable for such payments.

Satisfaction and Discharge

        The Indenture will be discharged and will cease to be of further effect when:

          (1)   either:

            (a)   all Notes that have been authenticated and delivered (other than destroyed, lost or stolen Notes that have been replaced, Notes that are paid and Notes for whose payment money or securities have theretofore been deposited in trust and thereafter repaid to the Company) have been delivered to the Trustee for cancellation and the Company or any other Obligor has paid all sums payable under the Indenture; or

            (b)   all Notes mature within one year or are to be called for redemption within one year and the Company or any other Obligor has irrevocably deposited with the Trustee, as trust funds in trust solely for the benefit of the holders, money or U.S. Government Obligations sufficient, without consideration of any reinvestment of interest, to pay the principal of, premium, if any, and accrued interest on the Notes to the date of maturity or redemption and all other sums payable under the Indenture;

          (2)   no Default or Event of Default shall have occurred and be continuing on the date of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, the Indenture (other than any Default or Event of Default resulting from the borrowing of funds to be applied to make the deposit referred to in clause (1) above and the granting of Liens in connection therewith) or any other instrument to which the Company or any other Obligor is a party or by which the Company or any other Obligor is bound; and

          (3)   the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as applicable.

        In addition, the Company must deliver an Officers' Certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Modification and Waiver

With the Consent of Holders

        Modifications and amendments of the Indenture and the Notes may be made by the Company, the Subsidiary Guarantors and the Trustee (upon the Trustee's receipt of an officer's certificate and opinion of counsel confirming compliance of such modification or amendment with the requirements of the Indenture) with the consent of the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, and the holders of not less than a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Trustee, may waive future compliance by the Company and the Subsidiary Guarantors or any other Restricted Subsidiaries with any provision of the Indenture or the Notes; provided, however, that no such modification, amendment or waiver may, without the consent of each affected holder of Notes (with respect to any Notes held by a non-consenting holder):

          (1)   change the Stated Maturity of the principal of, or any installment of interest on, any Note or alter the provisions with respect to the redemption of the notes described above under "—Optional Redemption"); provided, however, that any modification or amendment of the "Limitation on Asset Sales" or the "Repurchase of Notes Upon a Change of Control" covenants occurring prior to any obligation of the Company to purchase Notes arising thereunder shall not be deemed to change the Stated Maturity of the principal of, or any installment of interest on, any Note;

          (2)   reduce the principal amount of, or interest or premium, if any, on any Note;

          (3)   change the place or currency of payment of principal of, or interest or premium, if any, on any Note;

          (4)   impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any Note or any Subsidiary Guarantee;

          (5)   reduce the percentage of outstanding Notes, the consent of whose holders is necessary to modify or amend the Indenture or the Notes, waive future compliance with any provision of the Indenture or the Notes or waive past Defaults;

          (6)   waive a default in the payment of principal of, or interest or premium, if any, on the Notes; or

          (7)   release any Subsidiary Guarantee other than pursuant to the terms of the Indenture.

Without the Consent of Holders

        The Company, when authorized by a resolution of its Board of Directors (as evidenced by a board resolution), and the Trustee (upon delivery to it of an officer's certificate and an opinion of counsel confirming compliance of such amendment or supplement with the requirements of the Indenture) may amend or supplement the Indenture or the Notes without notice to or the consent of any holder:

          (1)   to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action shall not adversely affect the interests of the holders of the Notes;

          (2)   to provide for the assumption of the Company's or a Subsidiary Guarantor's obligations to holders of Notes and Subsidiary Guarantees if and to the extent required in the case of a merger or consolidation or sale or all or substantially all of the Company's or such Subsidiary Guarantor's assets, as applicable, in accordance with the "Consolidation, Merger and Sale of Assets" covenant;

          (3)   to comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

          (4)   to evidence and provide for the acceptance of appointment under the Indenture by a successor trustee;

          (5)   to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (6)   to add one or more initial or additional Guarantees;

          (7)   to grant Liens securing the Notes;

          (8)   to conform the terms of the Indenture to the terms set forth under "Description of Notes" in this prospectus;

          (9)   to provide for the issuance of Additional Notes; or

          (10) to make any change that, in the good faith opinion of the Board of Directors of the Company as evidenced by a board resolution, does not materially and adversely affect the rights of any holder.

No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees

        The Indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Subsidiary Guarantor in the Indenture, or in any of the Notes or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator or against any past, present or future stockholder, other equity holder, officer, director, employee or controlling Person, as such, of either the Company or the Subsidiary Guarantors or of any of their respective successors. Each holder, by accepting the Notes, waives and releases all such liability.

Trustee

        The Indenture provides that, except during the continuance of a Default, the Trustee will perform only such duties as are specifically set forth in the Indenture. If an Event of Default has occurred and is continuing, the Trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the Indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The Indenture and the provisions of the Trust Indenture Act incorporated by reference into the Indenture contain limitations on the rights of the Trustee, if it should become a creditor of an Obligor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The Trustee is permitted to engage in other transactions with the Company or the Company's affiliates; provided that, if it acquires any conflicting interest, it must eliminate such conflict or resign.

Book-Entry; Delivery and Form

        The Notes will initially be represented by one or more global notes in registered form without interest coupons attached.

        Global notes will be exchanged with the Trustee as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below. Except as set forth below, global notes may be transferred only to another nominee of DTC or to a successor of DTC or its nominee, in whole and not in part. Except in the limited circumstances described below under "—Exchange of Global Notes for Certificated Notes," beneficial interests in global notes may not be exchanged for Notes in certificated form and owners of beneficial interests in global notes will not be entitled to receive physical delivery of Notes in certificated form.

Depositary Procedures

        The following description of the operations and procedures of DTC, Euroclear System S.A./N.V., or "Euroclear," as operator of the Euroclear System, and Clearstream Banking, société anonyme, or "Clearstream," is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. We take no responsibility for these operations and procedures and urge investors to contact the system or their participants directly to discuss these matters.

        DTC has advised us that it is a limited-purpose trust company created to hold securities for its participating organizations, or "participants," and to facilitate the clearance and settlement of transactions in those securities between the participants through electronic book-entry changes in accounts of the participants. The participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies, which are referred to as "indirect participants," that clear though or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by or on behalf of DTC only through the participants or the indirect participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the participants and indirect participants.

        DTC has also advised us that, pursuant to procedures established by it:

  (1)
  upon deposit of the global notes, DTC will credit the accounts of participants with portions of the principal amount of the global notes; and

  (2)
  ownership of these interests in global notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the participants) or by the participants and the indirect participants (with respect to other owners of beneficial interests in the global notes).

        All interests in a global note may be subject to the procedures and requirements of DTC. Interests in a global note held through Euroclear or Clearstream also may be subject to the procedures and requirements of those systems. The laws of some states require that certain persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a global note to persons that are subject to those requirements will be limited to that extent. Because DTC may act only on behalf of participants, which in turn act on behalf of indirect participants, the ability of a person having beneficial interests in a global note to pledge those interests to persons that do not participate in the DTC system, or otherwise take actions in respect of those interests, may be affected by the lack of a physical certificate evidencing such interests.

        Except as described below, owners of interests in the global notes will not have Notes registered in their names, will not receive physical delivery of Notes in registered, certificated form, and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

        Payments in respect of the principal of and premium, interest and special interest, if any, on a global note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, we and the Trustee will treat the persons in whose names Notes, including global notes, are registered as the owners of such Notes for the purpose of receiving payments and for all other purposes. Consequently, neither we, the Trustee nor any agent of us or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect or accuracy of DTC's records or any participant's or indirect participant's records relating to, or payments made on account of, beneficial ownership interests in global notes, or for maintaining, supervising or reviewing any of DTC's records or any participant's or indirect participant's records relating to the beneficial ownership interests in global notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its participants or indirect participants.

        DTC has advised us that its current practice, upon receipt of any payment in respect of securities such as the Notes (including payments of principal and interest), is to credit the accounts of the relevant participants with the payment on the payment date in amounts proportionate to their respective ownership interests in the relevant security as shown on DTC's records. Payments by the participants and the indirect participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the participants or the indirect participants and will not be the responsibility of DTC, the Trustee or us. Neither we nor the Trustee will be liable for any delay by DTC or any of its participants in identifying the beneficial owners of any Notes, and we and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the Notes for all purposes.

        DTC has advised us that it will take any action permitted to be taken by a holder of the Notes only at the direction of one or more participants to whose account DTC has credited the interests in the global notes and only in respect of the portion of the aggregate principal amount of the Notes as to which such participant or participants has or have given such direction. If there has occurred and is continuing an Event of Default under the Notes, DTC reserves the right to exchange the applicable global notes for Notes in registered, certificated form, and to distribute such certificated forms of Notes to its participants.

Exchange of Global Notes for Certificated Notes

        A global note is exchangeable for definitive notes in registered, certificated form if:

  •
  DTC (a) notifies us that it is unwilling or unable to continue as depositary for the applicable global notes and we thereupon fail to appoint a successor depositary within 90 days or (b) has ceased to be a clearing agency registered under the Exchange Act;

  •
  we, at our option, notify the Trustee in writing that we elect to cause the issuance of the Notes in certificated form; or

  •
  there has occurred and is continuing an Event of Default with respect to the Notes.

        In addition, beneficial interests in a global note may be exchanged for certificated Notes upon prior written notice given to the Trustee by DTC on behalf of its direct or indirect participants in accordance with the Indenture.

        In all cases, certificated Notes delivered in exchange for any global note or beneficial interests in a global note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of its direct or indirect participants (in accordance with DTC's customary procedures).

Same Day Settlement and Payment

        Except for trades involving only Euroclear and Clearstream participants, interests in the global notes will trade in DTC's same-day funds settlement system and secondary market trading activity in such interests will therefore settle in immediately available funds, subject in all cases to the rules and procedures of DTC and the participants. Transfers between participants in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

        Cross-market transfers between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary. Such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global note from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global note from a DTC participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised us that cash received in Euroclear or Clearstream as a result of sales of interests in a global note by or through a Euroclear or Clearstream participant to a DTC participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of interests in global notes among participants, they are under no obligation to perform or to continue to perform those procedures, and may discontinue or change those procedures at any time. Neither we, the Trustee nor any agent of us or the Trustee will have any responsibility for the performance by DTC, Euroclear, Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Certain Definitions

        Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the Indenture. Reference is made to the Indenture for the definition of any other capitalized term used herein for which no definition is provided.

        "Acquired Indebtedness" means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with an Business Acquisition by the Company or a Restricted Subsidiary and not Incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such Business Acquisition; provided, however, that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such Business Acquisition shall not be Acquired Indebtedness.

        "Acquisitions" means the acquisitions by the Company of ITC^DeltaCom, One Communications Corp. and their respective subsidiaries.

        "Adjusted Consolidated Net Income" means, for any period, aggregate net income (or loss) of any Person and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided, however, that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

          (1)   the net income (or loss) of any other Person that is not a Restricted Subsidiary, except (A) with respect to net income, to the extent of the amount of dividends or other distributions actually paid to such Person or any of its Restricted Subsidiaries by such other Person during such period and (B) with respect to net losses, to the extent of the amount of Investments made by such Person or any of its Restricted Subsidiaries in such other Person during such period;

          (2)   solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant (and in such case, except to the extent includable pursuant to clause (1) above), the net income (or loss) of any other Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with such Person or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such other Person are acquired by such Person or any of its Restricted Subsidiaries;

          (3)   solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, the net income of any Restricted Subsidiary (other than a Subsidiary Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

          (4)   any gains or losses (on an after-tax basis) attributable to Asset Sales, the disposition of securities or the early extinguishment of Indebtedness;

          (5)   solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, any amount paid or accrued as dividends (other than dividends to the extent paid or payable in shares of Capital Stock (other than Disqualified Stock) of such Person) on Preferred Stock of such Person or any Restricted Subsidiary owned by Persons other than such Person and any of its Restricted Subsidiaries;

          (6)   all extraordinary or non-recurring gains and losses; and

          (7)   the cumulative effect of a change in accounting principles;

          (8)   any (a) one-time non-cash compensation charges, (b) non-cash costs or expenses resulting from stock option plans, employee benefit plans, compensation charges or postemployment benefit plans, or grants or awards of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other rights and (c) write-offs or write-downs of goodwill and other asset impairment charges;

          (9)   any non-cash unrealized net after-tax income (loss) from Currency Agreements or Interest Rate Agreements or cash management obligations and the application of Accounting Standards Codification Topic 815 "Derivatives and Hedging" or from other derivative instruments;

          (10) any non-cash gain or loss for such period from currency translation gains or losses or net gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from obligations under Currency Agreements for currency exchange risk entered in relation with Indebtedness) will be excluded;

          (11) non-cash interest expense resulting from the application of Accounting Standards Codification Topic 470-20 "Debt—Debt with Conversion Options—Recognition";

          (12) any non-cash charges resulting from the application of Accounting Standards Codification Topic 805 "Business Combinations," Accounting Standards Codification Topic 350 "Intangibles—Goodwill and Other," Accounting Standards Codification Topic 360-10-35-15 "Impairment or Disposal of Long-Lived Assets," Accounting Standards Codification Topic 480-10-25-4 "Distinguishing Liabilities from Equity—Overall—Recognition" or Accounting Standards Codification Topic 820 "Fair Value Measurements and Disclosures"; and

          (13) the amortization or write-off of financing fees in connection with the issuance of the Notes and the closing of the Credit Agreement.

        "Affiliate" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

        "Applicable Premium" means, with respect to any Note on any applicable redemption date, the greater of:

          (1)   1.0% of the then outstanding principal amount of the Note; and

          (2)   the excess of:

            (a)   the present value at such redemption date of (i) the redemption price of the Note at May 15, 2015 (such redemption price being set forth in the table appearing above under "—Optional Redemption") plus (ii) all required interest payments due on the Note, through May 15, 2015 (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

            (b)   the then outstanding principal amount of the Note.

        "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by the Company or any Restricted Subsidiary to any Person other than the Company or any of its Restricted Subsidiaries of:

          (1)   all or any of the Capital Stock of any Restricted Subsidiary;

          (2)   all or substantially all of the property and assets of an operating unit or business of the Company or any Restricted Subsidiary; or

          (3)   any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of the Company or any Restricted Subsidiary outside the ordinary course of business of the Company or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the Indenture applicable to mergers, consolidations and sales of all or substantially all of the assets of the Company; provided, however, that "Asset Sale" shall not include:

            (A)  sales or other dispositions of inventory, receivables and other current assets;

            (B)  sales, transfers or other dispositions of assets constituting a Restricted Payment permitted to be made under the "Limitation on Restricted Payments" covenant;

            (C)  sales, transfers or other dispositions of assets with a fair market value not in excess of $20.0 million in any transaction or series of related transactions;

            (D)  sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would constitute property, assets or securities of the kind described in clause (B) of the second paragraph of the "Limitation on Asset Sales" covenant;

            (E)  a disposition of leasehold improvements or leased assets in connection with the termination of any operating lease;

            (F)  the licensing or sublicensing of intellectual property or other general intangibles and licenses, leases or subleases of other property;

            (G)  to the extent allowable under Section 1031 of the Code, or any successor provision, any exchange of like property for use in the business of the Company or a Restricted Subsidiary; or

            (H)  any sale or other disposition of assets of any Restricted Subsidiary that is not a Wholly Owned Subsidiary, except to the extent that the proceeds thereof are distributed to a Wholly Owned Restricted Subsidiary.

        "Attributable Debt" means Indebtedness deemed to be Incurred in respect of a sale-leaseback transaction, which will be, at the date of determination, the present value (discounted at the actual rate of interest implicit in such transaction, compounded semi-annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale-leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).

        "Average Life" means, at any date of determination with respect to any Indebtedness, the quotient obtained by dividing

          (1)   the sum of the products of (A) the number of years from such date of determination to the dates of each successive scheduled principal payment of such Indebtedness and (B) the amount of such principal payment by

          (2)   the sum of all such principal payments.

        "Board of Directors" means the Board of Directors of the Company.

        "Business Acquisition" means:

          (1)   an investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person shall become a Restricted Subsidiary or shall be merged into or consolidated with the Company or any Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business; or

          (2)   an acquisition by the Company or any Restricted Subsidiary of the property and assets of any Person other than the Company or any Restricted Subsidiary that constitute substantially all of a division or line of business of such Person; provided, however, that such division or line of business is engaged in a Permitted Business.

        "Business Disposition" means the sale or other disposition by the Company or any Restricted Subsidiary (other than to the Company or another Restricted Subsidiary) of:

          (1)   all or substantially all of the Capital Stock of any Restricted Subsidiary; or

          (2)   all or substantially all of the assets that constitute a division or line of business of the Company or any of the other Restricted Subsidiaries.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in equity of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all Common Stock and Preferred Stock.

        "Capitalized Lease" means, as applied to any Person, any lease of any property (whether real, personal or mixed) of which the discounted present value of the rental obligations of such Person as lessee, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.

        "Capitalized Lease Obligations" means the discounted present value of the rental obligations under a Capitalized Lease.

        "Change of Control" means such time as:

          (1)   a "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) has become the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Company's Voting Stock, on a Fully Diluted Basis;

          (2)   individuals who on the Closing Date constitute the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination by such Board of Directors for election by the stockholders of the Company was approved by a vote of at least a majority of the members of such Board of Directors then in office who either were members of such Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of such Board of Directors then in office;

          (3)   the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, other than any such transaction in which the holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction;

          (4)   any direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "Person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act);

          (5)   the adoption by the Company's stockholders of a plan or proposal for the liquidation, winding up or dissolution of the Company; or

          (6)   following a Parent Transaction, the Parent ceases to be the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company;

        provided, however, that a Parent Transaction shall not constitute a Change of Control.

        "Closing Date" means the date on which the Notes are originally issued under the Indenture.

        "Common Stock" means, with respect to any Person, such Person's equity other than Preferred Stock of such Person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all series and classes of such common stock, including any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) thereof.

        "Consolidated EBITDA" means, for any period and with respect to any Person, Adjusted Consolidated Net Income of such Person for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income:

            (A)  Consolidated Interest Expense;

            (B)  income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets);

            (C)  depreciation expense;

            (D)  amortization expense; and

            (E)  all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Adjusted Consolidated Net Income other than the accrual of revenue in the ordinary course of business, in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP.

        "Consolidated Interest Expense" means, for any period and with respect to any Person, the aggregate amount of interest in respect of Indebtedness, including, without limitation, (i) amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; (ii) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (iii) the net costs associated with Interest Rate Agreements; (iv) interest on Indebtedness that is Guaranteed or secured by such Person or any of its Restricted Subsidiaries; (v) the interest component of rentals in respect of Capitalized Lease Obligations; and (vi) dividends on Disqualified Stock, in each case that is paid, accrued or scheduled to be paid or to be accrued by such Person and its Restricted Subsidiaries during such period; in each case as determined on a consolidated basis for such Person and its Restricted Subsidiaries in conformity with GAAP; provided, however, that (1) solely for the purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant, the calculation of Consolidated Interest Expense shall exclude any interest of a Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net

Income pursuant to clause (3) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (3) of the definition thereof); and (2) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the Notes shall be excluded from such calculation.

        "Consolidated Leverage Ratio" means, on any Transaction Date and with respect to any Person, the ratio of:

          (1)   the aggregate principal amount of Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

          (2)   the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent four fiscal quarters for which such Person's financial statements have been filed with the SEC or provided to the Trustee pursuant to the "SEC Reports and Reports to Holders" covenant (such four fiscal quarter period being the "Four Quarter Period"); provided, that in making the foregoing calculation:

            (A)  pro forma effect shall be given to any Indebtedness to be Incurred or repaid on the Transaction Date;

            (B)  pro forma effect shall be given to Business Dispositions and Business Acquisitions (including giving pro forma effect to the application of proceeds of any Business Disposition) that occur from the beginning of the Four Quarter Period through the Transaction Date (the "Reference Period"), as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and

            (C)  pro forma effect shall be given to business dispositions and business acquisitions (including giving pro forma effect to the application of proceeds of any Business Disposition) that have been made by any Person that has become a Restricted Subsidiary or has been merged with or into such Person or any Restricted Subsidiary during such Reference Period and that would have constituted Business Dispositions or Business Acquisitions had such transactions occurred when such Person was a Restricted Subsidiary as if such business dispositions or business acquisitions were Business Dispositions or Business Acquisitions that occurred on the first day of such Reference Period;

provided that to the extent that clause (B) or (C) of this definition requires that pro forma effect be given to an Business Acquisition or Business Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the Person, or division or line of business of the Person, that is acquired or disposed of for which financial information is available. Any such pro forma calculation may include adjustments appropriate, in the reasonable determination of a responsible financial officer of the Company as set forth in an Officers' Certificate, to reflect operating expense reductions and other operating improvements or synergies resulting from the action being given pro forma effect (including, without limitation, the Acquisitions) that have been realized or for which substantially all the steps necessary for realization have been taken or, at the time of determination, are reasonably expected to be taken within 12 months immediately following any such action.

        The Four Quarter Period may include fiscal quarters of the applicable Person that ended, and Business Acquisitions and Business Dispositions that were consummated, before the date of the Indenture.

        "Credit Agreements" means (i) the Initial Credit Agreement and (ii) any and all other credit agreements, vendor financings, or similar facilities or other evidences of indebtedness of the Company and any Restricted Subsidiary for the Incurrence of Indebtedness, including letters of credit, bankers acceptances and any related notes, Guarantees, collateral and security documents, indentures, instruments and agreements executed in connection therewith, in each case as the same may be amended, extended, renewed, restated, replaced, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Indebtedness Incurred to refinance or otherwise replace, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under any such Credit Agreement or a successor Credit Agreement.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means any class or series of Capital Stock of any Person that by its terms or otherwise is:

          (1)   required to be redeemed prior to the Stated Maturity of the Notes;

          (2)   redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the Notes; or

          (3)   convertible into or exchangeable for Capital Stock referred to in clause (1) or (2) above or into or for Indebtedness having a scheduled maturity prior to the Stated Maturity of the Notes;

provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale," "change of control" or similar event occurring prior to the Stated Maturity of the Notes shall not constitute Disqualified Stock if the provisions relating to such "asset sale," "change of control" or similar event applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above and such Capital Stock, or the agreements or instruments governing the repurchase or redemption rights thereof, specifically provide that such Person will not repurchase or redeem any such Capital Stock pursuant to such provision prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes Upon a Change of Control" covenants described above.

        "Domestic Restricted Subsidiary" means any Restricted Subsidiary other than (i) a Foreign Restricted Subsidiary or (ii) a Subsidiary of a Foreign Restricted Subsidiary.

        "Equity Offering" means any public or private sale of Capital Stock (other than Disqualified Stock) of the Company or, following a Parent Transaction, the Parent, other than:

          (1)   public offerings with respect to the Company's common stock registered on Form S-8; and

          (2)   issuances to any Subsidiary of the Company.

        "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

        "Existing Indebtedness" means the Indebtedness of the Company and its Subsidiaries in existence on the Closing Date (other than Indebtedness under Credit Agreements outstanding on the Closing Date).

        "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Board of Directors, whose determination shall be conclusive if evidenced by a Board Resolution.

        "Foreign Restricted Subsidiary" means any Restricted Subsidiary which is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

        "Fully Diluted Basis" means, as of any date of determination, the sum of (x) the number of shares of Voting Stock outstanding as of such date of determination plus (y) the number of shares of Voting Stock issuable upon the exercise, conversion or exchange of all then-outstanding warrants, options, convertible Capital Stock or indebtedness, exchangeable Capital Stock or indebtedness, or other rights exercisable for or convertible or exchangeable into, directly or indirectly, shares of Voting Stock, whether at the time of issue or upon the passage of time or upon the occurrence of some future event, and whether or not in the money as of such date of determination.

        "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including, without limitation, those set forth in (i) the "Accounting Standards Codification" of the Financial Accounting Standards Board, (ii) such other statements and pronouncements by such other entity as approved by a significant segment of the accounting profession and (iii) the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in SEC staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations contained or referred to in the Indenture shall be computed in conformity with GAAP applied on a consistent basis.

        "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person:

          (1)   to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's- length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise); or

          (2)   entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include (a) endorsements for collection or deposit in the ordinary course of business or (b) office space leases or other leases of real property.

        The term "Guarantee" used as a verb has a corresponding meaning.

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided, however, that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any Person at any date of determination (without duplication):

          (1)   the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (2)   the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)   all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in clause (1) or (2) above or clause (5), (6) or (7) below) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such Person of a demand for reimbursement);

          (4)   all obligations of such Person to pay the deferred and unpaid purchase price of property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services, except Trade Payables;

          (5)   all Capitalized Lease Obligations of such Person;

          (6)   all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

          (7)   all Indebtedness of other Persons Guaranteed by such Person to the extent such Indebtedness is Guaranteed by such Person;

          (8)   to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements; and

          (9)   the maximum fixed redemption or repurchase price of Disqualified Stock, exclusive of accrued dividends, of such Person at the time of determination.

        The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at the time of its issuance as determined in conformity with GAAP.

        Notwithstanding the foregoing, the following will not constitute Indebtedness:

            (A)  any obligation in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, security or performance cash deposits, performance bonds, completion bonds, bid bonds, appeal bonds and surety bonds or other similar bonds or obligations, in each case incurred in the ordinary course of business, and any Guarantees or letters of credit functioning as or supporting any of the foregoing;

            (B)  any obligation consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case incurred in the ordinary course of business;

            (C)  cash management or similar treasury or custodial arrangements;

            (D)  any indebtedness that has been defeased in accordance with GAAP or defeased pursuant to the deposit of cash or cash equivalents (in an amount sufficient to satisfy all obligations, relating thereto at maturity or redemption, as applicable, including all payments of interest and premium, if any) in a trust or account created or pledged for the sole benefit of the holders of such indebtedness, and subject to no other Liens, and in accordance with the other applicable terms of the instrument governing such indebtedness;

            (E)  any obligation arising from the honoring by a bank or other financial institution or a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that such obligation is extinguished within five business days after its incurrence;

            (F)  money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness, so long as such money is held to secure the payment of such interest;

            (G)  the incurrence of contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business; and

            (H)  any liability for federal, state, local or other taxes.

        "Initial Credit Agreement" means the credit facilities existing or authorized under the Credit Agreement to be entered into on or shortly after the date of the issuance of the Notes, as described in the prospectus with respect to the Notes, among the Company, the Lenders party thereto from time to time, and Regions Bank, as Administrative Agent.

        "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

        "Investment" in any Person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the Company's balance sheet or those of any Restricted Subsidiary) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such Person and shall include:

          (1)   the designation of a Restricted Subsidiary as an Unrestricted Subsidiary; and

          (2)   the fair market value of the Capital Stock (or any other Investment) held by the Company or any Restricted Subsidiary, of (or in) any Person that has ceased to be a Restricted Subsidiary, including, without limitation, by reason of any transaction permitted by clause (3) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant; provided that the fair market value of the Investment remaining in any Person that has ceased to be a Restricted Subsidiary shall not exceed the aggregate amount of Investments previously made in such Person valued at the time such Investments were made less the net reduction of such Investments.

        For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described above:

          (1)   "Investment" shall include the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;

          (2)   the fair market value of the assets (net of liabilities (other than liabilities to the Company or any Restricted Subsidiary)) of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary shall be considered a reduction in outstanding Investments; and

          (3)   any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

        "ITC^DeltaCom" means ITC^DeltaCom, Inc.

        "ITC^DeltaCom Notes" means the 10.5% Senior Secured Notes due 2016 issued by ITC^DeltaCom pursuant to that certain Indenture, dated as of April 9, 2010, among ITC^DeltaCom, the guarantors party thereto and The Bank of New York Mellon Trust Company, as trustee.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

        "Moody's" means Moody's Investors Service Inc. and its successors.

        "Net Cash Proceeds" means,

          (1)   with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of

            (A)  brokerage commissions and other fees and expenses (including fees and expenses of counsel, accountants, consultants and investment bankers) related to such Asset Sale,

            (B)  provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of the Company and its Restricted Subsidiaries, taken as a whole,

            (C)  payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (i) is secured by a Lien on the property or assets sold or (ii) owed to a Person (other than the Company or any Restricted Subsidiary and other than under a Credit Agreement) owning a beneficial interest in the assets subject to the Asset Sale that is required to be paid as a result of such sale, and

            (D)  appropriate amounts to be provided by the Company or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP; and

          (2)   with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents (except to the extent such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary) and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorneys' fees, accountants' fees, underwriters' or initial purchasers' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Obligor" means a Person obligated as an issuer or guarantor of the Notes.

        "Offer to Purchase" means an offer to purchase Notes by the Company from the holders commenced by mailing a notice to the Trustee and each holder stating:

          (1)   the covenant pursuant to which the offer is being made and that all Notes validly tendered will be accepted for payment on a pro rata basis;

          (2)   the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

          (3)   that any Note not tendered will continue to accrue interest pursuant to its terms;

          (4)   that, unless the Company defaults in the payment of the purchase price, any Note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

          (5)   that holders electing to have a Note purchased pursuant to the Offer to Purchase will be required to surrender the Note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

          (6)   that holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a facsimile transmission or letter setting forth the name of such holder, the principal amount of Notes delivered for purchase and a statement that such holder is withdrawing his election to have such Notes purchased;

          (7)   that holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof; and

          (8)   in the event of an Offer to Purchase as a result of the occurrence of a Change of Control exclusively, the circumstances and relevant facts regarding such Change of Control, including information with respect to pro forma historical income, cash flow and capitalization, after giving effect to such Change of Control.

        On the Payment Date, the Company shall:

            (A)  accept for payment on a pro rata basis Notes or portions thereof tendered pursuant to an Offer to Purchase;

            (B)  deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so accepted; and

            (C)  deliver, or cause to be delivered, to the Trustee all Notes or portions thereof so accepted together with an Officers' Certificate specifying the Notes or portions thereof accepted for payment by the Company.

        The Paying Agent shall promptly mail to the holders of Notes so accepted payment in an amount equal to the purchase price, and the Trustee shall promptly authenticate and mail to such holders a new Note equal in principal amount to any unpurchased portion of the Note surrendered; provided, however, that each Note purchased and each new Note issued shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The Trustee shall act as the Paying Agent for an Offer to Purchase. The Company will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the Company is required to repurchase Notes pursuant to an Offer to Purchase.

        "Parent" means any Person that as a result of and after a Parent Transaction is the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 100% of the outstanding Capital Stock of the Company.

        "Parent Transaction" means a transaction, whether by merger, contribution, capitalization or otherwise, pursuant to which the Company becomes a wholly-owned Subsidiary of Parent; provided that all of the Subsidiaries of the Company immediately prior to such transaction (other than any Subsidiary participating in such transaction that ceases to exist upon the consummation of the transaction) shall remain Subsidiaries of the Company immediately after such transaction and the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of the Company immediately prior to such transaction shall be the "beneficial owners" (as defined in Rule 13d-3 under the Exchange Act) of the Capital Stock of the Parent in substantially the same proportion immediately after such transaction.

        "Permitted Business" means the telecommunications, IP infrastructure and managed services or internet services and businesses that are similar, related, ancillary or complementary thereto.

        "Permitted Investment" means:

          (1)   an Investment in the Company or a Restricted Subsidiary of the Company or a Person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into, or transfer or convey all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such Person's primary business is a Permitted Business;

          (2)   Temporary Cash Investments;

          (3)   payroll, travel, moving and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

          (4)   Capital Stock, obligations or securities received in settlement of Indebtedness or other obligations Incurred in the ordinary course of business, upon foreclosure of a Lien created in the ordinary course of business or in satisfaction of litigation, arbitration or other disputes, including in connection with a bankruptcy proceeding;

          (5)   Investments in prepaid expenses, negotiable instruments held for collection and lease, utility and workers' compensation, performance and other similar deposits;

          (6)   Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the "Limitation on Indebtedness" covenant;

          (7)   loans or advances to the Company's officers or employees or those of any Restricted Subsidiary that do not in the aggregate exceed $7.5 million at any time outstanding;

          (8)   any receipt of non-cash consideration from an Asset Sale that was made in compliance with the "Limitation on Asset Sales" covenant;

          (9)   any Investment existing on the Closing Date or made pursuant to a legally binding commitment in existence on the Closing Date; and

          (10) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness.

        "Permitted Liens" means:

          (1)   Liens securing an aggregate principal amount of Senior Indebtedness not to exceed the greater of (x) the aggregate principal amount of Senior Indebtedness Incurred under clause (1) of the second paragraph of the "Limitation on Indebtedness" covenant and (y) the maximum principal amount of Indebtedness that, after giving effect to the Incurrence of such Indebtedness and the application of the proceeds therefrom, would not cause the Secured Indebtedness Leverage Ratio of the Company to exceed 2.50:1.0, and Liens securing other obligations under the documents governing such Senior Indebtedness not constituting Indebtedness;

          (2)   Liens for taxes, assessments, governmental charges or claims that are being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (3)   Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and with respect to amounts not yet delinquent or being contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and for which a reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made;

          (4)   Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

          (5)   Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety, performance and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

          (6)   easements, rights-of-way, municipal and zoning ordinances and similar charges, encumbrances, title defects or other irregularities that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

          (7)   Liens (including extensions and renewals thereof) upon real or personal property acquired after the Closing Date, provided, however, that:

            (A)  such Lien is created solely for the purpose of securing Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant described above, to finance the cost (including the cost of design, development, acquisition, construction, installation, improvement, transportation or integration and all transaction costs related to the foregoing) of the item of property or assets subject thereto and such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction or the commencement of full operation of such property,

            (B)  the principal amount of the Indebtedness secured by such Lien does not exceed 100% of such cost, and

            (C)  any such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements on such item;

          (8)   licenses, sublicenses, leases or subleases granted to others that do not materially interfere with the business of the Company and the Restricted Subsidiaries, taken as a whole;

          (9)   Liens encumbering property or assets under construction arising from progress or partial payments by a customer of the Company or the Restricted Subsidiaries relating to such property or assets;

          (10) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

          (11) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

          (12) Liens on property of, or on shares of Capital Stock or Indebtedness of, any Person existing at the time such Person becomes, or becomes a part of, any Restricted Subsidiary; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets acquired;

          (13) Liens in favor of the Company or any Restricted Subsidiary;

          (14) Liens arising from the rendering of a judgment or order against the Company or any Restricted Subsidiary that does not give rise to an Event of Default;

          (15) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

          (16) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

          (17) Liens securing Indebtedness under Interest Rate Agreements and Currency Agreements meeting the requirements specified in clause 4(A) of the second paragraph of the "Limitation on Indebtedness" covenant;

          (18) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by the Company or any Restricted Subsidiary in the ordinary course of business;

          (19) Liens on accounts receivable and related assets of the type specified in the definition of "Receivables Financing" Incurred in connection with a Qualified Receivables Financing;

          (20) Liens existing on the Closing Date (other than Liens, if any, securing the Initial Credit Agreement);

          (21) Liens securing Indebtedness which is Incurred to refinance Secured Indebtedness which is permitted to be Incurred under clause (3) of the second paragraph of the "Limitation on Indebtedness" covenant; provided, however, that such Liens do not extend to or cover any property or assets of the Company or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced;

          (22) Liens created for the benefit of, or to secure, the Notes or the Subsidiary Guarantees (including Liens resulting from the defeasance of the obligations of the Obligors with respect to the Notes);

          (23) Liens securing Indebtedness or other obligations in a maximum aggregate amount of $20.0 million outstanding at any time;

          (24) Liens in favor of collecting or payor banks having a right of set off, revocation, refund or chargeback with respect to money or instruments of the Company or any Restricted Subsidiary thereof on deposit with or in possession of such bank;

          (25) any obligations or duties affecting any of the property of the Company or any of its Restricted Subsidiaries to any municipality or public authority with respect to any franchise, grant, license or permit that do not impair the use of such property for the purposes for which it is held;

          (26) Liens on any property in favor of domestic or foreign governmental bodies to secure partial, progress, advance or other payment pursuant to any contract or statute, not yet due and payable;

          (27) Liens on the unearned premiums under the insurance policies;

          (28) any netting or set-off arrangements entered into by the Company or any Restricted Subsidiary in the ordinary course of its banking arrangements (including, for the avoidance of doubt, cash pooling arrangements) for the purposes of netting debit and credit balances of the Company or any Restricted Subsidiary of the Company, including pursuant to any cash management agreement;

          (29) Liens deemed to exist in connection with Investments in repurchase agreements constituting Temporary Cash Investments; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreements;

          (30) leases, subleases or other rights to use property of the Company or any of its Restricted Subsidiary which do not materially interfere with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries and other Liens incidental to the conduct of the business of the Company and its Restricted Subsidiaries that do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the Company's business; and

          (31) Liens on any assets of the Company or any Restricted Subsidiary; provided that effective provision shall have been made for all the Notes and the Subsidiary Guarantees to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the Notes or the Subsidiary Guarantees, prior to) the obligation or liability secured by such Liens.

        "Permitted Payments to Parent" means (i) for so long as the Company is a member of a group filing a consolidated or combined tax return with Parent, payments to Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries ("Tax Payments") and (ii) any general administrative expenses incurred by Parent (including, without limitation, administrative expenses incurred in connection with the operation of Parent and the filing of required documents pursuant to the Exchange Act) to the extent such expenses are attributable to the ownership or operation of the Company and its Restricted Subsidiaries. The Tax Payments shall not exceed the lesser of (x) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (y) the net amount of the relevant tax that Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of Parent's receipt of such Tax Payments or refunded to the Company.

        "Person" means, an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

        "Preferred Stock" means, with respect to any Person, Capital Stock issued by such Person that is entitled to preference or priority over one or more series or classes of other Capital Stock issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

        "Qualified Receivables Financing" means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:

          (1)   the Board of Directors of the Company shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Company and the Receivables Subsidiary;

          (2)   all sales of accounts receivable and related assets to the Receivables Subsidiary are made at fair market value; and

          (3)   the financing terms, covenants, termination events and other provisions thereof are at market terms (as determined in good faith by the Company) and may include Standard Securitization Undertakings.

        The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Indebtedness under Credit Agreements shall not be deemed a Qualified Receivables Financing.

        "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interests issued or sold in connection with, and all other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

        "Receivables Financing" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (i) a Receivables Subsidiary (in the case of a transfer by the Company or any of its Subsidiaries) and (ii) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Interest Rate Agreements entered into by the Company or any such Subsidiary in connection with such accounts receivable.

        "Receivables Repurchase Obligation" means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by, or any other event relating to, the seller.

        "Receivables Subsidiary" means a Wholly Owned Restricted Subsidiary of the Company (or another Person formed for the purposes of engaging in Qualified Receivables Financing with the Company in which the Company or any Subsidiary of the Company makes an Investment and to which the Company or any Subsidiary of the Company transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of the Company and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Company (as provided below) as a Receivables Subsidiary and:

          (a)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Company or any other Subsidiary of the Company (excluding guarantees of obligations (other than the principal of and interest on Indebtedness) pursuant to

  Standard Securitization Undertakings), (ii) is recourse to or obligates the Company or any other Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Company or any other Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

          (b)   with which neither the Company nor any other Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

          (c)   to which neither the Company nor any other Subsidiary of the Company has any obligation to maintain or preserve such Person's financial condition or cause such Person to achieve certain levels of operating results.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the Company giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of the Closing Date among the Company, the Subsidiary Guarantors and the initial purchasers of the Notes issued on the Closing Date and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Closing Date.

        "Related Person" means, as applied to any Person, any other Person directly or indirectly owning

          (1)   10% or more of the outstanding Common Stock of such Person (or, in the case of a Person that is not a corporation, 10% or more of the outstanding equity interest in such Person), or

          (2)   10% or more of the combined outstanding voting power of the Voting Stock of such Person, and all Affiliates of any such other Person.

        "Restricted Subsidiary" means any of the Company's Subsidiaries other than an Unrestricted Subsidiary.

        "SEC" means the Securities and Exchange Commission.

        "Secured Indebtedness" means any Indebtedness secured by a Lien.

        "Secured Indebtedness Leverage Ratio" means, on any Transaction Date and with respect to any Person, the ratio of:

          (1)   the aggregate principal amount of Secured Indebtedness of such Person and its Restricted Subsidiaries on a consolidated basis outstanding on such Transaction Date to:

          (2)   the aggregate amount of Consolidated EBITDA for such Person and its Restricted Subsidiaries for the then most recent Four Quarter Period;

and otherwise calculated in accordance with the definition of Consolidated Leverage Ratio.

        "Securities Act" means the United States Securities Act of 1933, as amended.

        "Senior Indebtedness" means:

          (1)   with respect to the Company, the Notes and any Indebtedness which ranks pari passu in right of payment with the Notes; and

          (2)   with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment with such Subsidiary Guarantee.

        "Significant Subsidiary" means, at any date of determination, any Restricted Subsidiary that, together with its Subsidiaries,

          (1)   for the Company's most recent fiscal year, accounted for more than 10% of the consolidated revenue of the Company and its Restricted Subsidiaries; or

          (2)   as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of the Company and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of the Company for such fiscal year.

        "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, and its successors.

        "Standard Securitization Undertakings" means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Company or any Subsidiary of the Company which the Company has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

        "Stated Maturity" means,

          (1)   with respect to the Notes or other Indebtedness, the date specified in such Notes or other Indebtedness as the fixed date on which the final installment of principal of such Notes or other Indebtedness is due and payable; and

          (2)   with respect to any scheduled installment of principal of or interest on any Notes or other Indebtedness, the date specified in such Notes or other Indebtedness as the fixed date on which such installment is due and payable.

        "Subsidiary" means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person. Unless otherwise specified, "Subsidiary" refers to a Subsidiary of the Company.

        "Subsidiary Guarantee" means a Guarantee on the terms set forth in the Indenture by a Subsidiary Guarantor of the Company's obligations under the Notes.

        "Subsidiary Guarantor" means each Domestic Restricted Subsidiary of the Company and any other Person that becomes a Subsidiary Guarantor pursuant to the "Future Subsidiary Guarantors" covenant; provided, however, that the following Subsidiaries shall not be required to be Subsidiary Guarantors:

          (1)   Subsidiaries, whether now existing or hereafter formed, for which proper governmental approvals for the incurrence of obligations under Subsidiary Guarantees have not been or cannot be obtained or which otherwise under applicable law may not incur obligations under Subsidiary Guarantees (provided that the Company shall use commercially reasonable efforts to cause such Subsidiaries to obtain all authorizations and consents of governmental authorities required in order for such Subsidiaries to guarantee the Notes at the earliest practicable date);

          (2)   at the Company's option, Subsidiaries, in the aggregate, whose assets are less than 2.0% of the consolidated total assets of the Company and its consolidated Subsidiaries (excluding, for so long as they are not required to be Subsidiary Guarantors, ITC^DeltaCom and its Subsidiaries) as shown on the most recent consolidated financial statements of the Company;

          (3)   for so long as the ITC^DeltaCom Notes remain outstanding, ITC^DeltaCom and its Subsidiaries; and

          (4)   any Receivables Subsidiary.

        "Temporary Cash Investment" means any of the following:

          (1)   direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;

          (2)   time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $500 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

          (3)   repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

          (4)   commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America with a rating at the time as of which any Investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

          (5)   securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

          (6)   corporate debt securities with maturities of eighteen months or less from the date of acquisition and with a rating at the time as of which any Investment therein is made of "A3" (or higher) according to Moody's or "A-" (or higher) according to S&P;

          (7)   securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any commercial bank organized under the laws of the United States of America or any state thereof and having a combined capital and surplus of not less than $500 million; and

          (8)   money market funds sponsored by a registered broker-dealer or mutual fund distributor at least 95% of the assets of which are invested in the investments and securities described in clauses (1) through (7) above.

        "Total Assets" means the total consolidated assets of the Company and its Restricted Subsidiaries, as shown on the most recent balance sheet of the Company.

        "Trade Payables" means, with respect to any Person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transaction Date" means, with respect to the Incurrence of any Indebtedness, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

        "Treasury Rate" means, as of the applicable redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15 (519) that has become publicly available at least two business days prior to such redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such redemption date to May 15, 2015; provided, however, that if the period from the redemption date to May 15, 2015 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to May 15, 2015 is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

  "Unrestricted Subsidiary" means

          (1)   any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Company in the manner provided below; and

          (2)   any Subsidiary of an Unrestricted Subsidiary.

        The Board of Directors of the Company may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary) of the Company to be an Unrestricted Subsidiary unless such Subsidiary owns any of the Capital Stock of the Company or owns or holds any Lien on any property of the Company or any Restricted Subsidiary of the Company; provided, however, that

            (A)  any Guarantee by the Company or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by the Company or such Restricted Subsidiary at the time of such designation;

            (B)  either (i) the Subsidiary to be so designated has total assets of $1,000 or less or (ii) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant; and

            (C)  if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants.

        The Board of Directors of the Company may designate any Unrestricted Subsidiary of the Company to be a Restricted Subsidiary; provided, however, that

                (i)  no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation; and

               (ii)  all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the Indenture.

        Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the Stated Maturity of the Notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of such U.S. Government Obligation or the specific payment of interest on or principal of such U.S. Government Obligation evidenced by such depository receipt.

        "Voting Stock" means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

        "Wholly Owned" means, with respect to any Subsidiary of any Person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Investments by foreign nationals mandated by applicable law) by such Person or one or more Wholly Owned Subsidiaries of such Person or any combination thereof.

ERISA CONSIDERATIONS

        The Employee Retirement Income Security Act of 1974, as amended, or "ERISA," imposes certain requirements on "employee benefit plans" (as defined in ERISA) subject to Title I of ERISA, including entities such as collective investment funds and separate accounts whose underlying assets include the assets of such plans, which we refer to collectively as "ERISA Plans," and on those persons who are fiduciaries with respect to ERISA Plans.

        Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of an ERISA Plan (Section 4975 of the Code also imposes prohibitions for certain plans that are not subject to Title I of ERISA but which are subject to Section 4975 of the Code, such as individual retirement accounts, which we refer to together with ERISA Plans as the "Plans") and certain persons (referred to as "parties in interest" or "disqualified persons") having certain relationships to such Plans, unless a statutory or administrative exemption is applicable to the transaction. A party in interest or disqualified person who engages in a prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and Section 4975 of the Code. Accordingly, each original or subsequent purchaser or transferee of a note that is or may become a Plan is responsible for determining that its purchase and holding of such note will not constitute a prohibited transaction under ERISA or Section 4975 of the Code.

        THE PRECEDING DISCUSSION IS ONLY A SUMMARY OF CERTAIN ERISA IMPLICATIONS OF AN INVESTMENT IN THE NOTES AND DOES NOT PURPORT TO BE COMPLETE. NOTE HOLDERS SHOULD CONSULT WITH THEIR OWN LEGAL, TAX, FINANCIAL AND OTHER ADVISORS TO REVIEW THESE IMPLICATIONS IN LIGHT OF SUCH NOTE HOLDERS' PARTICULAR CIRCUMSTANCES.

 CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

        The following is a summary of certain U.S. federal income tax considerations of the ownership and disposition of the notes. This summary is based upon provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable regulations, administrative rulings and judicial decisions in effect as of the date of this offering memorandum, any of which may subsequently be changed, possibly retroactively, or interpreted differently by the Internal Revenue Service(the "IRS") so as to result in U.S. federal income tax consequences different from those discussed below. This summary does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as estate or gift tax considerations), or considerations under the tax laws of any state, local or foreign jurisdiction.

        Except where noted, this summary deals only with a note held as a capital asset (within the meaning of Section 1221 of the Code) by a beneficial owner who purchases the note on original issuance at the first price, which we refer to as the "issue price," at which a substantial portion of the notes are sold for cash to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. This summary does not address all aspects of U.S. federal income taxation and does not deal with all tax consequences that may be relevant to holders in light of their personal circumstances or with special categories of holders, such as:

  •
  dealers in securities or currencies, financial institutions, regulated investment companies, real estate investment trusts, tax-exempt entities, insurance companies and traders in securities that elect to use a mark-to-market method of accounting for their securities;

  •
  persons holding notes as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle;

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  U.S. holders, as defined below, whose "functional currency" is not the U.S. dollar;

  •
  entities treated as partnerships for U.S. federal income tax purposes and investors therein;

  •
  certain former citizens or residents of the United States;

  •
  persons subject to alternative minimum tax;

        In this discussion, we use the term "U.S. holder" to refer to a beneficial owner of notes that is, for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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  an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust, if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        We use the term "non-U.S. holder" to describe a beneficial owner of notes that, for U.S. federal income tax purposes, is an individual, corporation, estate or trust and is not a U.S. holder.

        If any entity treated as a partnership for U.S. federal income tax purposes holds notes, the tax treatment of a partner or member generally will depend upon the status of the partner or member and the activities of the entity. If you are a partner or member in such an entity considering an investment in the notes, you should consult your own tax advisors.

        As a holder of the notes, you should consult your own tax advisors concerning the U.S. federal income, estate and gift tax consequences to you in light of your own specific situation, as well as consequences arising under the laws of any other taxing jurisdiction.

Treatment of the Exchange

        The exchange of an old note for a new note pursuant to the exchange offer will not constitute a "significant modification" of the old note for U.S. federal income tax purposes and, accordingly, the new note received will be treated as a continuation of the old note in the hands of such holder. As a result, there will be no U.S. federal income tax consequences to a holder who exchanges an old note for a new note pursuant to the exchange offer, any such holder will have the same adjusted tax basis and holding period in the new note as it had in the old note immediately before the exchange and payments on the new notes will be treated in the same manner as such payments were treated with respect to the old notes. A holder who does not exchange its old notes for new notes pursuant to the exchange offer will not recognize any gain or loss, for U.S. federal income tax purposes, upon consummation of the exchange offer.

Effect of Certain Contingencies

        In certain circumstances (see, for example "Description of the Notes—Optional Redemption" and "Description of the Notes—Certain Covenants—Repurchase of Notes Upon Change of Control" and "Exchange Offer; Registration Rights."), we may be obligated to pay amounts in excess of stated interest or principal on the new notes. Under the applicable Treasury Regulations, such contingencies should not cause the new notes to be subject to special rules applicable to contingent payment debt instruments if, based on all the facts and circumstances as of the date on which the new notes are issued, there is only a remote likelihood that any such contingencies will occur, or if such contingencies, in the aggregate, are considered incidental. We believe that the foregoing contingencies are remote and/or incidental and, therefore, that such contingencies should not cause the new notes to be treated as contingent payment debt instruments. Our determination is binding on a holder unless such holder discloses its contrary position in the manner required by applicable Treasury Regulations. Our determination, however, is not binding on the IRS, and if the IRS were to challenge this determination, a holder subject to U.S. federal income taxation may be required to accrue additional income on the new notes in excess of cash received, and to treat as ordinary income rather than capital gain any income realized on the taxable disposition of such notes. Holders should consult their own tax advisors regarding the potential application to the notes of the contingent payment debt regulations and the consequences thereof.

        The remainder of this discussion assumes that the new notes will not be treated as contingent payment debt instruments.

Consequences to U.S. Holders

Payment of Stated Interest

        Subject to the discussion of original issue discount, or OID, below, stated interest on a note generally will be taxable to a U.S. holder as ordinary income at the time it is received or accrued in accordance with the U.S. holder's usual method of accounting for U.S. federal income tax purposes.

Original Issue Discount

        Because the stated principal amount of the original notes exceeded the issue price of the original notes by more than a de minimis amount, the original notes were treated as issued with OID for U.S. federal income tax purposes. Accordingly, the new notes will continue to be treated as being issued with OID for U.S. federal income tax purposes.

        A U.S. Holder will be required to include the OID on the notes in gross income (as ordinary income) for U.S. federal income tax purposes as it accrues on a constant "yield to maturity" basis, before the receipt of cash payments attributable to the OID and regardless of such U.S. holder's regular method of accounting for U.S. federal income tax purposes.

        The amount of OID includible in income by a U.S. Holder generally will be the sum of the "daily portions" of OID with respect to the notes for each day during the taxable year or portion of the taxable year in which a U.S. holder holds the notes ("accrued OID"). The daily portion is determined by allocating to each day in any "accrual period" a pro rata portion of the OID allocable to that accrual period. The "accrual period" of a note may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs on either the first or last day of an accrual period. The amount of OID allocable to any accrual period is an amount equal to the excess, if any, of (i) the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period) over (ii) the amount of any stated interest on the note allocable to the accrual period. The adjusted issue price of the notes at the beginning of any accrual period generally is equal to their issue price increased by the accrued OID for each prior accrual period previously includible in gross income).

        When required and if applicable, we will furnish annually to the IRS and to U.S. holders of the notes information with respect to the OID accruing while the notes are held. The issue price, amount of OID and the yield to maturity of the notes may be obtained by writing to EarthLink, Inc., 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Louis Alterman, Vice President, Investor Relations, Telephone: (404)748-7650, Facsimile: (678)472-3252; E-mail: altermanlo@corp.earthlink.net.

Sale, Redemption or Other Taxable Disposition of Notes

        A U.S. holder generally will recognize gain or loss upon the sale, redemption or other taxable disposition of a new note equal to the difference between the amount realized (less any portion attributable to accrued but unpaid stated interest, which amount will be taxable as ordinary income, to the extent not previously so taxed) upon the sale, redemption or other taxable disposition and the U.S. holder's adjusted tax basis in the new note. A U.S. holder's adjusted tax basis in a new note generally will be equal to the amount that such U.S. holder paid for the original note, increased by the amount of OID previously included in income by the U.S. holder with respect to the notes. Any gain or loss recognized on a sale, redemption or other taxable disposition of the note generally will be capital gain or loss. If, at the time of the sale, redemption or other taxable disposition of the note, a U.S. holder is treated as holding the note for more than one year, this capital gain or loss will be long-term capital gain or loss. Otherwise, this capital gain or loss will be short-term capital gain or loss. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gain generally will be subject to a maximum U.S. federal income tax rate of 15%, which maximum tax rate currently is scheduled to increase to 20% for dispositions occurring during the taxable years beginning on or after January 1, 2013. A U.S. holder's ability to deduct capital losses may be limited.

Information Reporting and Backup Withholding

        Information reporting requirements generally will apply to payments of interest and accruals of OID on the notes and the proceeds of a sale, redemption or other taxable disposition of a note paid to a U.S. holder unless the U.S. holder is an exempt recipient. Backup withholding (currently at the rate of 28%, and currently scheduled to increase to 31% for payments made after December 31, 2012) will apply to those payments if the U.S. holder fails to provide its correct taxpayer identification number, or certification of exempt status, if the U.S. holder is notified by the IRS that it has become subject to backup withholding due to a prior failure to report in full payments of interest and dividend income, or otherwise fails to comply with applicable requirements of the backup withholding rules.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a U.S. holder's U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

Medicare Tax on Unearned Income

        Recently enacted legislation requires certain U.S. holders that are individuals, estates or trusts to pay an additional 3.8% tax on, among other things, interest (including OID) on and gains from the sale or other disposition of notes for taxable years beginning after December 31, 2012. U.S. holders that are individuals, estates or trusts should consult their tax advisors regarding the effect, if any, of this legislation on their ownership and disposition of the notes.

Consequences to Non-U.S. Holders

Payment of Interest

        Subject to the discussion below concerning backup withholding, U.S. federal withholding tax will not apply to any payment of interest (which, for purposes of this discussion of non-U.S. holders, includes OID) on a note to a non-U.S. holder provided that:

  •
  interest paid on the note is not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States;

  •
  the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote within the meaning of section 871(h)(3) of the Code;

  •
  the non-U.S. holder is not a bank whose receipt of interest on a note is described in section 881(c)(3)(A) of the Code;

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  the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

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  (1) the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on an IRS Form W-8BEN or other applicable form) or (2) the non-U.S. holder holds the notes through certain foreign intermediaries or certain foreign partnerships, and the non-U.S. holder and the foreign intermediary or foreign partnership satisfies the certification requirements of applicable U.S. Treasury regulations.

        If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to the 30% U.S. federal withholding tax, unless the non-U.S. holder provides us with a properly executed (1) IRS Form W-8BEN (or other applicable form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty or (2) IRS Form W-8ECI (or other applicable form) stating that interest paid on the notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder's conduct of a trade or business within the United States. Effectively connected interest will be subject to U.S. federal income taxon a net income basis in generally the same manner as a U.S. holder is taxed (unless any applicable income tax treaty provides otherwise). If a non-U.S. holder is a foreign corporation, it also may be subject to a branch profits tax equal to 30% (or lesser rate under an applicable income tax treaty) of its earnings and profits for the taxable year, subject to adjustments, that are effectively connected with its conduct of a trade or business within the United States.

Sale, Redemption or Other Taxable Disposition of Notes

        Any gain realized by a non-U.S. holder on the sale, redemption or other taxable disposition of a note generally will not be subject to U.S. federal income tax unless:

          (1)   that gain is effectively connected with a non-U.S. holder's conduct of a trade or business within the United States; or

          (2)   the non-U.S. holder is an individual who was present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met.

        If a non-U.S. holder is described in clause (1) above, it will be subject to tax on the net gain derived from the sale, redemption or other taxable disposition in the same manner as if the non-U.S. holder were a U.S. holder. If a non-U.S. holder is a foreign corporation that falls under clause (1) above, it also may be subject to the branch profits tax equal to 30% (or lesser rate as may be specified under an applicable income tax treaty) of its effectively connected earnings and profits. If a non-U.S. holder is an individual described in clause (2) above, such holder will be subject to a flat 30% tax on the gain derived from the sale, redemption or other taxable disposition, which may be offset by certain U.S. source capital losses.

Information Reporting and Backup Withholding

        Generally, we must report annually to the IRS and to non-U.S. holders the amount of interestpaid to non-U.S. holders and the amount of tax, if any, withheld with respect to those payments. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. holder resides under the provisions of an applicable income tax treaty.

        In general, a non-U.S. holder will not be subject to backup withholding with respect to payments of interestthat we make, provided the statement described above in the last bullet point under "—Consequences to Non-U.S. Holders—Payment of Interest" has been received and we do not have actual knowledge or reason to know that the holder is a U.S. person, as defined under the Code who is not an exempt recipient.

        A non-U.S. holder will be subject to information reporting and, depending on the circumstances, backup withholding with respect to payments of the proceeds of the sale, redemption or other taxable disposition of a note within the United States or conducted through certain U.S.-related financial intermediaries, unless the statement described above has been received, and we do not have actual knowledge or reason to know that a holder is a U.S. person, as defined under the Code, who is not an exempt recipient, or the non-U.S. holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder's U.S. federal income tax liability if the required information is furnished in a timely manner to the IRS.

PLAN OF DISTRIBUTION

        If you wish to exchange your original notes in the exchange offer, you will be required to make representations to us as described in "The Exchange Offer—Exchange Offer Procedures" in this prospectus and in the letter of transmittal. Additionally, each broker-dealer that receives new notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with the resale of the new notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of new notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed in the registration rights agreement that, for a period beginning on the date the exchange offer is consummated and ending on the earlier of 180 days after the effective date of the registration statement of which this prospectus forms a part (which is the date of this prospectus) and the date on which a broker-dealer is no longer required to deliver a prospectus in connection with market-making activities or other trading activities, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

  •
  We will not receive any proceeds from any sale of new notes by broker-dealers.

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  New notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices, or at negotiated prices.

  •
  Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any of the new notes.

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  Any broker-dealer that resells new notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the new notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of new notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act.

  •
  The letter of transmittal states that, by acknowledging that it will deliver a prospectus and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        A broker-dealer that acquired original notes directly from us cannot exchange the original notes in the exchange offer. Any holder who tenders in the exchange offer for the purpose of participating in a distribution of the new notes cannot rely on the no-action letters of the staff of the SEC and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        For the period described above, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents. Any such requests should be made in the letter of transmittal where indicated or otherwise should be directed to EarthLink, Inc. 1375 Peachtree Street, Atlanta, Georgia 30309, Attention: Corporate Secretary, telephone: (404) 815-0770. For additional information about the obligations of participating broker-dealers in connection with the exchange offer and the resale of new notes, see "The Exchange Offer—Terms of the Exchange Offer." We have agreed in the registration rights agreement to pay all expenses incident to the exchange offer (other than commissions and concessions of any broker-dealer) and to indemnify the holders of the original notes (including any broker-dealer) against certain liabilities, including liabilities under the Securities Act.

 LEGAL MATTERS

        The enforceability of the new notes and the guarantees offered in this prospectus, the binding obligations of EarthLink and the Subsidiary Guarantors pertaining to such notes and guarantees and other matters will be passed upon for us by Troutman Sanders LLP, Atlanta, Georgia. Certain legal matters as to the guarantees given by the Subsidiary Guarantors will be passed upon by Dinse, Knapp and McAndrew, P.C., Burlington, Vermont; Hinckley, Allen & Snyder LLP, Boston, Massachusetts; K&L Gates LLP, Pittsburgh, Pennsylvania; and Pierce Atwood LLP, Portland, Maine.

EXPERTS

        The consolidated financial statements of EarthLink, Inc. and subsidiaries as of December 31, 2010 and 2009, and for each of the three years in the period ended December 31, 2010, incorporated by reference into this prospectus, and the effectiveness of EarthLink, Inc.'s internal control over financial reporting as of December 31, 2010, have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in its reports which are incorporated herein by reference (which reports regarding the consolidated financial statements express an unqualified opinion on the consolidated financial statements and the report on the effectiveness of internal control over financial reporting includes an explanatory paragraph relating to the acquisition of ITC^DeltaCom, Inc. in December 2010). Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of ITC^DeltaCom, Inc. and subsidiaries as of December 31, 2010 and 2009, and for the years ended December 31, 2008 and 2009 and the period January 1, 2010 through December 7, 2010 (Predecessor Periods) and the period December 8, 2010 through December 31, 2010 (Successor Period), incorporated by reference into this prospectus, have been audited by BDO USA, LLP, an independent registered public accounting firm, as stated in its report which is incorporated by reference herein (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph relating to the acquisition of ITC^DeltaCom, Inc. by EarthLink, Inc. in December 2010). Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of One Communications Corp. and subsidiaries as of December 31, 2010 and 2009, and for each of the two years in the period ended December 31, 2010 incorporated by reference into this prospectus have been audited by Deloitte & Touche LLP, independent registered public accounting firm, as stated in its report which is incorporated by reference herein (which report expresses an unqualified opinion on the consolidated financial statements and includes explanatory paragraphs regarding the sale of One Communications Corp. to EarthLink, Inc., and the sale of the FiberNet reporting unit). Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements of One Communications Corp. and subsidiaries as of March 31, 2011 and for the three months ended March 31, 2011 incorporated by reference into this prospectus have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in its report which is incorporated by reference herein (which report expresses an unqualified opinion on the consolidated financial statements). Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

 WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements, and other documents with the Commission under the Exchange Act. You may read and copy any document we file at the Commission public reference room located at the following address:

Public Reference Room
100 F Street, N.E.
Washington, D.C. 20549

        You may call the Commission at 1-800-SEC-0330 for further information concerning the public reference room. Our Commission filings are also available at the Internet web site maintained by the Commission at http://www.sec.gov.

        We also make available free of charge on or through our Internet web site (http://www.earthlink.net) our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and, if applicable, amendments to those reports filed or furnished pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended, as well as Section 16 reports filed on Forms 3, 4 and 5, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the Commission. Our Internet web site is not meant to be incorporated by reference into this prospectus.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        This prospectus "incorporates by reference" certain information we file with the Commission, which means that we disclose important information in this prospectus by referring you to the document that contains the information. The information we incorporate by reference is considered to be a part of this prospectus, and the information we file later with the Commission before the termination of the exchange offer will automatically update and supersede information filed earlier.

        Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus or in any other subsequently filed document that is or is considered to be incorporated by reference in this prospectus modifies or supersedes such statement.

        This prospectus incorporates by reference the documents and information listed below and any future filings we make with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until we have exchanged all of the notes to which this prospectus relates or the offering is otherwise terminated, except that we do not incorporate by reference any information furnished under Item 2.02 or 7.01 in any Current Report on Form 8-K or any other information that we furnish to and do not file with the Commission:

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  our Annual Report on Form 10-K for the year ended December 31, 2010 as filed on March 1, 2011 (including the portions of our Proxy Statement on Schedule 14A, filed with the Commission on March 22, 2011, for our 2011 annual meeting of stockholders incorporated by reference therein), as amended by our Current Report on Form 8-K filed on June 16, 2011;

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  our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, as filed on May 4, 2011, as amended by our Current Report on Form 8-K filed on June 16, 2011;

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  our Current Reports on Form 8-K filed on February 9, 2011, February 22, 2011, March 22, 2011, April 1, 2011, as amended by our Current Report on Form 8-K/A filed on June 16, 2011, May 5, 2011, May 17, 2011, May 20, 2011, and June 16, 2011, as amended by our Current Report on Form 8-K/A filed on July 11, 2011;

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  the financial statements, related notes and supplementary data of ITC^DeltaCom set forth in "Item 8. Financial Statements And Supplementary Data." of ITC^DeltaCom's Annual Report on Form 10-K for the year ended December 31, 2010, as filed on March 1, 2011, as amended by ITC^DeltaCom's Current Report on Form 8-K filed on May 5, 2011;

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  the financial statements and related notes of ITC^DeltaCom set forth in "Item 1. Financial Statements." of ITC^DeltaCom's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2011, as filed on May 4, 2011; and

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  ITC^DeltaCom's Current Report filed on Form 8-K filed on May 5, 2011.

        You may obtain copies of any of these filings upon written or oral request by contacting us at the address and phone number indicated below.

EarthLink, Inc.
1375 Peachtree Street
Atlanta, Georgia 30309
(404) 815-0770
Attn: Corporate Secretary

        No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company or the initial purchasers. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create any implication that the information herein is correct as of any time after the date hereof or that there has not been a change in the affairs of the company since the date hereof.

PROSPECTUS

EarthLink, Inc.
Offer to Exchange
8.875% Senior Notes due 2019,
which have been registered under the Securities Act of 1933, for any and all outstanding
8.875% Senior Notes due 2019,
which have not been registered under the Securities Act of 1933

        Until                            , 2011 (90 days after the date of this prospectus), all dealers that effect transactions in the new notes, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                            , 2011

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

Indemnification of the Officers and Directors of EarthLink, Inc.

        EarthLink, Inc. is a corporation organized under the laws of the State of Delaware.

        Under Section 145 of the DGCL, a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacities with another enterprise, against expenses (including attorneys' fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The DGCL provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the case of a criminal action, such person must have had no reasonable cause to believe his or her conduct was unlawful. In addition, the DGCL does not permit indemnification in any action or suit by or in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that, a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

        The second restated certificate of incorporation of EarthLink, as amended, contains provisions that provide that no director of EarthLink shall be personally liable to EarthLink or its stockholders for monetary damages for breach of fiduciary duty as a director except for (a) any breach of the director's duty of loyalty to EarthLink or its stockholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (c) liability under Section 174 of the DGCL; or (d) any transaction from which the director derived an improper personal benefit. EarthLink's second restated certificate of incorporation contains provisions that further provide for the indemnification of directors and officers to the fullest extent applicable law permits. Under the amended and restated bylaws of EarthLink, EarthLink is required to advance expenses an officer or director incurs in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

        The third amended and restated bylaws of EarthLink state that EarthLink shall, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may be amended, indemnify and hold harmless any person who is or was a director or officer of EarthLink and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of EarthLink to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director or officer of EarthLink, or, while a director or officer of EarthLink, is or was serving at the request of EarthLink as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity") against all liability and loss suffered and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply (i) to a director or officer of EarthLink with respect to a Proceeding that was commenced by such director or officer unless the proceeding was commenced after either (x) the Indemnitee has obtained the approval thereof by the Board, or (y) a Change in Control (as hereinafter defined in Section 12.5(e) has occurred), or (ii) under circumstances in which such indemnification is prohibited by the DGCL or other applicable law. Any right of an Indemnitee to indemnification under the bylaws shall be a contract right.

        EarthLink has in effect directors' and officers' liability insurance that may cover liabilities under the Securities Act.

Indemnification of the Officers and Directors of Choice One Communications International Inc., Choice One Communications of Connecticut Inc., Choice One Communications of Maine Inc., Choice One Communications of Massachusetts Inc., Choice One Communications of New York Inc., Choice One Communications of Ohio Inc., Choice One Communications of Pennsylvania Inc., Choice One Communications of Rhode Island Inc., Choice One Communications of Vermont Inc., Choice One of New Hampshire Inc., Lightship Holding, Inc., One Communications Acquisition Corp. I, One Communications Management Co. and One Communications Merger Corp. I.

        Choice One Communications International Inc., Choice One Communications of Connecticut Inc., Choice One Communications of Maine Inc., Choice One Communications of Massachusetts Inc., Choice One Communications of New York Inc., Choice One Communications of Ohio Inc., Choice One Communications of Pennsylvania Inc., Choice One Communications of Rhode Island Inc., Choice One Communications of Vermont Inc., Choice One of New Hampshire Inc., Lightship Holding, Inc., One Communications Acquisition Corp. I, One Communications Management Co. and One Communications Merger Corp. I are corporations organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificates of incorporation of Choice One Communications International Inc., Choice One Communications of Connecticut Inc., Choice One Communications of Maine Inc., Choice One Communications of Massachusetts Inc., Choice One Communications of New York Inc., Choice One Communications of Ohio Inc., Choice One Communications of Pennsylvania Inc., Choice One Communications of Rhode Island Inc., Choice One Communications of Vermont Inc., Choice One of New Hampshire Inc., Lightship Holding, Inc., One Communications Acquisition Corp. I, One Communications Management Co. and One Communications Merger Corp. I state that no director of the corporation shall be held personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty in his capacity as a director, provided that liability shall not be eliminated or limited (1) for a breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law, (3) for any transaction from which the director derived an improper personal benefit or (4) for acts in violation of Section 174 of the DGCL. Any repeal or amendment made to the applicable article of the certificate of incorporation, insofar as it would in any way enlarge the liability of any director of the corporation, shall be ineffective with respect to any acts or omissions occurring prior to the date of such repeal or amendment.

        The bylaws of Choice One Communications International Inc., Choice One Communications of Connecticut Inc., Choice One Communications of Maine Inc., Choice One Communications of Massachusetts Inc., Choice One Communications of New York Inc., Choice One Communications of Ohio Inc., Choice One Communications of Pennsylvania Inc., Choice One Communications of Rhode Island Inc., Choice One Communications of Vermont Inc., Choice One of New Hampshire Inc., Lightship Holding, Inc., One Communications Acquisition Corp. I, One Communications Management Co. and One Communications Merger Corp. I state that the corporation shall indemnify any director or officer or former director or officer to the fullest extent permitted by law.

Indemnification of the Officers and Directors of Conversent Communications, Inc.

        Conversent Communications, Inc. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificate of incorporation of Conversent Communications, Inc. states that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing clause shall not apply to any liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The applicable article in the certificate of incorporation addressing indemnification shall not eliminate or limit the liability of a director for any act or omission that occurred prior to the time that the article became effective.

        The certificate of incorporation of Conversent Communications, Inc. further states that the corporation shall indemnify its officers and directors to the greatest extent permitted by the DGCL.

        The bylaws of Conversent Communications, Inc. state that the corporation shall indemnify any director or officer or any former director or officer to the fullest extent permitted by law.

Indemnification of the Officers and Directors of Conversent Holdings, Inc. and REON Broadband Corp.

        Conversent Holdings, Inc. and REON Broadband Corp. are corporations organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificates of incorporation of Conversent Holdings, Inc. and REON Broadband Corp. state that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived any improper personal benefit. If the DGCL is amended at any time or from time to time to authorize corporation action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of this provision in the certificate of incorporation by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        The certificates of incorporation of Conversent Holdings, Inc. and REON Broadband Corp. further state that the corporation shall, to the fullest extent permitted by Section 145 of the DGCL, as the same may be amended and supplemented, or by any successor thereto, indemnify any and all officers and directors of the corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said Section. Such right to indemnification shall continue as to any person who has ceased to be an officer or director and shall inure to the benefit of the heirs, executors and administrators of such person. The indemnification provided for herein shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the bylaws or any agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this paragraph by the stockholders of the corporation shall not adversely affect any right or protection of an officer or director of the corporation existing at the time of such repeal or modification.

        The bylaws of Conversent Holdings, Inc. and REON Broadband Corp. state that the corporation shall indemnify any director or officer or former director or officer to the fullest extent permitted by law.

Indemnification of the Officers and Directors of CTBB Holdings, Inc.

        CTBB Holdings, Inc. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificate of incorporation of CTBB Holdings, Inc. states that no director shall be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that to the extent provided by applicable law, this provision shall not eliminate the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this provision shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

        The certificate of incorporation of CTBB Holdings, Inc. also states that the corporation shall indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (including any employee benefit plan) (all such persons being referred to as an "Indemnitee"), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person or the person's appeal therefrom, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The corporation shall not, except with respect to actions or suits by or in the right of the corporation, indemnify an Indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by the Indemnitee unless the initiation thereof was approved by the board of directors of the corporation. The corporation shall indemnify any Indemnitee who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses (including attorneys' fees) which the Court of Chancery of Delaware or such other court shall deem proper.

        The certificate of incorporation of CTBB Holdings, Inc. further states that the corporation may purchase and maintain insurance, at its expense, to protect itself and any director or officer of the corporation against any expense, liability or loss incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        The bylaws of CTBB Holdings, Inc. state that the corporation shall indemnify any director or officer or any former director or officer to the fullest extent permitted by law.

Indemnification of the Officers and Directors of EarthLink Business Holding Corp.

        EarthLink Business Holding Corp. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificate of incorporation of EarthLink Business Holding Corp. states that no director shall have any personal liability to the corporation or to its stockholders for monetary damages for breach of fiduciary duty as a director, by reason of any act or omission occurring subsequent to the date when this provision becomes effective, except that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) for liabilities of a director imposed by Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any repeal or modification of the applicable provision of the certificate of incorporation shall not adversely affect any right or protection of a director of the corporation with respect to any act or omission occurring prior to the repeal or modification of this provision.

        The bylaws of EarthLink Business Holding Corp. state that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he is or was a director or an officer of the corporation or is or was serving at the request of the corporation as a director, officer or trustee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "Indemnitee"), whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or trustee, or in any other capacity while serving as a director, officer or trustee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such Indemnitee in connection therewith; provided, however, that, except with respect to a claim brought by the Indemnitee to enforce rights of indemnification, the corporation shall indemnify and such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors.

Indemnification of the Officers and Directors of New Edge Holding Company.

        New Edge Holding Company is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificate of incorporation of New Edge Holding Company states that the directors of the corporation shall be protected from personal liability, through indemnification or otherwise, to the fullest extent permitted under the DGCL as from time to time in effect. A director of the corporation shall under no circumstances have any personal liability to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for those specific breaches and acts or omissions with respect to which the DGCL expressly provides that this provision shall not eliminate or limit such personal liability of directors. The modification or repeal of the applicable article of the certificate of incorporation shall not adversely affect the restriction hereunder of a director's personal liability for any act or omission occurring prior to such modification or repeal.

        The certificate of incorporation of New Edge Holding Company further states that the corporation shall indemnify each director and officer of the corporation to the fullest extent permitted by applicable law, except as may be otherwise provided in the corporation's bylaws. The modification or repeal of this portion of the certificate of incorporation shall not adversely affect the right of indemnification of any director or officer hereunder with respect to any act or omission occurring prior to such modification or repeal.

        The bylaws of New Edge Holding Company state that the corporation, to the fullest extent permitted or required by the DGCL or other applicable law, as the same exists or may be amended, shall indemnify and hold harmless any person who is or was a director or officer of the corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceedings by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director or officer of the corporation, or, while a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other entity or enterprise (including, without limitation, any employee benefit plan) (a "Covered Entity") against all liability and loss suffered and expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with such Proceeding; provided, however, that the foregoing shall not apply (i) to a director or officer of the corporation with respect to a Proceeding that was commenced by such officer or director unless the proceeding was commenced after either (x) the Indemnitee has obtained the approval thereof by the board, (y) a change in control or (ii) under circumstances in which such indemnification is prohibited by the DGCL or other applicable law.

        The bylaws of New Edge Holding Company further provide that the corporation may purchase and maintain insurance to protect itself and any director or officer of the corporation or of any Covered Entity against any expenses, judgments, fines and amounts paid in settlement as specified above or incurred by any such director or officer in connection with any Proceeding referred to above, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL. The corporation may enter into contracts with any director or officer of the corporation or of any Covered Entity providing indemnification and advancement of expenses and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided by the bylaws, by statute, by agreement or otherwise.

Indemnification of the Officers and Directors of New Edge Network, Inc.

        New Edge Network, Inc. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificate of incorporation of New Edge Network, Inc. states that, to the fullest extent permitted by the DGCL as the same exists or may be amended, a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exception from liability or limitation thereof is not permitted under the DGCL as the same exists or may be amended. Neither any amendment nor repeal of the applicable article of the certificate of incorporation, nor the adoption of any provisions of the amended and restated certificate of incorporation inconsistent with the applicable article, shall eliminate or reduce the effect of the applicable article in respect of any matter occurring, or any cause of action, suit or claim that, but for the applicable article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. To the fullest extent permitted by applicable law, the corporation is authorized to provide indemnification of (and advancement of expenses to) directors and officers of the corporation through bylaw provisions, agreements with any such director or officer, vote of stockholders or disinterested directors, or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to a corporation, its stockholders and others. Any repeal or modification of the applicable provision of the certificate of incorporation by the stockholders of the corporation shall not adversely affect any right or protection of an agent of the corporation existing at the time of such repeal or modification.

        The bylaws of New Edge Network, Inc. state that each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative, is or was an officer or director of the corporation, or is or was serving at the request of the corporation as a director, officer or employee of another corporation, or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer, or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the DGCL, as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment) against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties, amounts paid or to be paid in settlement and amounts expended in seeking indemnification granted to such person under applicable law, this bylaw or any agreement with the corporation) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, and except with respect to suits brought by claimant to recover unpaid amounts of a claim for which indemnification is owed, the corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if (a) such indemnification is expressly required to be made by law, (b) the action, suit or Proceeding (or part thereof) was authorized by the board of directors of the corporation, (c) such indemnification is provided by the corporation, in its sole discretion pursuant to the powers vested in the corporation under the DGCL or (d) the action, suit or Proceeding (or part thereof) is brought to establish or enforce a right to indemnification under an indemnity agreement, the bylaws, or any statute or law or otherwise as required under Section 145 of the DGCL.

        The bylaws of New Edge Network, Inc. further state that the corporation may maintain insurance to the extent reasonably available, at its expense, to protect itself and any such director or officer of the corporation against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under DGCL.

Indemnification of the Officers and Directors of US Xchange Inc.

        US Xchange Inc. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificate of incorporation of US Xchange Inc. states that a director of the corporation shall not be personally liable to either the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, (iv) for any transaction from which the director derived an improper personal benefit or (v) for any act or omission occurring before the date that this provision is effective. If the DGCL is amended after the applicable provision of the certificate of incorporation has been adopted by the stockholders to authorize corporate action to further eliminate or limit the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as amended.

        The bylaws of US Xchange Inc. state that the corporation shall indemnify any director or officer or any former director or officer to the fullest extent permitted by law.

Indemnification of the Officers and Directors of One Communications Corp.

        One Communications Corp. is a corporation organized under the laws of the State of Delaware. For a description of the provisions of the DGCL addressing the indemnification of officers and directors see "Indemnification of the Officers and Directors of EarthLink, Inc." above.

        The certificate of incorporation of One Communications Corp. states that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. A repeal or modification of the applicable provision of the certificate of incorporation by the stockholders of the corporation shall not adversely affect any right of a director of the corporation existing at the time of such repeal or modification.

        The certificate of incorporation of One Communications Corp. further states that each person who is or was a director or officer of the corporation shall be indemnified by the corporation in accordance with, and to the fullest extent authorized by, the DGCL as it may be in effect from time to time.

        The bylaws of One Communications Corp. state that the corporation shall indemnify and hold harmless, to the fullest extent permitted by law as in effect on the date of the adoption of the bylaws or as it may thereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether threatened, pending or completed (a "Proceeding"), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise (hereinafter, a "Covered Person") against any and all liability and loss (including judgments, fines, penalties and amounts paid in settlement) suffered or incurred and expenses (including, without limitation, attorneys' fees and disbursements) reasonably incurred by such Covered Person. The corporation shall not be required to indemnify a Covered Person in connection with (i) a Proceeding initiated by such Covered Person, including a counterclaim or cross claim, unless the Proceeding was authorized by the board or (ii) an arbitration proceeding previously referred to in the bylaws, except as otherwise provided therein.

Indemnification of the Managers and Members of Choice One Communications Resale L.L.C., Conversent Communications Resale L.L.C., Lightship Telecom, LLC, US Xchange of Illinois, L.L.C., US Xchange of Indiana, L.L.C., US Xchange of Michigan, L.L.C. and US Xchange of Wisconsin, L.L.C.

        Choice One Communications Resale L.L.C., Conversent Communications Resale L.L.C., Lightship Telecom, LLC, US Xchange of Illinois, L.L.C., US Xchange of Indiana, L.L.C., US Xchange of Michigan, L.L.C. and US Xchange of Wisconsin, L.L.C. are limited liability companies organized under the laws of the State of Delaware.

        Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The articles of organization and operating agreements of Choice One Communications Resale L.L.C., Conversent Communications Resale L.L.C., Lightship Telecom, LLC, US Xchange of Illinois, L.L.C., US Xchange of Indiana, L.L.C., US Xchange of Michigan, L.L.C. and US Xchange of Wisconsin, L.L.C. are silent with respect to the indemnification of the managers and members of the limited liability companies.

Indemnification of the Officers and Directors of Connecticut Telephone & Communication Systems, Inc.

        Connecticut Telephone & Communication Systems, Inc. is a corporation organized under the laws of the State of Connecticut. Subsection (a) of Section 33-771 of the Connecticut Business Corporation Act ("CTBCA"), provides that a corporation may indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding if: (1) (A) he conducted himself in good faith; (B) he reasonably believed (i) in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and (ii) in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (C) in the case of any criminal proceeding, he has no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the certificate of incorporation as authorized by the CTBCA. Subsection (b) of Section 33-771 of the CTBCA provides that a director's conduct with respect to an employee benefit plan for a purpose he reasonably believed to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement that his conduct was at least not opposed to the best interest of the corporation. Subsection (d) of Section 33-771 of the CTBCA provides that, unless ordered by a court, a corporation may not indemnify a director: (1) in connection with a proceeding by or in the right of the corporation except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under Section 33-771(a) of the CTBCA; or (2) in connection with any proceeding with respect to conduct for which he was adjudged liable on the basis that he received a financial benefit to which he was not entitled, whether or not involving action in his official capacity.

        Section 33-772 of the CTBCA provides that a corporation shall indemnify a director of the corporation who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation, against reasonable expenses incurred by him in connection with the proceeding. Subsection (a) of Section 33-776 of the CTBCA provides that a corporation may indemnify an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director and (2) if he is an officer but not a director, to such further extent, consistent with public policy, as may be provided by contract, the certificate of incorporation, the bylaws or a resolution of the board of directors. Subsection (c) of Section 33-776 of the CTBCA provides that an officer of the corporation who is not a director is entitled to mandatory indemnification under Section 33-772 to the same extent to which a director may be entitled to indemnification.

        The certificate of incorporation of Connecticut Telephone & Communication Systems, Inc. is silent with respect to the indemnification of the officers and directors of the corporation.

        The bylaws of Connecticut Telephone & Communication Systems, Inc. state that any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the corporation), and whether formal or informal, by reason of the fact that he is or was a director, officer, incorporator, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, incorporator, employee, partner, trustee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise (including an employee benefit plan), shall be entitled to be indemnified by the corporation to the fullest extent then permitted by law against judgments, penalties, fines (including excise taxes assessed on a person with respect to an employee benefit plan), amounts paid in settlement and reasonable expenses (including counsel fees and disbursements) incurred by him in connection with such action, suit or proceeding. Such right of indemnification shall continue as to a person who has ceased to be a director, officer, incorporator, employee, partner, trustee or agent and shall inure to the benefit of the heirs and personal representatives of such a person. The indemnification provided by the bylaws shall not be deemed exclusive of any other rights which may be provided now or in the future under any provision currently in effect or thereafter adopted of these bylaws, by any agreement, by vote of stockholders, by resolution of disinterested directors, by provision of law or otherwise.

Indemnification of the Managers and Members of Connecticut Broadband, LLC and Conversent Communications of Connecticut, LLC.

        Connecticut Broadband, LLC and Conversent Communications of Connecticut, LLC are limited liability companies organized under the laws of the State of Connecticut. Section 34-143 of the Connecticut Limited Liability Company Act provides that an operating agreement may: (1) eliminate or limit the personal liability of a member or manager for monetary damages for breach of any duty provided for in Section 34-141 and (2) provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because such individual is or was a member or manager.

        The articles of organization of Connecticut Broadband, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

        The operating agreement of Connecticut Broadband, LLC states that the company shall indemnify each member, and its legal representatives, successors and assigns, and hold each of them harmless from and against any liability suffered or incurred by such member, as such, or any of them in the course of serving in any office of, or otherwise representing (within the scope of its authority) or acting for or on behalf of the company, except to the extent that a judgment or other final adjudication adverse to such member or other person establishes (a) that its acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that the member personally gained in fact a financial profit or other advantage to which it was not legally entitled; provided, however, that, any other provision hereof notwithstanding, any such indemnification shall be solely from the net assets of the company, and no member shall be required to make any capital contribution or otherwise pay any amount from its own assets as a result thereof. The company may procure insurance in such amounts and covering such risks as the members deem appropriate to fund any indemnification required or permitted to be made hereunder.

        The articles of organization and the operating agreement of Conversent Communications of Connecticut, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

Indemnification of the Officers and Directors of Conversent Communications of Massachusetts, Inc. and CTC Communications Corp.

        Conversent Communications of Massachusetts, Inc. and CTC Communications Corp. are corporations organized under the laws of the State of Massachusetts. Section 8.51 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify a director against liability if (1) (i) he conducted himself in good faith; (ii) he reasonably believed that his conduct was in the best interest of the corporation or that his conduct was at least not opposed to the best interests of the corporation; and (iii) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful; or (2) he engaged in conduct for which he shall not be liable under a provision of the corporation's articles of organization authorized by Section 2.02(b)(4) of Chapter 156D of the Massachusetts General Laws. Section 8.52 of Chapter 156D of the Massachusetts General Laws provides that a corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding.

        Section 8.56 of Chapter 156D of the Massachusetts General Laws provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because he is an officer of the corporation (1) to the same extent as a director and (2) if he is an officer but not a director, to such further extent as may be provided by the articles of organization, the bylaws, a resolution of the board of directors, or contract except for liability arising out of acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law. Section 8.56 also provides that an officer of a corporation who is not a director is entitled to mandatory indemnification under Section 8.52, and that the officer may apply to a court for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or advance under those provisions. Section 8.57 of the Massachusetts General Laws also affords a Massachusetts corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in these capacities.

        The certificate of incorporation of Conversent Communications of Massachusetts, Inc. is silent with respect to the indemnification of the officers and directors of the corporation.

        The certificate of incorporation of CTC Communications Corp. states that no director shall be liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the DGCL or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the corporation's directors to the corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the DGCL, as amended from time to time. The corporation shall indemnify to the fullest extent permitted by Sections 102(b)(7) and 145 of the DGCL, as amended from time to time, each person that such Sections grant the corporation the power to indemnify.

        The bylaws of Conversent Communications of Massachusetts, Inc. and CTC Communications Corp. state that the corporation shall indemnify any director or officer or any former director or officer to the fullest extent permitted by law.

Indemnification of the Managers and Members of Conversent Data Vault, LLC.

        Conversent Data Vault, LLC is a limited liability company organized under the laws of the State of Massachusetts. Under Section 8(a) of the Massachusetts Limited Liability Company Act (the "MLLCA"), subject to such standards and restrictions, if any, as are set forth in its certificate of organization or a written operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager from and against any and all claims and demands whatsoever. Such indemnification may include payment by the limited liability company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer a member or manager. No indemnification shall be provided for any member or manager with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the limited liability company.

        Under Section 8(b) of the MLLCA, the certificate of organization or a written operating agreement may eliminate or limit the personal liability of a member or manager for breach of any duty to the limited liability company or to another member or manager.

        The articles of organization and the operating agreement of Conversent Data Vault, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

Indemnification of the Managers and Members of Conversent Communications of Maine, LLC.

        Conversent Communications of Maine, LLC is a limited liability company organized under the laws of the State of Maine. Section 654 of the Maine Limited Liability Company Act provides that a limited liability company may indemnify or, if provided in the articles of organization or an operating agreement, shall in all cases indemnify a person who was or is a party or is threatened to be made a party to a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, because that person is or was a manager or member of that limited liability company or is or was serving at the request of that limited liability company as a director, officer, trustee, partner, fiduciary, employee or agent of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by that person in connection with such an action, suit or proceeding; provided that no indemnification may be provided for a person with respect to a matter for which that person is finally adjudicated: (A) not to have acted honestly or in the reasonable belief that that person's action was in or not opposed to the best interests of a limited liability company or its members or, in the case of a person serving as a fiduciary of an employee benefit plan or trust, in or not opposed to the best interests of that plan or trust or its participants or beneficiaries or (B) with respect to a criminal action or proceeding, to have had reasonable cause to believe that that person's conduct was unlawful.

        However, a limited liability company does not have the power to indemnify a person with respect to a claim, issue or matter asserted by or in the right of that limited liability company for which that person is finally adjudicated to be liable to that limited liability company unless the court in which the action, suit or proceeding was brought determines that, in view of all the circumstances of the case, that person is fairly and reasonably entitled to indemnity for such amounts as the court determines reasonable.

        A limited liability company may purchase and maintain insurance on behalf of a person who is or was a manager or member of that limited liability company against any liability asserted against that person and incurred by that person in such a capacity, or arising out of that person's status as such, whether or not that limited liability company would have the power to indemnify that person against such a liability under this section.

        The articles of organization and the operating agreement of Conversent Communications of Maine, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

Indemnification of the Managers and Members of Conversent Communications Long Distance, LLC and Conversent Communications of New Hampshire, LLC.

        Conversent Communications Long Distance, LLC and Conversent Communications of New Hampshire, LLC are limited liability companies organized under the laws of the State of New Hampshire. Section 304-C:9 of the New Hampshire Limited Liability Company Act provides that a limited liability company may, subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, and shall have the power to, indemnify any member or manager made a party to a proceeding or threatened to be made a named defendant or respondent in a proceeding because such member or manager acted on behalf of the limited liability company, against liability for a judgment, settlement, penalty, fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding, if: (a) the member or manager conducted himself in good faith and (b) the member or manager reasonably believed his conduct was not opposed to the best interest of the limited liability company. However, a limited liability company may not indemnify a member or manager under this section: (a) in connection with a proceeding by or in the right of the limited liability company in which such person was judged liable to the limited liability company or (b) in connection with any other proceeding charging improper personal benefit to such person, whether or not involving action on behalf of the limited liability company, in which such person was adjudged liable on the basis that personal benefit was improperly received by him.

        The articles of organization and the operating agreements of Conversent Communications Long Distance, LLC and Conversent Communications of New Hampshire, LLC are silent with respect to the indemnification of the managers and members of the limited liability companies.

Indemnification of the Managers and Members of Conversent Communications of New Jersey, LLC.

        Conversent Communications of New Jersey, LLC is a limited liability company organized under the laws of the State of New Jersey. Under Statute 42:2B-10 of the New Jersey Limited Liability Company Act, limited liability companies may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

        The articles of organization and the operating agreement of Conversent Communications of New Jersey, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

Indemnification of the Officers and Directors of LogicalSolutions.net, Inc.

        LogicalSolutions.net, Inc. is a corporation organized under the laws of the State of New York. Under Section 202(a)(10) of the New York Business Corporation Law (the "NYBCL"), a corporation,

subject to any limitations provided in the NYBCL or any other statute of the State of New York or its certificate of incorporation, shall have power in furtherance of its corporate purposes to indemnify corporate personnel.

        Under Section 722 of the NYBCL, a corporation may indemnify any person made, or threatened to be made, a party to an action or proceeding (other than one by or in the right of the corporation to procure a judgment in its favor), whether civil or criminal, including an action by or in the right of any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise, which any director or officer of the corporation served in any capacity at the request of the corporation, by reason of the fact that he, his testator or intestate, was a director or officer of the corporation, or served such other corporation, partnership, joint venture, trust, employee benefit plan of other enterprise in any capacity, against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees actually and necessarily incurred as a result of such action or proceeding, or any appeal therein, if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition, had no reasonable cause to believe that his conduct was unlawful. A corporation may indemnify any person made, or threatened to be made a party to an action by or in the right of the corporation to procure a judgment in its favor if such director or officer acted, in good faith, for a purpose which he reasonably believed to be in, or, in the case of service for any other corporation or any partnership, joint venture, trust, employee benefit plan or other enterprise, not opposed to, the best interests of the corporation, except that no indemnification shall be made in respect of (1) a threatened action, or a pending action which is settled or otherwise disposed of, or (2) any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation, unless and only to the extent that the court in which the action was brought, or, if no action was brought, any court of competent jurisdiction, determines upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such portion of the settlement amount and expenses as the court deems proper.

        The certificate of incorporation of LogicalSolutions.net, Inc. states that no director of the corporation shall be personally liable to the corporation or its shareholders for damages for breach of his or her duties in such capacity unless a judgment or other final adjudication adverse to that director establishes that his or her act or omission was committed prior to the filing of the certificate of incorporation or committed in bad faith or involved intentional misconduct or a knowing violation of law, or that he or she personally gained in fact a financial profit or other advantage to which he or she is not legally entitled, or that his or her acts violated Section 719 of the NYBCL.

        The certificate of incorporation of LogicalSolutions.net, Inc. further states that the corporation shall, to the fullest extent permitted by Article 7 of the NYBCL as the same may be amended or supplemented, indemnify any and all persons whom it shall have power to indemnify under said Article from and against any and all of his expenses, liabilities or other matters referred to in or covered by said Article, and the indemnification provided herein shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, resolution of shareholders, resolution of directors, agreement or otherwise, as permitted by said Article.

        The bylaws of LogicalSolutions.net, Inc. state that each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "Proceeding"), by reason of the fact that he or his testator or intestate (a) is or was a director or officer of the corporation or (b) is or was a director or officer of the corporation who serves or served, in any capacity, any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise at the request of the corporation (hereinafter an "Indemnitee"), shall be indemnified and held harmless by the corporation against all expense, liability and loss [including ERISA excise taxes or penalties, judgments, fines, penalties, amounts paid in settlement (provided the corporation shall have given its prior consent to such settlement, which consent shall not be unreasonably withheld by it) and reasonable expenses, including attorneys' fees] suffered or incurred by such Indemnitee in connection therewith and such indemnification shall continue as to an Indemnitee who has ceased to be a director or officer and shall inure to the benefit of the Indemnitee's heirs and fiduciaries; provided, however, that no indemnification may be made to or on behalf of any director or officer if his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or otherwise disposed of, or he personally gained in fact a financial profit or other advantage to which he was not legally entitled. Notwithstanding the foregoing, the corporation shall indemnify any such Indemnitee in connection with a Proceeding (or part thereof) initiated by such Indemnitee only if such Proceeding (or part thereof) was authorized by the board of directors of the corporation.

        The bylaws of LogicalSolutions.net, Inc. further state that all expenses reasonably incurred by an Indemnitee in connection with a threatened or actual Proceeding with respect to which any such Indemnitee is or may be entitled to indemnification under the bylaws shall be advanced to him or promptly reimbursed by the corporation in advance of the final disposition of such Proceeding, upon receipt of an undertaking by him or on his behalf to repay the amount of such advances, if any, as to which he is ultimately found not to be entitled to indemnification or, where indemnification is granted, to the extent such advances exceed the indemnification to which he is entitled. Such person shall cooperate in good faith with any request by the corporation that common counsel be used by the parties to an action or Proceeding who are similarly situated unless to do so would be inappropriate due to an actual or potential conflict of interest.

        The bylaws of LogicalSolutions.net, Inc. state that the corporation may maintain insurance, at its expense, to protect itself and any director or officer of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the bylaws or applicable law.

Indemnification of the Managers and Members of Conversent Communications of New York, LLC.

        Conversent Communications of New York, LLC is a limited liability company organized under the laws of the State of New York. Under Section 202(k) of the New York Limited Liability Company Law (the "NYLLCL"), unless the articles of organization provide otherwise and subject to any limitations provided in the NYLLCL or any other law of the State of New York, a limited liability company may indemnify a member or manager.

        Under Section 420 of the NYLLCL, subject to the standards and restrictions, if any, set forth in its operating agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless, and advance expenses to, any member, manager or any testator or intestate of such member or manager from and against any and all claims and demands whatsoever; provided, however, that no indemnification may be made to or on behalf of any member or manager if a judgment or other final adjudication adverse to such member or manager establishes (a) that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated or (b) that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

        The articles of organization and the operating agreement of Conversent Communications of New York, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

Indemnification of the Managers and Members of Conversent Communications of Pennsylvania, LLC.

        Conversent Communications of Pennsylvania, LLC is a limited liability company organized under the laws of the State of Pennsylvania. Under Section 8945 of Pennsylvania's Limited Liability Company Law of 1994 (the "PLLCA"), subject to such standards and restrictions, if any, as are set forth in the operating agreement, a limited liability company may and shall have the power to indemnify and hold harmless any member or manager from and against any and all claims and demands whatsoever, except in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of organization or operating agreement may not provide for indemnification in the case of willful misconduct or recklessness. Indemnification may be granted for any action taken and may be made whether or not the company would have the power to indemnify the person under any other provision of law except as provided in Section 8945 and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the company. Under the PLLCA, such indemnification is declared to be consistent with the public policy of the Commonwealth of Pennsylvania.

        The articles of organization and the operating agreement of Conversent Communications of Pennsylvania, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

Indemnification of the Officers and Directors of Intelecom Data Systems, Inc.

        Intelecom Data Systems, Inc. is a corporation organized under the laws of the State of Rhode Island. The Rhode Island Business Corporation Act (the "RIBCA") generally permits a corporation to indemnify a director or officer for expenses incurred by them by reason of their position with the corporation if the person has acted in good faith and with the reasonable belief (i) in the case of conduct in his or her official capacity that his or her conduct was in the best interests of the corporation and, (ii) in all other cases, that his or her conduct was at least not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful. Unless limited by the corporation's charter, the RIBCA also permits indemnification if a court of appropriate jurisdiction, upon application of a director or officer and such notice as the court shall require, determines that the individual is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not he or she has met the standard of conduct referred to above. However, the RIBCA does not permit a corporation to indemnify persons (1) in actions brought by or in the right of the corporation if the person is adjudged to be liable to the corporation or (2) in actions in which the director is adjudged to be liable on the basis that personal benefit was improperly received by him or her, although, in both cases, it does permit indemnification, but only of expenses, if, and only to the extent, approved by a court of appropriate jurisdiction. The RIBCA permits the right to indemnification to include the right to be paid by the corporation for expenses the indemnified person incurs in defending the proceeding in advance of its final disposition; provided, that the indemnified party delivers to the corporation a written affirmation of a good faith belief that he or she has met the applicable standards of conduct and that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified under the charter or otherwise. However, under the RIBCA, except where indemnification is ordered by a court of appropriate jurisdiction upon application of any director, officer, employee or agent, no indemnification will be made unless authorized in the specific case after a determination has been made, by the board of directors, special legal counsel or the shareholders that indemnification is permissible in the circumstances because the director, officer, employee or agent has met the standard of conduct for indemnification described above.

        The articles of incorporation of Intelecom Data Systems, Inc. provide that no director of the corporation shall be personally liable to the corporation or its stockholders for monetary damages for breach of the director's duty as a director; provided that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) imposed pursuant to the provisions of Rhode Island General Laws Section 7-1.1-43 or (iv) for any transaction from which the director derived an improper personal benefit (unless said transaction is permitted by Rhode Island General Laws Section 7-1.1-37.1).

        The bylaws of Intelecom Data Systems, Inc. provide that each person who at any time is, or shall have been, a director or officer of the corporation, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is, or was, a director or officer of the corporation, or is or has served at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any such action, suit or proceeding to the fullest extent permitted under Section 7-1.1-4.1 of the RIBCA, as from time to time amended. The foregoing right of indemnification shall in no way be exclusive of any other rights of indemnification to which such director or officer may be entitled, under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

Indemnification of the Managers and Members of Conversent Communications of Rhode Island, LLC and Conversent Communications, LLC.

        Conversent Communications of Rhode Island, LLC and Conversent Communications, LLC are limited liability companies organized under the laws of the State of Rhode Island. Under Section 7-16-4(11) of the Rhode Island Limited Liability Company Act (the "RILLCA"), a limited liability company has the power to indemnify and advance expenses to any member or manager, past or present, to the same extent as a corporation formed under Chapter 1.2 of this title may indemnify any of its directors or officers and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement, and to purchase and maintain insurance on behalf of any member or manager against any liability asserted against him and incurred by the member or manager in that capacity or arising out of the member or manager's status, whether or not the limited liability company would have the power to indemnify under the provisions of this section, the articles of organization or operating agreement.

        Under Section 7-16-8 of the RILLCA, the articles of organization or operating agreement of a limited liability company may eliminate or limit the personal liability of a manager to the limited liability company or to its members for monetary damages for breach of any duty provided for in Section 7-16-17. However, no provision may limit or eliminate the liability of a manager for (1) breach of the manager's duty of loyalty to the limited liability company or its members; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) the liability imposed pursuant to the provisions of Section 7-16-32 or (4) any transaction from which the manager derived an improper personal benefit, unless the transaction was with the informed consent of the members or a majority of the disinterested managers. No provision eliminated or limiting the personal liability of a manager will be effective with respect to causes of action arising prior to the inclusion of the provision in the articles of organization or operating agreement.

        The articles of organization and the operating agreements of Conversent Communications of Rhode Island, LLC and Conversent Communications, LLC are silent with respect to the indemnification of the managers and members of the limited liability companies.

Indemnification of Members and Managers of Conversent Communications of Vermont, LLC.

        Conversent Communications of Vermont, LLC is a limited liability company organized under the laws of the State of Vermont. Section 3062 of the Vermont Limited Liability Company Act provides that a limited liability company may indemnify a person made a party to a proceeding because the person is or was a manager or member against liability incurred in the proceeding if: (1) the person conducted himself or herself in good faith; (2) the person reasonably believed: (A) in the case of conduct in the person's official capacity with the limited liability company, that the person's conduct was in the company's best interests and (B) in all other cases, that the person's conduct was at least not opposed to the company's best interests and (3) in the case of any proceeding brought by a governmental entity, the person had no reasonable cause to believe his or her conduct was unlawful, and the person is not finally found to have engaged in a reckless or intentional unlawful act. However, a limited liability company may not indemnify a person (1) in connection with a proceeding by or in the right of the limited liability company in which the person was adjudged liable to the limited liability company or (2) in connection with any other proceeding charging improper personal benefit to the person, whether or not involving action in the person's official capacity, in which the person was adjudged liable on the basis that personal benefit was improperly received by the person.

        The articles of organization and the operating agreement of Conversent Communications of Vermont, LLC are silent with respect to the indemnification of the managers and members of the limited liability company.

Indemnification of the Officers and Directors of CTC Communications of Virginia, Inc. and New Edge Networks of Virginia, Inc.

        CTC Communications of Virginia, Inc. and New Edge Networks of Virginia, Inc. are corporations organized under the laws of the State of Virginia. Sections 13.1-697 through 13.1-704 of the Virginia Stock Corporation Act (the "VSCA") provide for the indemnification of officers and directors by the corporation under certain circumstances against expenses and liabilities incurred in legal proceedings involving such persons because of their being or having been an officer or director of the corporation. Under the VSCA, a corporation may purchase insurance on behalf of an officer or director of the corporation against any liability incurred in an official capacity regardless of whether the person could be indemnified under the VSCA.

        The articles of incorporation of CTC Communications of Virginia, Inc. are silent with respect to the indemnification of the officers and directors of the corporation.

        The bylaws of CTC Communications of Virginia, Inc. state that the corporation shall indemnify any director or officer or any former director or officer to the fullest extent permitted by law.

        The articles of incorporation of New Edge Networks of Virginia, Inc. state that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) under Section 13.1-692 of the VSCA or (iv) for any transaction from which the director derived an improper personal benefit. If the VSCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the VSCA, as so amended. Any repeal or modification of the applicable section of the articles of incorporation by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

        The articles of incorporation of New Edge Networks of Virginia, Inc. further state that a director or officer who was or is made a party or is threatened to be made a party to or is or was involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (hereinafter a

"Proceeding"), by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the VSCA as the same exists or may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a Proceeding initiated by such person only if such Proceeding was authorized by the board of directors.

        The articles of incorporation of New Edge Networks of Virginia, Inc. further state that the corporation may purchase and maintain insurance or furnish similar protection, including, but not limited to, providing a trust fund, letter of credit or self-insurance, at its expense, to protect itself and any director or officer of the corporation against any expenses, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the VSCA.

        The bylaws of New Edge Networks of Virginia, Inc. are silent with respect to the indemnification of the officers and directors of the corporation.

Indemnification of the Members and Managers of CVB Northwest, LLC.

        CVB Northwest, LLC is a limited liability company organized under the laws of the State of Washington. Section 25.15.040 of the Washington Limited Liability Company Act (the "WLLCA") provides that a limited liability company agreement may contain provisions not inconsistent with law that: (a) eliminate or limit the personal liability of a member or manager to the limited liability company or its members for monetary damages for conduct as a member or manager, provided that such provisions shall not eliminate or limit the liability of a member or manager for acts or omissions that involve intentional misconduct or a knowing violation of law by a member or manager, for conduct of the member or manager, violating Section 25.15.235 of the WLLCA (which restricts distributions when a company's liabilities exceed its assets) or for any transaction from which the member or manager will personally receive a benefit in money, property or services to which the member or manager is not legally entitled or (b) indemnify any member or manager from and against any judgments, settlements, penalties, fines or expenses incurred in a proceeding to which an individual is a party because he or she is, or was, a member or a manager, provided that no such indemnity shall indemnify a member or a manager from or on account of acts or omissions of the member or manager finally adjudged to be intentional misconduct or a knowing violation of law by the member or manager, conduct of the member or manager adjudged to be in violation of Section 25.15.235 of the WLLCA or any transaction with respect to which it was finally adjudged that such member or manager received a benefit in money, property or services to which such member or manager was not legally entitled.

        The certificate of formation of CVB Northwest, LLC is silent with respect to the indemnification of the members and managers of the limited liability company.

        The operating agreement of CVB Northwest, LLC provides that the company shall indemnify, protect, defend, save harmless and pay all judgments and claims against the member and each manager for all costs, losses, liabilities and damages paid or accrued by the member (either as a member or as an agent) and each manager in connection with the business of the company or because such person is a member or manager, to the fullest extent provided or allowed by applicable law. In addition, the company shall advance costs of participation in any proceedings to the member and each manager.

Item 21.    Exhibits and Financial Statement Schedules.

        (a)   The following exhibits are filed as a part of this registration statement.

3.1(a	)	Second Restated Certificate of Incorporation of EarthLink, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to EarthLink's Registration Statement on Form S-8 dated May 3, 2011—File No. 333-173889).

3.1(b)	*	Certificate of Incorporation of Choice One Communications International Inc., as amended.

3.1(c)	*	Certificate of Incorporation of Choice One Communications of Connecticut Inc., as amended.

3.1(d)	*	Certificate of Incorporation of Choice One Communications of Maine Inc., as amended.

3.1(e)	*	Certificate of Incorporation of Choice One Communications of Massachusetts Inc., as amended.

3.1(f)	*	Certificate of Incorporation of Choice One Communications of New York Inc., as amended.

3.1(g)	*	Certificate of Incorporation of Choice One Communications of Ohio Inc., as amended.

3.1(h)	*	Certificate of Incorporation of Choice One Communications of Pennsylvania Inc., as amended.

3.1(i)	*	Certificate of Incorporation of Choice One Communications of Rhode Island Inc., as amended.

3.1(j)	*	Certificate of Incorporation of Choice One Communications of Vermont Inc., as amended.

3.1(k)	*	Certificate of Formation of Choice One Communications Resale L.L.C.

3.1(l)	*	Certificate of Incorporation of Choice One of New Hampshire Inc., as amended.

3.1(m)	*	Articles of Organization of Connecticut Broadband, LLC, as amended.

3.1(n)	*	Certificate of Incorporation of Connecticut Telephone & Communication Systems, Inc.

3.1(o)	*	Certificate of Formation of Conversent Communications Long Distance, LLC, as amended.

3.1(p)	*	Articles of Organization of Conversent Communications of Connecticut, LLC, as amended.

3.1(q)	*	Articles of Organization of Conversent Communications of Maine, LLC, as amended.

3.1(r)	*	Articles of Entity Conversion to a Domestic Business Corporation of Conversent Communications of Massachusetts, Inc.

3.1(s)	*	Certificate of Formation of Conversent Communications of New Hampshire, LLC, as amended.

3.1(t)	*	Certificate of Formation of Conversent Communications of New Jersey, LLC.

3.1(u)	*	Articles of Organization of Conversent Communications of New York, LLC, as amended.

3.1(v)	*	Certificate of Organization of Conversent Communications of Pennsylvania, LLC, as amended.

3.1(w)	*	Articles of Organization of Conversent Communications of Rhode Island, LLC, as amended.

3.1(x)	*	Articles of Organization of Conversent Communications of Vermont, LLC, as amended.

3.1(y)	*	Certificate of Formation of Conversent Communications Resale L.L.C.

3.1(z)	*	Amended and Restated Certificate of Incorporation of Conversent Communications, Inc.

3.1(aa)	*	Articles of Organization of Conversent Communications, LLC, as amended.

3.1(bb)	*	Certificate of Organization of Conversent Data Vault, LLC, as amended.

3.1(cc)	*	Fifth Amended and Fully Restated Certificate of Incorporation of Conversent Holdings, Inc.

3.1(dd)	*	Certificate of Incorporation of CTBB Holdings, Inc., as amended.

3.1(ee)	*	Restated Articles of Organization of CTC Communications Corp.

3.1(ff)	*	Articles of Incorporation of CTC Communications of Virginia, Inc., as amended.

3.1(gg)	*	Certificate of Formation of CVB Northwest, LLC, as amended.

3.1(hh)	*	Certificate of Incorporation of EarthLink Business Holding Corp.

3.1(ii)	*	Articles of Incorporation of Intelecom Data Systems, Inc., as amended.

3.1(jj)	*	Restated Certificate of Incorporation of Lightship Holding, Inc.

3.1(kk)	*	Certificate of Formation of Lightship Telecom, LLC, as amended.

3.1(ll)	*	Certificate of Incorporation of LogicalSolutions.net, Inc.

3.1(mm)	*	Amended and Restated Certificate of Incorporation of New Edge Holding Company.

3.1(nn)	*	Amended and Restated Certificate of Incorporation of New Edge Network, Inc.

3.1(oo)	*	Amended and Restated Articles of Incorporation of New Edge Networks of Virginia, Inc.

3.1(pp)	*	Certificate of Incorporation of One Communications Acquisition Corp. I, as amended.

3.1(qq)	*	Amended Certificate of Incorporation of One Communications Corp.

3.1(rr)	*	Certificate of Incorporation of One Communications Management Co., as amended.

3.1(ss)	*	Certificate of Incorporation of One Communications Merger Corp. I.

3.1(tt)	*	Restated Certificate of Incorporation of REON Broadband Corp.

3.1(uu)	*	Certificate of Incorporation of US Xchange Inc., as amended.

3.1(vv)	*	Certificate of Formation of US Xchange of Illinois, L.L.C., as amended.

3.1(ww)	*	Certificate of Formation of US Xchange of Indiana, L.L.C., as amended.

3.1(xx)	*	Certificate of Formation of US Xchange of Michigan, L.L.C., as amended.

3.1(yy)	*	Certificate of Formation of US Xchange of Wisconsin, L.L.C., as amended.

3.2(a	)	Third Amended and Restated Bylaws of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.2 of EarthLink, Inc.'s Registration Statement on Form S-8 dated May 3, 2011—File No. 333-173889).

3.2(b)	*	Corporate By-laws of Choice One Communications International Inc.

3.2(c)	*	Corporate By-laws of Choice One Communications of Connecticut Inc.

3.2(d)	*	Corporate By-laws of Choice One Communications of Maine Inc.

3.2(e)	*	Corporate By-laws of Choice One Communications of Massachusetts Inc.

3.2(f)	*	Corporate By-laws of Choice One Communications of New York Inc.

3.2(g)	*	Corporate By-laws of Choice One Communications of Ohio Inc.

3.2(h)	*	Corporate By-laws of Choice One Communications of Pennsylvania Inc.

3.2(i)	*	Corporate By-laws of Choice One Communications of Rhode Island Inc.

3.2(j)	*	Corporate By-laws of Choice One Communications of Vermont Inc.

3.2(k)	*	Limited Liability Company Operating Agreement of Choice One Communications Resale L.L.C., as amended.

3.2(l)	*	Corporate By-laws of Choice One of New Hampshire Inc.

3.2(m)	*	Sixth Amended and Restated Operating Agreement of Connecticut Broadband, LLC.

3.2(n)	*	By-laws of Connecticut Telephone & Communication Systems, Inc.

3.2(o)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications Long Distance, LLC.

3.2(p)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications Connecticut, LLC.

3.2(q)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Maine, LLC.

3.2(r)	*	Corporate By-laws of Conversent Communications of Massachusetts, Inc.

3.2(s)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of New Hampshire, LLC.

3.2(t)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of New Jersey, LLC.

3.2(u)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of New York, LLC, as amended.

3.2(v)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Pennsylvania, LLC.

3.2(w)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Rhode Island, LLC.

3.2(x)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Vermont, LLC.

3.2(y)	*	Limited Liability Company Operating Agreement of Conversent Communications Resale L.L.C.

3.2(z)	*	Corporate By-laws of Conversent Communications, Inc.

3.2(aa)	*	Second Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications, LLC.

3.2(bb)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Data Vault, LLC.

3.2(cc)	*	Corporate By-laws of Conversent Holdings, Inc.

3.2(dd)	*	Corporate By-laws of CTBB Holdings, Inc.

3.2(ee)	*	Corporate By-laws of CTC Communications Corp.

3.2(ff)	*	Corporate By-laws of CTC Communications of Virginia, Inc.

3.2(gg)	*	Second Amended and Restated Limited Liability Company Operating Agreement of CVB Northwest, LLC.

3.2(hh)	*	Bylaws of EarthLink Business Holding Corp.

3.2(ii)	*	Amended and Restated By-laws of Intelecom Data Systems, Inc.

3.2(jj)	*	Corporate By-laws of Lightship Holding, Inc.

3.2(kk)	*	Second Amended and Restated Limited Liability Company Operating Agreement of Lightship Telecom, LLC.

3.2(ll)	*	By-laws of LogicalSolutions.net, Inc.

3.2(mm)	*	Amended and Restated Bylaws of New Edge Holding Company.

3.2(nn)	*	Bylaws of New Edge Network, Inc.

3.2(oo)	*	Bylaws of New Edge Networks of Virginia, Inc.

3.2(pp)	*	Corporate By-laws of One Communications Acquisition Corp. I.

3.2(qq)	*	Third Amended and Restated Bylaws of One Communications Corp.

3.2(rr)	*	Corporate By-laws of One Communications Management Co.

3.2(ss)	*	Corporate By-laws of One Communications Merger Corp. I.

3.2(tt)	*	Corporate By-laws of REON Broadband Corp.

3.2(uu)	*	Corporate By-laws of US Xchange Inc.

3.2(vv)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Illinois, L.L.C.

3.2(ww)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Indiana, L.L.C.

3.2(xx)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Michigan, L.L.C.

3.2(yy)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Wisconsin, L.L.C.

4.1(a	)	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-8 of EarthLink, Inc. dated February 10, 2000—File No. 333-30024).

4.2		Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 of EarthLink, Inc.'s Current Report on Form 8-K dated August 6, 2002—File No. 001-15605).

4.3		Indenture, dated November 17, 2006, by and between EarthLink, Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 of EarthLink, Inc.'s Current Report on Form 8-K dated November 17, 2006—File No. 001-15605).

4.4		Indenture, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, including the form of Global Note thereunder (incorporated by reference to Exhibit 4.1 to ITC^DeltaCom, Inc.'s Report on Form 8-K dated April 9, 2010—File No. 000-23253).

4.5		Indenture, dated May 17, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of EarthLink, Inc.'s Current Report on Form 8-K dated May 17, 2011—File No. 001-15605).

4.6	*	First Supplemental Indenture, dated June 7, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.7		Registration Rights Agreement, dated May 17, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto and Deutsche Bank Securities Inc., as representative to the initial purchasers listed on Schedule 1 of the Purchase Agreement (incorporated by reference to Exhibit 4.2 of EarthLink, Inc.'s Current Report on Form 8-K dated May 17, 2011—File No. 001-15605).

5.1	**	Opinion of Troutman Sanders LLP.

5.2	**	Opinion of Dinse, Knapp and McAndrew, P.C.

5.3	*	Opinion of Hinckley, Allen & Snyder LLP.

5.4	*	Opinion of K&L Gates LLP.

5.5	*	Opinion of K&L Gates LLP.

5.6	**	Opinion of Pierce Atwood LLP.

10.1	#	EarthLink, Inc. Stock Incentive Plan, as amended (incorporated by reference to Exhibit 4.4 of EarthLink, Inc.'s Post Effective Amendment to Registration Statement on Form S-8 dated February 2, 2004—File No. 333-39456).

10.2	#	EarthLink, Inc. Equity Plan for Non-Employee Directors, as amended (incorporated by reference to Exhibit 4.4 of EarthLink, Inc.'s Post Effective Amendment to Registration Statement on Form S-8 dated February 2, 2004—File No. 333-108065).

10.3	#	EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.1 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.4	#	EarthLink, Inc. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company (incorporated by reference to Exhibit 10.1 to EarthLink, Inc.'s Report on Form 8-K dated April 14, 2006).

10.5	#	1995 Stock Option Plan (incorporated by reference to Exhibit 4.4 of EarthLink, Inc.'s Registration Statement on Form S-8 dated February 10, 2000—File No. 333-30024).

10.6	#	MindSpring Enterprises, Inc. 1995 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.5 of EarthLink, Inc.'s Registration Statement on Form S-8 dated February 10, 2000—File No. 333-30024).

10.7	#	MindSpring Enterprises, Inc. 1995 Directors Stock Option Plan, as amended (incorporated by reference to Exhibit 4.6 of EarthLink, Inc.'s Registration Statement on Form S-8 dated February 10, 2000—File No. 333-30024).

10.8	#	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.9	#	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.10	#	Form of Performance Accelerated Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.11	#	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.4 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.12	#	Form of Nonqualified Stock Option Agreement for Nonemployee Directors (incorporated by reference to Exhibit 10.5 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.13	#	Form of Restricted Stock Unit Agreement for Nonemployee Directors (incorporated by reference to Exhibit 10.6 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.14	#	Form of Incentive Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.2 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.15	#	Form of Nonqualified Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.3 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.16	#	Form of Nonqualified Stock Option Agreement for Directors under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.4 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.17	#	Form of Restricted Stock Unit Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.5 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.18	#	Form of Restricted Stock Unit Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.50 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2007—File No. 001-15605).

10.19	#	Form of Restricted Stock Unit Agreement for Nonemployee Directors (incorporated by reference to Exhibit 10.19 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2009—File No. 001-15605).

10.20	#	Form of Award Agreement under EarthLink, Inc. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 dated May 5, 2006—File No. 333-133870).

10.21	#	Restricted Stock Unit Agreement dated as of February 8, 2008 for Rolla P. Huff under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.4 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended June 30, 2008—File No. 001-15605).

10.22		Office Lease Agreement dated November 16, 1999, between Kingston Atlanta Partners, L.P. and MindSpring Enterprises, Inc., as amended (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2001—File No. 001-15605).

10.23		Fourth Amendment to Office Lease between California State Teacher's Retirement System and EarthLink, Inc. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated December 30, 2004—File No. 001-15605).

10.24		Office Lease by and between The Mutual Life Insurance Company of New York, and EarthLink Network, Inc., dated September 20, 1996, as amended (incorporated by reference to Exhibit 10.2 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2001—File No. 001-15605).

10.25		Lease Agreement Between WHMNY Real Estate Limited Partnership and EarthLink, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated October 14, 2005—File No. 001-15605).

10.26		Amended and Restated Employment Agreement, dated December 30, 2008, between EarthLink, Inc. and Rolla P. Huff, President and Chief Executive Officer of EarthLink, Inc. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.27		Amended and Restated Employment Agreement, dated December 30, 2008, between EarthLink, Inc. and Joseph M. Wetzel, Chief Operating Officer of EarthLink, Inc. (incorporated by reference to Exhibit 10.2 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.28	#	EarthLink, Inc. Board of Directors Compensation Plan, effective January 2011 (incorporated by reference to Exhibit 10.28 of EarthLink, Inc.'s Report on Form 10-K for the annual period ended December 31, 2010—File No. 001-15605.)

10.29	#	Amended and Restated Change-in-Control Accelerated Vesting and Severance Plan, effective as of February 3, 2010 (incorporated by reference to Exhibit 10.29 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2009—File No. 001-15605).

10.30	#	Executives' Position Elimination and Severance Plan, amended and restated effected as of December 15, 2008 (incorporated by reference to Exhibit 10.30 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2008—File No. 001-15605).

10.31		Summary of 2010 bonus payments and 2011 salaries for executive officers (incorporated by reference to EarthLink, Inc.'s Report on Form 8-K dated February 7, 2011—File No. 001-15605).

10.32	#	Form of Executive Retention Incentive Award Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.3 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.33	#	Form of Retention Incentive Award Agreement for Rolla P. Huff under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.4 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.34	+	High-Speed Service Agreement between EarthLink, Inc. and Time Warner Cable Inc. (incorporated by reference to Exhibit 10.5 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.35	+	Third Amendment, effective as of October 31, 2010, to the High-Speed Service Agreement, dated as of June 30, 2006, as amended, by and between Time Warner Cable Inc. and EarthLink, Inc. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated December 1, 2010—File No. 001-15605).

10.36		Written Consent and Voting Agreement, dated as of October 1, 2010. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated October 1, 2010—File No. 001-15605).

10.37		Security Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc. from time to time party thereto and The Bank of New York Mellon Trust Company, N,.A., as Collateral Agent for the First Lien Secured Parties referred to therein (incorporated by referent to Exhibit 4.3 to ITC^DeltaCom, Inc.'s Report on Form 8-K dated April 9, 2010—File No. 000-23253).

10.38		Credit Agreement, dated May 20, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative and collateral agent, Regions Capital Markets and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Trust Company Americas, as Syndication Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to EarthLink, Inc.'s Report on Form 8-K dated May 20, 2011—File No. 001-15605).

12.1	*	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 22.1 to EarthLink, Inc.'s Registration on Form 10-K for the year ended December 31, 2010—File No. 001-15605).

23.1	**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2	**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.3	**	Consent of BDO USA, LLP, an independent registered public accounting firm.

23.4	**	Consent of Deloitte & Touche LLP, independent auditor.

23.5		Consent of Troutman Sanders LLP (included in Exhibit 5.1 hereto).

23.6		Consent of Dinse, Knapp and McAndrew, P.C. (included in Exhibit 5.2 hereto).

23.7		Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5.3 hereto).

23.8		Consent of K&L Gates LLP (included in Exhibit 5.4 hereto).

23.9		Consent of K&L Gates LLP (included in Exhibit 5.5 hereto).

23.10		Consent of Pierce Atwood LLP (included in Exhibit 5.6 hereto).

24.1		Powers of Attorney (see the Power of Attorney in the signature pages hereto)

25.1	*	Form T-1 Statement of Eligibility and Qualification of the Trustee with respect to the Senior Notes due 2019

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Letter to Clients

99.3	*	Form of Letter to Registered Holders

99.4	*	Form of Notice of Guaranteed Delivery

*
Previously filed.

**
Filed herewith.

#
Management compensatory plan or arrangement.

+
Confidential treatment has been requested with respect to portions of this exhibit.

Item 22.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        Provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          2.     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          4.     That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

              (i)  Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

             (ii)  Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          5.     That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (b)   The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, and will be governed by the final adjudication of such issue.

        (d)   The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        (e)   The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

EARTHLINK, INC.
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011
* Susan D. Bowick	Director	July 11, 2011
* Nathaniel A. Davis	Director	July 11, 2011
* Marce Fuller	Director	July 11, 2011
* David A. Koretz	Director	July 11, 2011

Signature	Title	Date

* Thomas E. Wheeler	Director	July 11, 2011
* M. Wayne Wisehart	Director	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

CHOICE ONE COMMUNICATIONS INTERNATIONAL INC.
CHOICE ONE COMMUNICATIONS OF CONNECTICUT INC.
CHOICE ONE COMMUNICATIONS OF MAINE INC.
CHOICE ONE COMMUNICATIONS OF MASSACHUSETTS INC.
CHOICE ONE COMMUNICATIONS OF NEW YORK INC.
CHOICE ONE COMMUNICATIONS OF OHIO INC.
CHOICE ONE COMMUNICATIONS OF PENNSYLVANIA INC.
CHOICE ONE COMMUNICATIONS OF RHODE ISLAND INC.
CHOICE ONE COMMUNICATIONS OF VERMONT INC.
CHOICE ONE OF NEW HAMPSHIRE INC.
CONNECTICUT TELEPHONE & COMMUNICATION SYSTEMS, INC.
CONVERSENT COMMUNICATIONS OF MASSACHUSETTS, INC.
CONVERSENT COMMUNICATIONS, INC.
CONVERSENT HOLDINGS, INC.
CTBB HOLDINGS, INC.
CTC COMMUNICATIONS CORP.
CTC COMMUNICATIONS OF VIRGINIA, INC.
INTELECOM DATA SYSTEMS, INC.
LIGHTSHIP HOLDING, INC.
LOGICALSOLUTIONS.NET, INC.
ONE COMMUNICATIONS ACQUISITION CORP. I
ONE COMMUNICATIONS CORP.
ONE COMMUNICATIONS MANAGEMENT CO.
ONE COMMUNICATIONS MERGER CORP. I
REON BROADBAND CORP.
US XCHANGE INC.
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

EARTHLINK BUSINESS HOLDING CORP
NEW EDGE HOLDING COMPANY
NEW EDGE NETWORK, INC.
NEW EDGE NETWORKS OF VIRGINIA, INC.
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Sole Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

CHOICE ONE COMMUNICATIONS RESALE L.L.C.
By:	CHOICE ONE COMMUNICATIONS OF NEW YORK INC., its Sole Member
By:	/s/ BRADLEY A. FERGUSON
Bradley A. Ferguson
Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

CONNECTICUT BROADBAND, LLC
By:	CTBB HOLDINGS, INC., its Sole Member
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

CONVERSENT COMMUNICATIONS LONG DISTANCE, LLC
CONVERSENT COMMUNICATIONS OF CONNECTICUT, LLC
CONVERSENT COMMUNICATIONS OF MAINE, LLC
CONVERSENT COMMUNICATIONS OF NEW HAMPSHIRE, LLC
CONVERSENT COMMUNICATIONS OF NEW JERSEY, LLC
CONVERSENT COMMUNICATIONS OF NEW YORK, LLC
CONVERSENT COMMUNICATIONS PENNSYLVANIA, LLC
CONVERSENT COMMUNICATIONS OF RHODE ISLAND, LLC
CONVERSENT COMMUNICATIONS OF VERMONT, LLC
CONVERSENT COMMUNICATIONS RESALE L.L.C.
By:	CONVERSENT COMMUNICATIONS, LLC, its Sole Member
By:	CONVERSENT HOLDINGS, INC., its Sole Member
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

CONVERSENT COMMUNICATIONS, LLC CONVERSENT DATA VAULT, LLC
By:	CONVERSENT HOLDINGS, INC., its Sole Member
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

CVB NORTHWEST, LLC
By:	ONE COMMUNICATIONS CORP., its Sole Member
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

LIGHTSHIP TELECOM, LLC
By:	LIGHTSHIP HOLDING, INC., its Sole Member
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, each of the following registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on July 11, 2011.

US XCHANGE OF ILLINOIS, L.L.C. US XCHANGE OF INDIANA, L.L.C. US XCHANGE OF MICHIGAN, L.L.C. US XCHANGE OF WISCONSIN, L.L.C.
By:	US XCHANGE INC., its Sole Member
By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Executive Vice President, Chief Financial Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Rolla P. Huff	Chief Executive Officer and Director (Principal Executive Officer)	July 11, 2011
/s/ BRADLEY A. FERGUSON Bradley A. Ferguson	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)	July 11, 2011

*By:	/s/ BRADLEY A. FERGUSON Bradley A. Ferguson Attorney-in-fact

EXHIBIT INDEX

3.1(a	)	Second Restated Certificate of Incorporation of EarthLink, Inc., as amended (incorporated herein by reference to Exhibit 3.1 to EarthLink's Registration Statement on Form S-8 dated May 3, 2011—File No. 333-173889).

3.1(b)	*	Certificate of Incorporation of Choice One Communications International Inc., as amended.

3.1(c)	*	Certificate of Incorporation of Choice One Communications of Connecticut Inc., as amended.

3.1(d)	*	Certificate of Incorporation of Choice One Communications of Maine Inc., as amended.

3.1(e)	*	Certificate of Incorporation of Choice One Communications of Massachusetts Inc., as amended.

3.1(f)	*	Certificate of Incorporation of Choice One Communications of New York Inc., as amended.

3.1(g)	*	Certificate of Incorporation of Choice One Communications of Ohio Inc., as amended.

3.1(h)	*	Certificate of Incorporation of Choice One Communications of Pennsylvania Inc., as amended.

3.1(i)	*	Certificate of Incorporation of Choice One Communications of Rhode Island Inc., as amended.

3.1(j)	*	Certificate of Incorporation of Choice One Communications of Vermont Inc., as amended.

3.1(k)	*	Certificate of Formation of Choice One Communications Resale L.L.C.

3.1(l)	*	Certificate of Incorporation of Choice One of New Hampshire Inc., as amended.

3.1(m)	*	Articles of Organization of Connecticut Broadband, LLC, as amended.

3.1(n)	*	Certificate of Incorporation of Connecticut Telephone & Communication Systems, Inc.

3.1(o)	*	Certificate of Formation of Conversent Communications Long Distance, LLC, as amended.

3.1(p)	*	Articles of Organization of Conversent Communications of Connecticut, LLC, as amended.

3.1(q)	*	Articles of Organization of Conversent Communications of Maine, LLC, as amended.

3.1(r)	*	Articles of Entity Conversion to a Domestic Business Corporation of Conversent Communications of Massachusetts, Inc.

3.1(s)	*	Certificate of Formation of Conversent Communications of New Hampshire, LLC, as amended.

3.1(t)	*	Certificate of Formation of Conversent Communications of New Jersey, LLC.

3.1(u)	*	Articles of Organization of Conversent Communications of New York, LLC, as amended.

3.1(v)	*	Certificate of Organization of Conversent Communications of Pennsylvania, LLC, as amended.

3.1(w)	*	Articles of Organization of Conversent Communications of Rhode Island, LLC, as amended.

3.1(x)	*	Articles of Organization of Conversent Communications of Vermont, LLC, as amended.

3.1(y)	*	Certificate of Formation of Conversent Communications Resale L.L.C.

3.1(z)	*	Amended and Restated Certificate of Incorporation of Conversent Communications, Inc.

3.1(aa)	*	Articles of Organization of Conversent Communications, LLC, as amended.

3.1(bb)	*	Certificate of Organization of Conversent Data Vault, LLC, as amended.

3.1(cc)	*	Fifth Amended and Fully Restated Certificate of Incorporation of Conversent Holdings, Inc.

3.1(dd)	*	Certificate of Incorporation of CTBB Holdings, Inc., as amended.

3.1(ee)	*	Restated Articles of Organization of CTC Communications Corp.

3.1(ff)	*	Articles of Incorporation of CTC Communications of Virginia, Inc., as amended.

3.1(gg)	*	Certificate of Formation of CVB Northwest, LLC, as amended.

3.1(hh)	*	Certificate of Incorporation of EarthLink Business Holding Corp.

3.1(ii)	*	Articles of Incorporation of Intelecom Data Systems, Inc., as amended.

3.1(jj)	*	Restated Certificate of Incorporation of Lightship Holding, Inc.

3.1(kk)	*	Certificate of Formation of Lightship Telecom, LLC, as amended.

3.1(ll)	*	Certificate of Incorporation of LogicalSolutions.net, Inc.

3.1(mm)	*	Amended and Restated Certificate of Incorporation of New Edge Holding Company.

3.1(nn)	*	Amended and Restated Certificate of Incorporation of New Edge Network, Inc.

3.1(oo)	*	Amended and Restated Articles of Incorporation of New Edge Networks of Virginia, Inc.

3.1(pp)	*	Certificate of Incorporation of One Communications Acquisition Corp. I, as amended.

3.1(qq)	*	Amended Certificate of Incorporation of One Communications Corp.

3.1(rr)	*	Certificate of Incorporation of One Communications Management Co., as amended.

3.1(ss)	*	Certificate of Incorporation of One Communications Merger Corp. I.

3.1(tt)	*	Restated Certificate of Incorporation of REON Broadband Corp.

3.1(uu)	*	Certificate of Incorporation of US Xchange Inc., as amended.

3.1(vv)	*	Certificate of Formation of US Xchange of Illinois, L.L.C., as amended.

3.1(ww)	*	Certificate of Formation of US Xchange of Indiana, L.L.C., as amended.

3.1(xx)	*	Certificate of Formation of US Xchange of Michigan, L.L.C., as amended.

3.1(yy)	*	Certificate of Formation of US Xchange of Wisconsin, L.L.C., as amended.

3.2(a	)	Third Amended and Restated Bylaws of EarthLink, Inc. (incorporated herein by reference to Exhibit 3.2 of EarthLink, Inc.'s Registration Statement on Form S-8 dated May 3, 2011—File No. 333-173889).

3.2(b)	*	Corporate By-laws of Choice One Communications International Inc.

3.2(c)	*	Corporate By-laws of Choice One Communications of Connecticut Inc.

3.2(d)	*	Corporate By-laws of Choice One Communications of Maine Inc.

3.2(e)	*	Corporate By-laws of Choice One Communications of Massachusetts Inc.

3.2(f)	*	Corporate By-laws of Choice One Communications of New York Inc.

3.2(g)	*	Corporate By-laws of Choice One Communications of Ohio Inc.

3.2(h)	*	Corporate By-laws of Choice One Communications of Pennsylvania Inc.

3.2(i)	*	Corporate By-laws of Choice One Communications of Rhode Island Inc.

3.2(j)	*	Corporate By-laws of Choice One Communications of Vermont Inc.

3.2(k)	*	Limited Liability Company Operating Agreement of Choice One Communications Resale L.L.C., as amended.

3.2(l)	*	Corporate By-laws of Choice One of New Hampshire Inc.

3.2(m)	*	Sixth Amended and Restated Operating Agreement of Connecticut Broadband, LLC.

3.2(n)	*	By-laws of Connecticut Telephone & Communication Systems, Inc.

3.2(o)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications Long Distance, LLC.

3.2(p)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications Connecticut, LLC.

3.2(q)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Maine, LLC.

3.2(r)	*	Corporate By-laws of Conversent Communications of Massachusetts, Inc.

3.2(s)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of New Hampshire, LLC.

3.2(t)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of New Jersey, LLC.

3.2(u)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of New York, LLC, as amended.

3.2(v)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Pennsylvania, LLC.

3.2(w)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Rhode Island, LLC.

3.2(x)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications of Vermont, LLC.

3.2(y)	*	Limited Liability Company Operating Agreement of Conversent Communications Resale L.L.C.

3.2(z)	*	Corporate By-laws of Conversent Communications, Inc.

3.2(aa)	*	Second Amended and Restated Limited Liability Company Operating Agreement of Conversent Communications, LLC.

3.2(bb)	*	Amended and Restated Limited Liability Company Operating Agreement of Conversent Data Vault, LLC.

3.2(cc)	*	Corporate By-laws of Conversent Holdings, Inc.

3.2(dd)	*	Corporate By-laws of CTBB Holdings, Inc.

3.2(ee)	*	Corporate By-laws of CTC Communications Corp.

3.2(ff)	*	Corporate By-laws of CTC Communications of Virginia, Inc.

3.2(gg)	*	Second Amended and Restated Limited Liability Company Operating Agreement of CVB Northwest, LLC.

3.2(hh)	*	Bylaws of EarthLink Business Holding Corp.

3.2(ii)	*	Amended and Restated By-laws of Intelecom Data Systems, Inc.

3.2(jj)	*	Corporate By-laws of Lightship Holding, Inc.

3.2(kk)	*	Second Amended and Restated Limited Liability Company Operating Agreement of Lightship Telecom, LLC.

3.2(ll)	*	By-laws of LogicalSolutions.net, Inc.

3.2(mm)	*	Amended and Restated Bylaws of New Edge Holding Company.

3.2(nn)	*	Bylaws of New Edge Network, Inc.

3.2(oo)	*	Bylaws of New Edge Networks of Virginia, Inc.

3.2(pp)	*	Corporate By-laws of One Communications Acquisition Corp. I.

3.2(qq)	*	Third Amended and Restated Bylaws of One Communications Corp.

3.2(rr)	*	Corporate By-laws of One Communications Management Co.

3.2(ss)	*	Corporate By-laws of One Communications Merger Corp. I.

3.2(tt)	*	Corporate By-laws of REON Broadband Corp.

3.2(uu)	*	Corporate By-laws of US Xchange Inc.

3.2(vv)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Illinois, L.L.C.

3.2(ww)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Indiana, L.L.C.

3.2(xx)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Michigan, L.L.C.

3.2(yy)	*	Amended and Restated Limited Liability Company Operating Agreement of US Xchange of Wisconsin, L.L.C.

4.1(a	)	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.3 of the Registration Statement on Form S-8 of EarthLink, Inc. dated February 10, 2000—File No. 333-30024).

4.2		Rights Agreement, dated as of August 6, 2002, between EarthLink, Inc. and American Stock Transfer and Trust Co. (incorporated by reference to Exhibit 4.1 of EarthLink, Inc.'s Current Report on Form 8-K dated August 6, 2002—File No. 001-15605).

4.3		Indenture, dated November 17, 2006, by and between EarthLink, Inc. and Wells Fargo Bank, N.A. (incorporated by reference to Exhibit 4.1 of EarthLink, Inc.'s Current Report on Form 8-K dated November 17, 2006—File No. 001-15605).

4.4		Indenture, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the Guarantors parties thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee, including the form of Global Note thereunder (incorporated by reference to Exhibit 4.1 to ITC^DeltaCom, Inc.'s Report on Form 8-K dated April 9, 2010—File No. 000-23253).

4.5		Indenture, dated May 17, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of EarthLink, Inc.'s Current Report on Form 8-K dated May 17, 2011—File No. 001-15605).

4.6	*	First Supplemental Indenture, dated June 7, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto and Deutsche Bank Trust Company Americas, as trustee.

4.7		Registration Rights Agreement, dated May 17, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto and Deutsche Bank Securities Inc., as representative to the initial purchasers listed on Schedule 1 of the Purchase Agreement (incorporated by reference to Exhibit 4.2 of EarthLink, Inc.'s Current Report on Form 8-K dated May 17, 2011—File No. 001-15605).

5.1	**	Opinion of Troutman Sanders LLP.

5.2	**	Opinion of Dinse, Knapp and McAndrew, P.C.

5.3	*	Opinion of Hinckley, Allen & Snyder LLP.

5.4	*	Opinion of K&L Gates LLP.

5.5	*	Opinion of K&L Gates LLP.

5.6	**	Opinion of Pierce Atwood LLP.

10.1	#	EarthLink, Inc. Stock Incentive Plan, as amended (incorporated by reference to Exhibit 4.4 of EarthLink, Inc.'s Post Effective Amendment to Registration Statement on Form S-8 dated February 2, 2004—File No. 333-39456).

10.2	#	EarthLink, Inc. Equity Plan for Non-Employee Directors, as amended (incorporated by reference to Exhibit 4.4 of EarthLink, Inc.'s Post Effective Amendment to Registration Statement on Form S-8 dated February 2, 2004—File No. 333-108065).

10.3	#	EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.1 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.4	#	EarthLink, Inc. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company (incorporated by reference to Exhibit 10.1 to EarthLink, Inc.'s Report on Form 8-K dated April 14, 2006).

10.5	#	1995 Stock Option Plan (incorporated by reference to Exhibit 4.4 of EarthLink, Inc.'s Registration Statement on Form S-8 dated February 10, 2000—File No. 333-30024).

10.6	#	MindSpring Enterprises, Inc. 1995 Stock Option Plan, as amended (incorporated by reference to Exhibit 4.5 of EarthLink, Inc.'s Registration Statement on Form S-8 dated February 10, 2000—File No. 333-30024).

10.7	#	MindSpring Enterprises, Inc. 1995 Directors Stock Option Plan, as amended (incorporated by reference to Exhibit 4.6 of EarthLink, Inc.'s Registration Statement on Form S-8 dated February 10, 2000—File No. 333-30024).

10.8	#	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.9	#	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.10	#	Form of Performance Accelerated Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.3 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.11	#	Form of Restricted Stock Unit Agreement (incorporated by reference to Exhibit 10.4 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.12	#	Form of Nonqualified Stock Option Agreement for Nonemployee Directors (incorporated by reference to Exhibit 10.5 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.13	#	Form of Restricted Stock Unit Agreement for Nonemployee Directors (incorporated by reference to Exhibit 10.6 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended September 30, 2005—File No. 001-15605).

10.14	#	Form of Incentive Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.2 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.15	#	Form of Nonqualified Stock Option Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.3 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.16	#	Form of Nonqualified Stock Option Agreement for Directors under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.4 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.17	#	Form of Restricted Stock Unit Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.5 to EarthLink, Inc.'s Report on Form 8-K dated May 5, 2006).

10.18	#	Form of Restricted Stock Unit Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.50 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2007—File No. 001-15605).

10.19	#	Form of Restricted Stock Unit Agreement for Nonemployee Directors (incorporated by reference to Exhibit 10.19 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2009—File No. 001-15605).

10.20	#	Form of Award Agreement under EarthLink, Inc. Stock Option Plan for Inducement Awards Relating to the Acquisition of New Edge Holding Company (incorporated by reference to Exhibit 4.4 to the Registration Statement on Form S-8 dated May 5, 2006—File No. 333-133870).

10.21	#	Restricted Stock Unit Agreement dated as of February 8, 2008 for Rolla P. Huff under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.4 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended June 30, 2008—File No. 001-15605).

10.22		Office Lease Agreement dated November 16, 1999, between Kingston Atlanta Partners, L.P. and MindSpring Enterprises, Inc., as amended (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2001—File No. 001-15605).

10.23		Fourth Amendment to Office Lease between California State Teacher's Retirement System and EarthLink, Inc. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated December 30, 2004—File No. 001-15605).

10.24		Office Lease by and between The Mutual Life Insurance Company of New York, and EarthLink Network, Inc., dated September 20, 1996, as amended (incorporated by reference to Exhibit 10.2 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2001—File No. 001-15605).

10.25		Lease Agreement Between WHMNY Real Estate Limited Partnership and EarthLink, Inc. dated September 19, 2005 (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated October 14, 2005—File No. 001-15605).

10.26		Amended and Restated Employment Agreement, dated December 30, 2008, between EarthLink, Inc. and Rolla P. Huff, President and Chief Executive Officer of EarthLink, Inc. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.27		Amended and Restated Employment Agreement, dated December 30, 2008, between EarthLink, Inc. and Joseph M. Wetzel, Chief Operating Officer of EarthLink, Inc. (incorporated by reference to Exhibit 10.2 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.28	#	EarthLink, Inc. Board of Directors Compensation Plan, effective January 2011 (incorporated by reference to Exhibit 10.28 of EarthLink, Inc.'s Report on Form 10-K for the annual period ended December 31, 2010—File No. 001-15605.)

10.29	#	Amended and Restated Change-in-Control Accelerated Vesting and Severance Plan, effective as of February 3, 2010 (incorporated by reference to Exhibit 10.29 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2009—File No. 001-15605).

10.30	#	Executives' Position Elimination and Severance Plan, amended and restated effected as of December 15, 2008 (incorporated by reference to Exhibit 10.30 of EarthLink, Inc.'s Report on Form 10-K for the year ended December 31, 2008—File No. 001-15605).

10.31		Summary of 2010 bonus payments and 2011 salaries for executive officers (incorporated by reference to EarthLink, Inc.'s Report on Form 8-K dated February 7, 2011—File No. 001-15605).

10.32	#	Form of Executive Retention Incentive Award Agreement under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.3 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.33	#	Form of Retention Incentive Award Agreement for Rolla P. Huff under the EarthLink, Inc. 2006 Equity and Cash Incentive Plan (incorporated by reference to Exhibit 10.4 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.34	+	High-Speed Service Agreement between EarthLink, Inc. and Time Warner Cable Inc. (incorporated by reference to Exhibit 10.5 of EarthLink, Inc.'s Report on Form 10-Q for the quarterly period ended March 31, 2009—File No. 001-15605).

10.35	+	Third Amendment, effective as of October 31, 2010, to the High-Speed Service Agreement, dated as of June 30, 2006, as amended, by and between Time Warner Cable Inc. and EarthLink, Inc. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated December 1, 2010—File No. 001-15605).

10.36		Written Consent and Voting Agreement, dated as of October 1, 2010. (incorporated by reference to Exhibit 10.1 of EarthLink, Inc.'s Report on Form 8-K dated October 1, 2010—File No. 001-15605).

10.37		Security Agreement, dated as of April 9, 2010, among ITC^DeltaCom, Inc., the subsidiaries of ITC^DeltaCom, Inc. from time to time party thereto and The Bank of New York Mellon Trust Company, N,.A., as Collateral Agent for the First Lien Secured Parties referred to therein (incorporated by referent to Exhibit 4.3 to ITC^DeltaCom, Inc.'s Report on Form 8-K dated April 9, 2010—File No. 000-23253).

10.38		Credit Agreement, dated May 20, 2011, among EarthLink, Inc., the subsidiary guarantors party thereto, Regions Bank, as administrative and collateral agent, Regions Capital Markets and Deutsche Bank Securities Inc., as Joint Lead Arrangers and Joint Book Managers, Deutsche Bank Trust Company Americas, as Syndication Agent, and the lenders party thereto (incorporated by reference to Exhibit 10.1 to EarthLink, Inc.'s Report on Form 8-K dated May 20, 2011—File No. 001-15605).

12.1	*	Statement of Computation of Ratio of Earnings to Fixed Charges

21.1		Subsidiaries of the Registrant (incorporated by reference to Exhibit 22.1 to EarthLink, Inc.'s Registration on Form 10-K for the year ended December 31, 2010—File No. 001-15605).

23.1	**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.2	**	Consent of Ernst & Young LLP, an independent registered public accounting firm.

23.3	**	Consent of BDO USA, LLP, an independent registered public accounting firm.

23.4	**	Consent of Deloitte & Touche LLP, independent auditor.

23.5		Consent of Troutman Sanders LLP (included in Exhibit 5.1 hereto).

23.6		Consent of Dinse, Knapp and McAndrew, P.C. (included in Exhibit 5.2 hereto).

23.7		Consent of Hinckley, Allen & Snyder LLP (included in Exhibit 5.3 hereto).

23.8		Consent of K&L Gates LLP (included in Exhibit 5.4 hereto).

23.9		Consent of K&L Gates LLP (included in Exhibit 5.5 hereto).

23.10		Consent of Pierce Atwood LLP (included in Exhibit 5.6 hereto).

24.1		Powers of Attorney (see the Power of Attorney in the signature pages hereto)

25.1	*	Form T-1 Statement of Eligibility and Qualification of the Trustee with respect to the Senior Notes due 2019

99.1	*	Form of Letter of Transmittal

99.2	*	Form of Letter to Clients

99.3	*	Form of Letter to Registered Holders

99.4	*	Form of Notice of Guaranteed Delivery

*
Previously filed.

**
Filed herewith.

#
Management compensatory plan or arrangement.

+
Confidential treatment has been requested with respect to portions of this exhibit.